UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Becton, Dickinson and Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880
www.bd.com
December 23, 2009
Dear Fellow Shareholders:
          You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Becton, Dickinson and Company (“BD”) to be held at 1:00 p.m. EST on Tuesday, February 2, 2010 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey. You will find directions to the meeting on the back cover of the accompanying proxy statement.
          The notice of meeting and proxy statement describe the matters to be acted upon at the meeting. We also will report on matters of interest to BD shareholders.
          Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting. You may vote by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided. You may also vote in person at the Annual Meeting.
          Thank you for your continued support of BD.
Sincerely,

Edward J. Ludwig
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880
December 23, 2009
          The 2010 Annual Meeting of Shareholders of Becton, Dickinson and Company (“BD”) will be held as follows:

DATE:	Tuesday, February 2, 2010
TIME:	1:00 p.m. EST
LOCATION:	Hilton Short Hills
41 John F. Kennedy Parkway
Short Hills, New Jersey
PURPOSE:	To consider and act upon the following proposals:
1. The election as directors of the eight nominees named in the attached proxy statement for a one-year term;
2. The ratification of the selection of the independent registered public accounting firm;
3. Approval of an amendment to BD’s By-Laws to permit holders of at least 25% of the voting power of the outstanding capital stock to call a special meeting of shareholders;
4. Approval of an amendment to the 2004 Employee and Director Equity-Based Compensation Plan;
5. Approval of material terms of performance goals;
6. A shareholder proposal relating to majority voting;
7. A shareholder proposal relating to cumulative voting; and
8. Such other business as may properly come before the meeting.
          Shares represented by properly executed proxies will be voted in accordance with the instructions specified therein. Shares represented by proxies that are not limited to the contrary will be voted for the election as directors of the persons nominated in the accompanying proxy statement (Proposal 1), for Proposals 2, 3, 4 and 5, and against Proposals 6 and 7.
          Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Shareholders to be held on February 2, 2010. BD’s proxy statement and 2009 Annual Report, which includes consolidated financial statements, are available at www.bd.com/investors/.
          Shareholders of record at the close of business on December 11, 2009 will be entitled to attend and vote at the meeting.
By order of the Board of Directors,

Dean J. Paranicas
Vice President, Corporate Secretary and Public Policy

It is important that your shares be represented and voted,
whether or not you plan to attend the meeting.
YOU CAN VOTE BY PROXY OR SUBMIT VOTING INSTRUCTIONS IN
ONE OF THREE WAYS:
1.	VIA THE INTERNET:
Visit the website noted on your proxy/voting instruction card.

2.	BY TELEPHONE:
Use the toll-free telephone number noted on your proxy/voting instruction card.

3.	BY MAIL:
Promptly return your signed and dated proxy/voting instruction card in the enclosed envelope.

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS
Tuesday, February 2, 2010

BECTON, DICKINSON AND COMPANY
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880

GENERAL INFORMATION
Proxy Solicitation
          These proxy materials are being mailed or otherwise sent to shareholders of Becton, Dickinson and Company (“BD”) on or about December 23, 2009 in connection with the solicitation of proxies by the Board of Directors for BD’s Annual Meeting of Shareholders (the “2010 Annual Meeting”) to be held at 1:00 p.m. EST on Tuesday, February 2, 2010 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey. Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Shareholders to be held on February 2, 2010. This proxy statement and BD’s 2009 Annual Report (the “2009 Annual Report”) are also available at www.bd.com/investors/.
          Directors, officers and other BD associates also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. BD has retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee not to exceed $20,000 plus expenses. The cost of soliciting proxies will be borne by BD.
Shareholders Entitled to Vote; Attendance at the Meeting
          Shareholders of record at the close of business on December 11, 2009 are entitled to notice of and to vote at the meeting. As of such date, there were 236,927,176 shares of BD common stock outstanding, each entitled to one vote.
          If your shares are held in the name of a bank, broker or other holder of record (also known as “street name”) and you wish to attend the meeting, you must present proof of ownership as of the record date, such as a current bank or brokerage account statement, to be admitted. BD also may request appropriate identification as a condition of admission.
Quorum; Required Vote
          The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Abstentions and shares that brokers have the authority to vote in the absence of timely instructions from the beneficial owners are treated as present for the purposes of determining a quorum.
          Directors are elected by a plurality of the votes cast at the meeting (Proposal 1). Under New Jersey law, abstentions and shares (if any) for which brokers do not have the authority to vote in the absence of instructions from beneficial owners (“broker non-votes”) will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote for directors. Under BD’s Corporate Governance Principles (the “Principles”), any nominee for director who receives a greater number of votes “withheld” than votes “for” is required to offer to submit his or her resignation from the Board following the shareholder vote. The Board will consider what action is to be taken with respect to the same. We will publicly disclose the Board’s decision. A more detailed description of these procedures is contained on page 14 under the heading “Corporate Governance—Significant Governance Practices—Voting for Directors” and in the Principles, which are available on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of the Principles may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 1-201-847-6800.
          Approval of Proposals 2, 3, 4, 5, 6 and 7 requires the affirmative vote of a majority of the votes cast at the meeting. Under New Jersey law, in determining whether any of these proposals has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes cast, and, accordingly, will not affect the outcome of the vote. Proposals 2 and 3 are “discretionary items” and New York Stock Exchange (“NYSE”) member brokers that do not receive instructions on how to vote may cast those votes in their discretion.

How to Vote
          Shareholders of record may attend and cast their votes at the meeting. In addition, shareholders of record may cast their vote by proxy and participants in the BD plans described below may submit their voting instructions by:
(1)	using the internet and voting at the website listed on the enclosed proxy/voting instruction card (the “proxy card”);

(2)	using the toll-free telephone number listed on the enclosed proxy card; or

(3)	signing, completing and returning the enclosed proxy card in the enclosed postage-paid envelope.
          Votes cast through the internet and telephone voting procedures are authenticated by use of a personal identification number. This procedure allows shareholders to appoint a proxy, and the various plan participants to provide voting instructions, and to confirm that their actions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. If you vote through the internet or by telephone, you do not need to return your proxy card. In order to be timely processed, voting instructions submitted by participants in BD’s Global Share Investment Program (“GSIP”) must be received by 12:00 p.m. EST on January 27, 2010, and voting instructions submitted by participants in all other BD plans must be received by 12:00 p.m. EST on January 29, 2010. All proxies submitted through the internet or by telephone must be received by 11:00 a.m. EST on February 2, 2010.
          If you are the beneficial owner of shares held in “street name,” you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form provided to you by them, or by following their instructions for voting through the internet or by telephone. In the alternative, you may vote in person at the meeting if you obtain a valid proxy from your bank, broker or other nominee and present it at the meeting.
Savings Incentive Plan (SIP)
          Participants in SIP may instruct the SIP trustee how to vote all shares of BD common stock allocated to their SIP accounts. The SIP trustee will vote the SIP shares for which it has not received instructions in the same proportion as the SIP shares for which it has received instructions.
Participants in Other Plans
          Participants in the Savings Incentive Plan of Med-Safe Systems, Inc., a wholly-owned subsidiary of BD (the “Med-Safe Plan”), may instruct the Med-Safe Plan’s trustee how to vote all shares of BD common stock allocated to their accounts. The Med-Safe Plan’s trustee will vote shares for which it has not received instructions in the same proportion as the shares for which it has received instructions.
          Participants in BD’s Deferred Compensation and Retirement Benefit Restoration Plan (“DCP”), the 1996 Directors’ Deferral Plan (“DDP”), and GSIP (if so provided under the terms of the local country GSIP plan) may provide voting instructions for all shares of BD common stock allocated to that person’s plan account.
          Proxies representing shares of BD common stock held of record also will serve as proxies for shares held under the Direct Stock Purchase Plan sponsored and administered by Computershare Trust Company, N.A. and any shares of BD common stock allocated to participants’ accounts under the plans mentioned above, if the registrations are the same. Separate mailings will be made for shares not held under the same registrations.
Revocation of Proxies
          A proxy given by a shareholder of record may be revoked at any time before it is voted by sending written notice of revocation to the Corporate Secretary of BD at the address set forth above, by delivering a proxy (by one of the methods described above under the heading “How to Vote”) bearing a later date, or by voting in person at the meeting. Participants in the plans described above may revoke their voting instructions by delivering new voting instructions by one of the methods described above under the heading “How to Vote.”
          If you are the beneficial owner of shares held in “street name,” you may submit new voting instructions in the manner provided by your bank or broker or other nominee, or you may vote in person at the 2010 Annual Meeting in the manner described above under the heading “How to Vote.”
Other Matters
          The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

          Multiple BD shareholders who share an address may receive only one copy of this proxy statement and the 2009 Annual Report from their bank, broker or other nominee, unless contrary instructions are received. We will deliver promptly a separate copy of this proxy statement and the 2009 Annual Report to any BD shareholder who resides at a shared address, to which a single copy of the documents was delivered, if the shareholder makes a request by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 1-201-847-6800. Beneficial owners sharing an address who are receiving multiple copies of this proxy statement and the 2009 Annual Report and who wish to receive a single copy of each at the same address in the future will need to contact their bank, broker or other nominee.
OWNERSHIP OF BD COMMON STOCK
Securities Owned by Certain Beneficial Owners
          The following table sets forth as of September 30, 2009, information concerning those persons known to BD to be the beneficial owner of more than 5% of BD’s outstanding common stock. This information is as reported by such persons in their Schedule 13G filings with the Securities and Exchange Commission (“SEC”).

	Amount and
	Nature of
Name and Address of	Beneficial		Percent of
Beneficial Owner	Ownership		Class

State Street Corporation State Street Bank and Trust Company, Trustee State Street Financial Center One Lincoln Street Boston, MA 02111	13,819,337	(1)	5.8%

AXA Financial, Inc.	12,709,098	(2)	5.2%
1290 Avenue of the Americas New York, NY 10104

(1)	Includes shared investment power with respect to these shares, and sole voting power with respect to 8,566,444 of these shares, and shared voting power with respect to 5,252,893 of these shares.

(2)	Includes sole investment power with respect to these shares, and sole voting power with respect to 9,548,303 of these shares.
Securities Owned by Directors and Management
          The table on the following page sets forth as of November 30, 2009 information concerning the beneficial ownership of BD common stock by (i) each director, (ii) the executive officers named in the Summary Compensation Table on page 35, and (iii) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares that a director or executive officer has the power to vote or transfer, including shares that may be acquired under outstanding equity compensation awards or otherwise within 60 days of such date.
          No individual director or executive officer owns more than 1% of the outstanding BD common stock. Together, the directors and executive officers, as a group, own approximately 1.4% of the outstanding BD common stock as of November 30, 2009. Except as indicated in the footnotes to the table, each person has sole voting and investment power with respect to the shares he or she beneficially owns.

BD COMMON STOCK

	Amount and Nature of
	Beneficial Ownership
	Shares Owned	Shares That May Be
	Directly and	Acquired within	Total Shares	Percentage of
Name	Indirectly(1)	60 days(2)	Beneficially Owned	Class
Basil L. Anderson	5,362	10,702	16,064	*
Henry P. Becton, Jr. (3)	768,542	24,382	792,924	*
John R. Considine	133,636	181,229	314,865	*
Edward F. DeGraan	7,678	14,279	21,957	*
David V. Elkins	0	0	0
Vincent A. Forlenza	70,486	250,748	321,234	*
Claire M. Fraser-Liggett	0	5,282	5,282	*
William A. Kozy	69,249	192,437	261,686	*
Marshall O. Larsen	1,376	3,653	5,029	*
Edward J. Ludwig	247,769	821,111	1,068,880	*
Adel A.F. Mahmoud	110	5,282	5,392	*
Gary A. Mecklenburg	3,157	10,702	13,859	*
Cathy E. Minehan	4,000	3,653	7,653	*
James F. Orr	11,437	14,279	25,716	*
Willard J. Overlock, Jr.	22,461	19,387	41,848	*
Bertram L. Scott	7,236	17,060	24,296	*
Alfred Sommer	12,407	16,340	28,747	*
Directors and executive officers as a group (23 persons)	1,506,160	1,915,608	3,421,768	1.4%

*	Represents less than 1% of the outstanding BD common stock.

(1)	Includes shares held directly, and, with respect to executive officers, indirect interests in BD common stock held under the SIP and the DCP, and, with respect to the non-management directors, indirect interests in BD common stock held under the DDP. Additional information on certain of these plans appears on pages 56-57.

(2)	Includes shares under outstanding stock options or stock appreciation rights that are exercisable or become exercisable within 60 days. Also includes, with respect to those executive officers who are retirement-eligible (Messrs. Ludwig, Considine, Forlenza and Kozy), shares issuable under restricted stock units upon retirement (with performance-based units being included at their target payout amounts). Also includes, with respect to each non-management director, shares issuable under restricted stock units upon the director’s termination of service on the Board, as more fully described in “Non-Management Directors’ Compensation—Equity-Based Compensation” on page 11.

(3)	Includes 738,015 shares held by trusts of which Mr. Becton is a co-trustee with shared investment and voting power or held by a limited liability company owned by one of such trusts. Does not include 36,988 shares owned by Mr. Becton’s spouse, or 109,412 shares held in trusts for the benefit of his children, and as to each of which he disclaims beneficial ownership.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934 requires BD’s directors and executive officers to file initial reports of their ownership of BD’s equity securities and reports of changes in such ownership with the SEC and the NYSE. Directors and executive officers are required by SEC regulations to furnish BD with copies of all Section 16(a) forms they file with respect to BD securities. Based solely on a review of copies of such forms and written representations from BD’s directors and executive officers, BD believes that, for the period from October 1, 2008 through September 30, 2009, all of its directors and executive officers were in compliance with the disclosure requirements of Section 16(a), except that (i) a report on Form 4 on behalf of Henry P. Becton, Jr. for the sale of shares through a trust of which he is co-trustee was inadvertently filed one day late, and (ii) a report on Form 3 on behalf of William A. Tozzi, who re-assumed the role of principal accounting officer effective September 22, 2009, was inadvertently filed one week late.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE
NOMINEES NAMED IN PROPOSAL 1.
Proposal 1.                               ELECTION OF DIRECTORS
          At the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”), the shareholders approved an amendment to BD’s Restated Certificate of Incorporation to declassify the Board and provide for the annual election of the Board. The declassification is being phased so that those directors elected at the 2009 Annual Meeting and those continuing directors whose current terms expire at the 2010 Annual Meeting are eligible for election for one-year terms at the 2010 Annual Meeting. Those continuing directors whose current terms expire at the 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”) will serve the remainder of their terms, and will be eligible, together with the other directors, to stand for reelection for a one-year term beginning with the 2011 Annual Meeting.
          The Board accordingly nominates for election Henry P. Becton, Jr., Edward F. DeGraan, Claire M. Fraser-Liggett, Edward J. Ludwig, Adel A.F. Mahmoud, James F. Orr, Willard J. Overlock, Jr. and Bertram L. Scott to serve for a term of one year and until their successors have been elected and qualified.
          All of the nominees for election have consented to being named in this proxy statement and to serve if elected. Presented below is biographical information for each of the nominees and the other directors continuing in office.
NOMINEES FOR DIRECTOR
Term to Expire 2011

Henry P. Becton, Jr., 66, has been a director since 1987. He is Vice Chairman of the Board of Trustees of WGBH Educational Foundation, a producer and broadcaster of public television and radio programs and books and other educational materials. He served as President of WGBH Educational Foundation from 1984 to October 2007. Mr. Becton also is a director of Belo Corporation, Public Radio International and the PBS Foundation, the Chairman of the Board of the Association of Public Television Stations, and a director/trustee of various DWS mutual funds.

Edward F. DeGraan, 66, has been a director since 2003. In 2006, he retired as Vice Chairman — Gillette of the Procter & Gamble Company, a manufacturer of consumer products. Prior thereto, he was Vice Chairman of The Gillette Company, and served as its President and Chief Operating Officer from July 2000 until November 2003. He served as Acting Chief Executive Officer of Gillette from October 2000 to February 2001. Mr. DeGraan also is a director of Amica Mutual Insurance Company and a Senior Advisor of Centerview Partners, L.P.

Claire M. Fraser-Liggett, Ph.D, 54, has been a director since 2006. Since May 2007, she has been Director of the Institute for Genome Sciences and a Professor of Medicine at the University of Maryland School of Medicine in Baltimore, Maryland. From 1998 to April 2007, she served as President and Director of The Institute for Genomic Research, a not-for-profit center dedicated to deciphering and analyzing genomes.

Edward J. Ludwig, 58, is Chairman and Chief Executive Officer of BD, and has been a director since 1999. Effective January 1, 2009, Mr. Ludwig was succeeded as President (a position he had held since May1999) by Vincent A. Forlenza, and Mr. Ludwig remained Chairman and Chief Executive Officer, positions he has held since February 2002 and January 2000, respectively. Mr. Ludwig also is a director of Aetna Inc., a member of the Board of Trustees of the College of the Holy Cross, a member of the Board of Governors of the Hackensack (NJ) University Medical Center, and a member of the Board of Directors and former Chairman of the Advanced Medical Technology Association (AdvaMed), an international medical technology trade association.

Adel A.F. Mahmoud, M.D., Ph.D, 68, has been a director since 2006. In 2006, Dr. Mahmoud retired as Chief Medical Advisor, Vaccines and Infectious Diseases and member of the Management Committee of Merck & Co., Inc., a pharmaceutical company. From 1999 to 2005, he served as President, Merck Vaccines and member of the Management Committee. In January 2007, he joined Princeton University as Professor, Department of Molecular Biology and the Woodrow Wilson School of Public and International Affairs. Dr. Mahmoud also is a director of Sanaria, Inc., a malaria vaccine development organization.

James F. Orr, 64, has been a director since 2000. In 2007, he retired as Chairman of the Board of Convergys Corporation, a provider of customer management, employee care and outsourced billing services, a position he had held since April 2000. Prior thereto, he served as Convergys’ Chief Executive Officer from 1998 until his retirement from that position in April 2007, and also as its President from 1998 to 2005. Mr. Orr also is a director of Ohio National Financial Services, Inc.

Willard J. Overlock, Jr., 63, has been a director since 1999. He retired in 1996 as a partner in Goldman, Sachs & Co., where he served as a member of its management committee, and retains the title of Senior Director to The Goldman Sachs Group, Inc. Mr. Overlock also is an advisor to the Parthenon Group, a special partner with Cue Ball Group, and a trustee of Rockefeller University.

Bertram L. Scott, 58, has been a director since 2002. Mr. Scott is Executive Vice President of TIAA-CREF, a position he has held since joining that organization in November 2000. He also served as President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to June 2007.

The Board of Directors recommends a vote FOR each of the nominees for director.

CONTINUING DIRECTORS
Term to Expire 2011

Basil L. Anderson, 64, has been a director since 2004. From 2001 to 2006, he served as Vice Chairman of Staples, Inc., a supplier of office products. Prior thereto, he was Executive Vice President — Finance and Chief Financial Officer of Campbell Soup Company. Mr. Anderson also is a director of CRA International, Inc. (until January 28, 2010) and of Hasbro, Inc., Moody’s Corporation and Staples, Inc.

Marshall O. Larsen, 61, has been a director since 2007. He is Chairman, President and Chief Executive Officer of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry, positions he has held since October 2003, February 2002 and April 2003, respectively. Mr. Larsen also is a director of Lowe’s Companies, Inc., and a member of The Business Council.

Gary A. Mecklenburg, 63, has been a director since 2004. In 2006, he retired as President and Chief Executive Officer of Northwestern Memorial HealthCare, the parent corporation of Northwestern Memorial Hospital, a position he had held since 1986. He also served as President of Northwestern Memorial Hospital from 1985 to 2002. He is currently an Executive Partner of Waud Capital Partners, L.L.C., a private equity investment firm.

Cathy E. Minehan, 62, has been a director since 2007. She retired as President and Chief Executive Officer of the Federal Reserve Bank of Boston in July 2007, a position she had held since 1994. She also served on the Federal Open Market Committee from 1994 until her retirement. Ms. Minehan also is a director of Visa Inc., MassMutual Financial Group, and MITRE Corporation; she is chair of the board of trustees of the Massachusetts General Hospital, and a trustee of the University of Rochester. She also serves on several business groups in Boston and chairs the Massachusetts Governor’s Council of Economic Advisors.

Alfred Sommer, M.D., M.H.S., 67, has been a director since 1998. He is Professor of International Health, Epidemiology, and Ophthalmology at The Johns Hopkins University (“JHU”) Bloomberg School of Public Health (the “Bloomberg School”) and the JHU School of Medicine, positions he has held since 1986. He is Dean Emeritus of the Bloomberg School, having served as Dean from 1990 to 2005. He is a member of the National Academy of Sciences and the Institute of Medicine. He is a recipient of the Albert Lasker Award for Medical Research. Dr. Sommer also is a director of T. Rowe Price Group, Inc., and Chairman of the Board of Directors of The Albert and Mary Lasker Foundation.

BOARD OF DIRECTORS
The Board and Committees of the Board
          BD is governed by a Board of Directors that currently consists of 13 members, 12 of whom have been determined by the Board to be independent. The Board has established five Committees: the Executive Committee, the Audit Committee, the Compensation and Benefits Committee, the Corporate and Scientific Affairs Committee, and the Corporate Governance and Nominating Committee. All Committees meet regularly, except for the Executive Committee, which meets only as necessary. Committee meetings may be called by the Committee chair, the Chairman of the Board or a majority of Committee members. The Board has adopted a written charter for each of the Committees that are posted on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of these charters, BD’s 2009 Annual Report on Form 10-K, and BD’s reports and statements filed with or furnished to the SEC, may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone 201-847-6800.
Committee Membership and Function
          Set forth below is a summary description of each of the Board’s operating Committees.

AUDIT COMMITTEE
Function
•	Retains and reviews the qualifications, independence and performance of BD’s registered public accounting firm (the “independent auditors”).

•	Reviews BD’s public financial disclosures, financial statements and accounting principles, policies and practices; the scope and results of the annual audit by the independent auditors; BD’s internal audit process; and the effectiveness of BD’s internal control over financial reporting.

•	Reviews BD’s guidelines and policies relating to enterprise risk assessment and risk management, and management’s plan for risk mitigation or remediation.

•	Functions as a qualified legal compliance committee when necessary.

Members	Basil L. Anderson — Chair
Marshall O. Larsen
Gary A. Mecklenburg
Cathy E. Minehan
James F. Orr
Bertram L. Scott
          The Board has determined that the members of the Audit Committee meet the independence and financial literacy and expertise requirements of the NYSE. The Board also has determined that each of Messrs. Anderson, Larsen, Orr and Scott, and Ms. Minehan, qualifies as an “audit committee financial expert” under the rules of the SEC.
          The Audit Committee meets separately with the internal and external auditors to ensure full and frank communications with the Audit Committee.

COMPENSATION AND BENEFITS COMMITTEE
Function
•	Reviews BD’s compensation and benefits policies, recommends to the independent members of the Board for their approval the compensation of the Chief Executive Officer, and approves the compensation of BD’s other executive officers.

•	Approves all employment, severance and change of control agreements of BD with executive officers.

•	Serves as the granting and administrative committee for BD’s equity compensation plans.

•	Oversees the administration of certain BD benefit plans.

Members	Edward F. DeGraan — Chair
Basil L. Anderson
Marshall O. Larsen
James F. Orr
Willard J. Overlock, Jr.
Bertram L. Scott
          The Board has determined that each member of the Compensation and Benefits Committee meets the independence requirements of the NYSE.
          The Compensation and Benefits Committee oversees the compensation program for the named executive officers listed in the Summary Compensation Table on page 35 and for BD’s other executive officers. The Compensation and Benefits Committee may not delegate these responsibilities to another Committee, individual director or member of management.
          Role of Management
          The Compensation and Benefits Committee’s meetings are typically attended by BD’s Chief Executive Officer, Chief Financial Officer, Senior Vice President — Human Resources and others, who support the Compensation and Benefits Committee in fulfilling its responsibilities. The Compensation and Benefits Committee considers management’s views relating to compensation matters, including overall compensation levels and the performance metrics and targets for BD’s performance-based compensation. Management also provides information (which is reviewed by our Internal Audit Department) to assist the Committee in determining the extent to which performance targets have been achieved. This includes any recommended adjustments to BD’s operating results when assessing BD’s performance. The Chief Executive Officer and Senior Vice President — Human Resources also work with the Compensation and Benefits Committee chair in establishing meeting agendas.
          The Compensation and Benefits Committee meets in executive session with no members of management present for part of each of its regular meetings. The Compensation and Benefits Committee also meets in executive session considering compensation decisions regarding our executive officers.
          Role of the Independent Advisor
          The Compensation and Benefits Committee is also assisted in fulfilling its responsibilities by its independent advisor, Towers Perrin. Towers Perrin is engaged by, and reports directly to, the Compensation and Benefits Committee. Towers Perrin reviews all materials prepared for the Compensation and Benefits Committee by management, prepares additional materials as may be requested by the Compensation and Benefits Committee, and attends all Compensation and Benefits Committee meetings. In its advisory role, among other things, Towers Perrin assists the Compensation and Benefits Committee in the design and implementation of BD’s compensation program. This includes assisting the Compensation and Benefits Committee in selecting the key elements to include in the program, the targeted payments for each element, and the establishment of performance targets. Towers Perrin also makes recommendations to the Compensation and Benefits Committee regarding the compensation of BD’s Chief Executive Officer.
          Towers Perrin also conducts an annual review of the compensation practices of select peer companies. Based on this review, Towers Perrin advises the Compensation and Benefits Committee with respect to the competitiveness of BD’s compensation program in comparison to industry practices, and identifies any trends in executive compensation. During fiscal year 2009, Towers Perrin was not engaged to perform any services for BD. The Compensation and Benefits Committee has adopted a policy prohibiting Towers Perrin from providing any services to BD without the Compensation and Benefits Committee’s prior approval, and has expressed its intention that such approval will be given only in exceptional cases.

          Setting Compensation
          At the end of each fiscal year, the Board conducts a review of the Chief Executive Officer’s performance. As part of this process, the Chief Executive Officer provides a self-assessment report. At the following Board meeting, the Board sets the compensation of the Chief Executive Officer, after considering its assessment of the Chief Executive Officer’s performance, market comparison data and the recommendations of the Compensation and Benefits Committee. This determination is made in executive session, in consultation with Towers Perrin. Neither the Chief Executive Officer nor any other members of management are present during this session. The Chief Executive Officer does not play a role in determining his own compensation.
          The Compensation and Benefits Committee is responsible for determining the compensation of BD’s other executive officers. The Chief Executive Officer, in consultation with the Senior Vice President — Human Resources, reviews the performance of the other executive officers with the Compensation and Benefits Committee and presents compensation recommendations for its consideration. The Compensation and Benefits Committee determines the compensation for these executives, in consultation with Towers Perrin, after considering the Chief Executive Officer’s recommendations, market comparison data regarding compensation levels among peer companies and the views of Towers Perrin. All decisions regarding the compensation of BD’s other executive officers are made in executive session.
          The Board has delegated responsibility for formulating recommendations regarding non-management director compensation to the Corporate Governance and Nominating Committee, which is discussed below.

CORPORATE AND SCIENTIFIC AFFAIRS COMMITTEE
Function
•	Oversees BD’s policies, practices and procedures impacting BD’s image and reputation and its standing as a responsible corporate citizen, including, without limitation, issues relating to communications with BD’s key stakeholders; employment practices; community relations; environmental, health and safety matters; customer relations; ethics and enterprise compliance; and political contributions.

•	Oversees BD’s research and development activities.

Members	Alfred Sommer — Chair
Henry P. Becton, Jr.
Claire M. Fraser-Liggett
Adel A.F. Mahmoud
Gary A. Mecklenburg
Cathy E. Minehan

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
          Function
•	Identifies and recommends candidates for election as directors to the Board.

•	Reviews the composition, organization, structure and function of the Board and its Committees, as well as the performance and compensation of non-management directors.

•	Monitors BD’s corporate governance and Board practices, and oversees the Board’s self-evaluation process.

Members	Henry P. Becton, Jr. — Chair
Edward F. DeGraan
Claire M. Fraser-Liggett
Adel A.F. Mahmoud
Willard J. Overlock, Jr.
Alfred Sommer
          The Board has determined that each member of the Corporate Governance and Nominating Committee meets the independence requirements of the NYSE. The Corporate Governance and Nominating Committee also reviews the compensation program for the non-management directors and makes recommendations to the Board regarding their compensation, and may not delegate these responsibilities to another Committee, individual director or member of management. The Corporate Governance and Nominating Committee has retained Towers Perrin as an independent advisor for this purpose. Towers Perrin’s responsibilities include providing assistance in developing an appropriate non-management director compensation peer group; generating market comparison data on the elements and levels of non-management director compensation at peer companies; tracking trends in non-management director compensation practices; and advising the Corporate Governance and Nominating Committee regarding the components and levels of non-management director compensation. Executive officers do not play any role in either determining or recommending non-management director compensation.
Board, Committee and Annual Meeting Attendance
          The Board and its Committees held the following number of meetings during fiscal year 2009:

Board	8
Audit Committee	12
Compensation and Benefits Committee	7
Corporate and Scientific Affairs Committee	5
Corporate Governance and Nominating Committee	7
          The Executive Committee did not meet during fiscal year 2009.
          Each director attended 75% or more of the total number of the meetings of the Board and the Committees on which he or she served during fiscal year 2009. BD’s Board held six regular meetings during fiscal year 2009, and BD’s non-management directors met in executive session at each of these regular meetings.
          The Board has adopted a policy pursuant to which directors are expected to attend the Annual Meeting in the absence of a scheduling conflict or other valid reason. All but one of the directors then in office attended BD’s 2009 Annual Meeting.
Non-Management Directors’ Compensation
          The Board believes that providing competitive compensation is necessary to attract and retain qualified non-management directors. The key elements of BD’s non-management director compensation are a cash retainer, equity-based compensation, and Committee chair fees. Of the base compensation paid to the non-management directors (not including Committee chair fees), approximately two-thirds currently is equity-based compensation that directors will be required to retain until they complete their service on the Board. See “Corporate Governance—Significant Governance Practices—Equity Ownership by Directors” on page 15. This retention feature serves to better align the interests of the directors and BD shareholders and ensure compliance with the director share ownership guidelines discussed below. Following a review of non-management directors’ compensation, the Corporate Governance and Nominating Committee did not recommend any changes for the period commencing following the 2010 Annual Meeting. Mr. Ludwig does not receive compensation related to his service as a director. Mr. Considine did not receive compensation related to his service as a director during the period he served as such in fiscal years 2008-09.
Cash Retainer
          Each non-management director currently receives an annual cash retainer of $75,000 for services as a director.
Equity-Based Compensation
          Each non-management director elected at, or continuing as a director after, an Annual Meeting is granted restricted stock units, then valued at $150,000. Newly-elected directors receive a grant pro rated from the effective date of their election to the next Annual Meeting. The restricted stock units are valued using the same methodology used for the most recent annual grant of time-vested restricted stock units to BD’s executive officers. As a result, the value assigned to them by the Board may differ from the value utilized for financial reporting purposes. The shares of BD common stock underlying the restricted stock units are not issuable until a director’s separation from the Board.
Committee Chair Fees
          An annual fee of $6,500 is paid to each Committee chair, except that the fee for the Audit Committee chair is $10,000 in recognition of the Audit Committee’s responsibilities. An annual feel of $10,000 is paid to the Lead Director. Directors do not receive meeting fees.
Other Arrangements
          BD reimburses non-management directors for travel and other business expenses incurred in the performance of their services for BD. Directors may travel on BD aircraft in connection with such activities, and, on limited occasions, spouses of directors have joined them on such flights. No compensation is attributed to the director since the aggregate incremental costs are minimal. In the event directors utilize other private aircraft, they are reimbursed for the incremental cost thereof. Directors are also reimbursed for attending director education courses. BD occasionally invites spouses of directors to Board-related business events, for which they are reimbursed their travel expenses.
          Directors are eligible, on the same basis as BD employees, to participate in BD’s Matching Gift Program, pursuant to which BD matches contributions made by a director or employee to qualifying nonprofit organizations. The annual aggregate limit was $5,000 in calendar year 2009.
          The following table sets forth the compensation received by the non-management directors during fiscal year 2009.
Fiscal Year 2009 Non-Management Directors’ Compensation

	Fees earned
	or	Stock	Option	All Other
Name	paid in cash(1)	Awards(2)	Awards (2)	Compensation(3)	Total
Basil L. Anderson	$83,333	$141,796	$3,121	$0	$228,250
Henry P. Becton, Jr.	89,833	204,310	3,121	3,295	300,559
Edward F. DeGraan	79,833	204,310	3,121	2,500	289,764
Claire M. Fraser-Liggett	73,333	162,375	—	0	235,708
Marshall O. Larsen	73,333	141,796	—	0	215,129
Adel A.F. Mahmoud	73,333	204,310	—	0	277,643
Gary A. Mecklenburg	73,333	141,796	3,121	10,000	228,250
Cathy E. Minehan	73,333	141,796	—	0	215,129
James F. Orr	73,333	204,310	3,121	0	280,764
Willard J. Overlock, Jr.	73,333	185,756	3,121	5,000	267,210
Bertram L. Scott	73,333	185,756	3,121	0	262,210
Alfred Sommer	79,833	141,796	3,121	4,500	229,250

(1)	Represents cash fees earned for services rendered in fiscal year 2009.

(2)	The amounts shown in the “Stock Awards” and “Option Awards” columns above reflect the amounts expensed for the fiscal year under SFAS No. 123(R) for all outstanding stock awards (i.e., restricted stock units) and option awards held by the named director, including awards made in prior fiscal years. Stock awards granted prior to 2009 are expensed over the balance of a director’s three-year term at the time of grant. For example, a director’s first grant following his or her election is expensed over the entire three-year term, the second grant is expensed over two years, and the third grant is expensed over one year. Any grants issued to directors at the 2009 Annual Meeting and thereafter will be expensed over a one-year term. Option awards granted prior to 2009 are expensed over the four-year vesting period of each award. For a description of the methodology and assumptions used by us in arriving at the amounts reflected in these columns, see the notes to the consolidated financial statements contained in our Annual Reports on Form 10-K for the years ended September 30, 2009, 2008, 2007, 2006 and 2005, respectively. Listed below are the SFAS No. 123(R) fair values of the stock awards granted to the named non-management directors in fiscal year 2009 and the aggregate outstanding stock awards and option awards held by each non-management director at the end of fiscal year 2009. Stock options have not been issued to non-management directors since the 2005 Annual Meeting.

		Stock Awards	Option Awards
		Outstanding at	Outstanding at
	Stock	September 30,	September 30,
Name	Awards	2009	2009
Basil L. Anderson	$147,821	8,542	2,160
Henry P. Becton, Jr.	147,821	9,843	14,539
Edward F. DeGraan	147,821	9,843	4,436
Claire M. Fraser-Liggett	147,821	5,282	0
Marshall O. Larsen	147,821	3,653	0
Adel A.F. Mahmoud	147,821	5,282	0
Gary A. Mecklenburg	147,821	8,542	2,160
Cathy E. Minehan	147,821	3,653	0
James F. Orr	147,821	9,843	4,436
Willard J. Overlock, Jr.	147,821	9,843	14,539
Bertram L. Scott	147,821	9,843	7,217
Alfred Sommer	147,821	9,843	6,497

(3)	Amounts shown represent matching gifts paid or payable to charitable organizations with respect to contributions made by the named director during fiscal year 2009 under BD’s Matching Gift Program, which is more fully discussed on page 11 under “Other Arrangements.” Mr. Mecklenburg’s matching gifts include $5,000 with respect to a gift made in a prior year that was processed in fiscal year 2009.
Directors’ Deferral Plan
          Directors may defer receipt of, in an unfunded cash account or a BD common stock account, all or part of their annual cash retainer and other cash fees pursuant to the provisions of the 1996 Directors’ Deferral Plan. Directors may also defer receipt of shares issuable to them under their restricted stock units upon leaving the Board. A general description of the 1996 Directors’ Deferral Plan appears on page 57.
Communication with Directors
          Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director (including complaints or concerns regarding accounting, internal accounting controls or audit matters) may do so by contacting the Lead Director either:
•	by mail, addressed to BD Lead Director, P.O. Box 264, Franklin Lakes, New Jersey 07417-0264;

•	by calling the BD Ethics Help Line, an independent toll-free service, at 1-800-821-5452 (available seven days a week, 24 hours a day; callers from outside North America should use “AT&T Direct” to reach AT&T in the U.S. and then dial the above toll-free number); or

•	by email to ethics_office@bd.com.
          All communications will be kept confidential and promptly forwarded to the Lead Director, who shall in turn forward them promptly to the appropriate director(s). Such items as are unrelated to a director’s duties and responsibilities as a Board member may be excluded by the Director of Corporate Security, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. The director(s) to whom such information is addressed is informed that the information has been removed, and that it will be made available to such director(s) upon request.
CORPORATE GOVERNANCE
Corporate Governance Principles
          BD’s commitment to good corporate governance is embodied in its Corporate Governance Principles (the “Principles”). The Principles, originally adopted in 2001, set forth the Board’s views and practices regarding a number of governance topics, and the Corporate Governance and Nominating Committee regularly assesses BD’s corporate governance practices in light of emerging practices. The Principles cover a wide array of subject areas, including voting for directors; the designation of a Lead Director to represent non-management directors; relationships between directors and BD; annual evaluations of the Chief Executive Officer, the Board, its Committees, and (when they stand for re-election) individual directors; conflicts of interest; and charitable contributions to entities affiliated with BD’s executive officers and directors, each of which is discussed below, along with other significant governance practices.

Significant Governance Practices
          Described below are some of the significant corporate governance practices that have been instituted by the BD Board.
Annual Election of Directors
          As more fully discussed on page 5, we recently amended our Restated Certificate of Incorporation to provide for the annual election of directors.
Recovery of Compensation
          The Board has adopted a policy that enables BD to recover incentive compensation paid to a Leadership Team member based on BD’s financial results if such results are later restated as a result of such member’s misconduct, including, but not limited to, fraud or knowing illegal conduct. This policy also grants the Board the ability to recover from members of the Leadership Team who were not involved in such misconduct the amount by which any incentive compensation payout exceeded the amount they would have been paid based on the restated results. BD’s compensation recovery policy is available on BD’s website at www.bd.com/investors/corporate_governance/.
Equity Grant Dating
          During fiscal year 2006, BD reviewed its established equity-granting practices and confirmed that no option backdating had occurred, and that its practices regarding the issuance of equity grants effectively guard against the backdating of awards. In September 2006, the Compensation and Benefits Committee adopted a comprehensive policy that incorporated BD’s existing practices and added a provision intended to ensure that the timing of public announcements does not affect the valuation of an equity grant. BD’s equity grant dating policy is available on BD’s website at www.bd.com/investors/corporate_governance/.
Voting for Directors
          The Board has adopted a Principle that provides that any nominee in an uncontested election who receives more votes “withheld” from his or her election than votes “for” his or her election must offer to submit his or her resignation following the shareholder vote (the “Director Resignation Policy”). The Board believes this structure allows BD to maintain a stable Board of experienced and knowledgeable directors while evaluating an appropriate response to shareholder dissatisfaction. Consideration of all relevant factors on a case-by-case basis pursuant to the Director Resignation Policy gives the Board flexibility and enables it to avoid undesirable and disruptive governance consequences. The Corporate Governance and Nominating Committee will consider and recommend to the Board whether to accept the resignation offer. The other independent directors will decide the action to take with respect to the offer of resignation within 90 days following the shareholder vote. The Board’s decision will be disclosed in a report on a Form 8-K filed by BD with the SEC within four business days following the decision. Any director who offers to submit his or her resignation pursuant to this provision will not participate in the deliberations of either the Corporate Governance and Nominating Committee or the Board. The complete terms of this policy are included in the Principles.
Annual Report of Charitable Contributions
          In furtherance of BD’s commitment to good governance and disclosure practices, BD’s charitable contributions or pledges in an aggregate amount of $50,000 or more (not including contributions under BD’s Matching Gift Program) to entities affiliated with BD’s directors, executive officers, and their families must be approved by the Corporate Governance and Nominating Committee. BD posts on its website, at www.bd.com/investors/corporate_governance/, an Annual Report of Charitable Contributions (the “Contributions Report”) listing all such contributions and pledges made by BD during the preceding fiscal year in an amount of $10,000 or more. The Contributions Report, which BD has voluntarily issued since 2002, includes a discussion of BD’s contributions philosophy and the alignment of BD’s philanthropic activities with its philosophy, together with additional information about each contribution or pledge.
Enterprise Compliance
          Under the oversight of the Corporate and Scientific Affairs Committee, BD’s enterprise compliance function is aimed at ensuring that BD is effective at preventing and detecting violations of the many laws, regulations and policies affecting its business (“Enterprise Compliance”), and that BD continuously encourages lawful and ethical conduct. Launched in fiscal year 2005, Enterprise Compliance supplements the various compliance and ethics functions that were already in place at BD, and seeks to ensure better coordination and effectiveness through program design, prevention, and promotion of an organizational culture of compliance. A Compliance Committee comprised of members of senior management oversees the activities of the Chief Ethics and Compliance Officer. Another key element of this program is training. Courses offered include a global computer-based compliance training program focused on BD’s Business Conduct and Compliance Guide, as well as other courses covering various compliance topics such as antitrust, anti-bribery, conflicts of interest, financial integrity, industry marketing codes and information security.

          In order to align BD’s risk and compliance activities currently overseen by the Corporate and Scientific Affairs Committee (including Enterprise Compliance) with the Audit Committee’s oversight of Enterprise Risk Management discussed below, the Board is considering consolidating in the Audit Committee these oversight responsibilities. Oversight of other aspects of certain of these activities would be transferred from the Corporate and Scientific Affairs Committee to the Board.
Enterprise Risk Management
          Enterprise Risk Management (“ERM”) is a company-wide initiative that involves the Board, management and BD associates in an integrated effort to identify, assess and manage risks that may affect BD’s ability to execute on its corporate strategy and fulfill its business objectives. BD’s ERM activities entail the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, reputational, governance and managerial), and the formulation of plans to mitigate their effects.
Equity Ownership by Directors
          The Board believes that directors should hold meaningful equity ownership positions in BD. To that end, the compensation structure for non-management directors was changed during fiscal year 2006 to eliminate stock options and issue in their place restricted stock units that would not be distributable until a director completes his or her service on the Board. The accumulation of these equity interests will help to better align the interests of the non-management directors with shareholders. Under the Board’s share ownership guidelines, each non-management director is required to own shares of common stock (which includes restricted stock units) valued at 50% of the amount obtained by multiplying the annual cash retainer by the number of years the director has served. Each non-management director who has served for at least one full year currently owns shares in an amount sufficient to comply with these guidelines.
Lead Director
          The Principles provide for a Lead Director whenever the Chairman is not an independent director. The Lead Director presides over executive sessions of the non-management directors; together with the Chair of the Compensation and Benefits Committee, coordinates the evaluation of the Chief Executive Officer by the non-management directors; helps set Board agendas and meeting schedules; and serves as a liaison between the non-management directors and the Chief Executive Officer. The Lead Director also serves as a contact person to facilitate communications between BD’s employees, shareholders and other constituents and the non-management directors. The Corporate Governance and Nominating Committee annually reviews the designation of the Lead Director. BD’s current Lead Director is Henry P. Becton, Jr.
Director Independence/Certain Relationships and Related Transactions
          Under the NYSE rules and the Principles, a director is deemed not to be independent if the director has a direct or indirect material relationship with BD (other than his or her relationship as a director). The Corporate Governance and Nominating Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines (“Independence Guidelines”) that are contained in Principle No. 7. The Independence Guidelines set forth certain types of relationships between BD and directors and their immediate family members, or entities with which they are affiliated, that the Board, in its judgment, has deemed to be either material or immaterial for purposes of assessing a director’s independence. In the event a director has any relationship with BD that is not addressed in the Independence Guidelines, the independent members of the Board review the facts and circumstances to determine whether such relationship is material.
          The Board has determined that the following directors are independent under the Independence Guidelines: Basil L. Anderson, Henry P. Becton, Jr., Edward F. DeGraan, Claire M. Fraser-Liggett, Marshall O. Larsen, Adel A.F. Mahmoud, Gary A. Mecklenburg, Cathy E. Minehan, James F. Orr, Willard J. Overlock, Jr., Bertram L. Scott and Alfred Sommer. Edward J. Ludwig is an employee of BD, and, therefore, is not independent under the NYSE rules and the Principles. During the portion of fiscal year 2009 that John R. Considine served as a director, he also was not independent under the NYSE rules and the Principles because he was an employee of BD.
          In determining that each of the non-management directors is independent, the Board considered that, at various times over the previous three years, BD entered into transactions or had other dealings in the ordinary course of business with organizations with which certain directors or their immediate family members are, or were during such three-year period, affiliated (referred to as a “director-affiliated organization”). Such affiliations included service by the director or an immediate family member as an officer, employee, adjunct faculty member or governing or advisory board member of such organizations.
          In conducting its review, the Board determined that, in each instance, the amount paid to, or received from, the director-affiliated organization was below the levels that would impair a director’s independence under the Independence Guidelines. In addition, in most instances, the director played no active role in the director-affiliated organization’s relationship with BD, and, in some instances, the relationship involved a unit of such organization other than the one with which the director has been involved. Accordingly, the Board determined that none of these relationships was material or conflicted with BD’s interests, or impaired the relevant director’s independence or judgment.
          The types of transactions with director-affiliated organizations considered by the Board in this respect consisted of payments related to the purchase or sale of products and/or services, the licensing of intellectual property rights or other activities (in the cases of Messrs. Anderson, Becton, Larsen, Mecklenburg, Overlock and Scott, Drs. Fraser-Liggett, Mahmoud and Sommer, and Ms. Minehan) and charitable contributions (in the cases of Mr. Overlock and Drs. Fraser-Liggett and Sommer).
          This independence review is one of several established policies and procedures through which the Board (through the Corporate Governance and Nominating Committee) may review transactions and relationships between BD and its directors, executive officers, or their family members, and organizations with which they are affiliated. In November 2006, the Board supplemented these policies and procedures with a new written policy (the “Policy”) covering related person transactions involving more than $120,000 per year where a director, executive officer or shareholder owning more than 5% of BD’s stock (excluding certain passive investors) or their immediate family members, has, or will have, a material interest, regardless of whether the transaction impacts a director’s independence. The Policy is available on BD’s website at www.bd.com/investors/corporate_governance/. The Policy excludes specified transactions including certain charitable contributions, transactions available to employees generally, and indemnification and advancement of certain expenses. The Corporate Governance and Nominating Committee is responsible for the review and approval or ratification of transactions subject to the Policy. The Corporate Governance and Nominating Committee will approve or ratify only those transactions that it determines in its business judgment are fair and reasonable to BD and in (or not inconsistent with) the best interests of BD and its stockholders, and do not impact the director’s independence when relevant. With the exception of BD’s relationship with Goldman, Sachs & Co. and affiliated entities discussed below, none of the transactions reviewed in connection with the independence of the non-management directors that occurred during fiscal year 2009 were subject to approval or ratification under the Policy because the $120,000 threshold was not exceeded and/or the interest of the director was not material.
          The Committee considered under the Policy the fact that Cathy E. Minehan’s husband holds a senior management position as a managing director at Goldman, Sachs & Co. (“Goldman Sachs”), which, together with affiliated entities (collectively “Goldman Sachs”), has provided investment banking and certain financial services to BD. BD’s relationship with Goldman Sachs predated Ms. Minehan’s election to the Board, and her husband has played no role in the transactions between Goldman Sachs and BD. Based upon its review, the Committee approved the provision of such services by Goldman Sachs to BD, for which BD paid a total of approximately $3.3 million during fiscal year 2009, which was far below the level that would have impaired Ms. Minehan’s independence.
          BD also engaged several shareholders (or their affiliated operating units) holding 5% or more of BD common stock during fiscal year 2009 for various financial services for which BD paid fees in excess of $120,000. Fees paid were as follows: Barclays Global Investors, NA: $868,000 (banking services and investment management of various pension plan and Savings Incentive Plan funds); and State Street Bank and Trust Company, Trustee: $568,000 (banking services and investment management of various Savings Incentive Plan funds). These transactions are not required to be approved under the Policy since these entities are considered passive investors in BD.
Board Evaluation
          Each year the Board evaluates its performance and effectiveness. As part of this process, each director completes a Board Evaluation Form to provide feedback on specific aspects of the Board’s role, organization and meetings. The collective ratings and comments are then presented by the Chair of the Corporate Governance and Nominating Committee to the full Board. As part of the evaluation, the Board assesses the progress in the areas targeted for improvement a year earlier, and develops recommendations to enhance the Board’s effectiveness over the next year. The Board’s evaluation covers many areas (a complete list is available on BD’s website at www.bd.com/investors/corporate_governance). Additionally, each Board Committee conducts an annual self-evaluation of its performance through a similar process.
Director Nomination Process
          The Corporate Governance and Nominating Committee reviews the skills, characteristics and experience of potential candidates for election to the Board and recommends nominees for director to the full Board for approval. The assessment of the overall composition of the Board encompasses considerations of diversity, age, skills, international background, and significant experience and prominence in areas of importance to BD.
          It is the Corporate Governance and Nominating Committee’s policy to consider referrals of prospective nominees for the Board from other Board members and management, as well as shareholders and other external sources such as retained executive search firms. The Corporate Governance and Nominating Committee utilizes the same criteria for evaluating candidates irrespective of their source.

          To recommend a candidate for consideration, a shareholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.
          The Corporate Governance and Nominating Committee believes that any nominee must meet the following minimum qualifications:
•	Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.

•	Candidates should demonstrate a commitment to devote the time required for Board duties including, but not limited to, attendance at meetings.

•	Candidates should possess a team-oriented ethic and be committed to the interests of all shareholders as opposed to those of any particular constituency.
          When considering director candidates, the Corporate Governance and Nominating Committee will seek individuals with backgrounds and qualities that, when combined with those of BD’s other directors, provide a blend of skills and experience that will further enhance the Board’s effectiveness. From time-to-time, the Corporate Governance and Nominating Committee has retained an executive search firm to assist it in its efforts to identify and evaluate potential director candidates.
          The Corporate Governance and Nominating Committee assesses the characteristics and performance of incumbent director nominees against the above criteria as well, and, to the extent applicable, considers the impact of any change in the principal occupations of such directors during the last year. Upon completion of the individual director evaluation process, the Corporate Governance and Nominating Committee reports its conclusions and recommendations for nominations to the Board.
Business Conduct and Compliance Guide
          BD maintains a Business Conduct and Compliance Guide (the “Guide”), which was adopted by the Board in 1995. The Guide is a code of conduct and ethics applicable to all directors, officers and employees of BD, including its Chief Executive Officer and its Chief Financial Officer, principal accounting officer and other senior financial officers. It sets forth BD’s policies and expectations on a number of topics, including conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of BD’s assets, and business ethics. The Guide also sets forth procedures for the communicating and handling of any potential conflict of interest (or the appearance of any conflict of interest) involving directors or executive officers, and for the confidential communication and handling of issues regarding accounting, internal controls and auditing matters.
          Since 1995, BD has also maintained an Ethics Help Line telephone number (the “Help Line”) for BD associates as a means of raising concerns or seeking advice. The Help Line is serviced by an independent contractor and is available to all associates worldwide, 7 days a week, 24 hours a day. Translation services are also available to associates. Associates using the Help Line may choose to remain anonymous and all inquiries are kept confidential to the extent practicable in connection with investigation of an inquiry. All Help Line inquiries are forwarded to BD’s Chief Ethics and Compliance Officer for investigation. Any matters reported to the Chief Ethics and Compliance Officer, whether through the Help Line or otherwise, involving accounting, internal control or audit matters, or any fraud involving management or persons who have a significant role in BD’s internal controls, are reported directly to the Audit Committee.
          The Chief Ethics and Compliance Officer leads the BD Ethics Office, a unit within BD that administers BD’s Ethics program. In addition to the Help Line, the Ethics program provides for broad communication of BD’s Core Values, associate education regarding the Guide and its requirements, and ethics training sessions. BD’s Core Values are:
—	We do what is right

—	We always seek to improve

—	We accept personal responsibility

—	We treat each other with respect
          Any waivers from any provisions of the Guide for executive officers and directors would be promptly disclosed to shareholders. In addition, certain amendments to the Guide, as well as any waivers from certain provisions of the Guide relating to BD’s Chief Executive Officer, Chief Financial Officer or principal accounting officer would be posted at the website address set forth below.
          The Guide is available on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of the Guide may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 1-201-847-6800.

COMPENSATION DISCUSSION AND ANALYSIS
     The following is a discussion of our executive compensation program and compensation decisions made with respect to Edward J. Ludwig, our Chief Executive Officer (referred to as our “CEO”), and the other executive officers named in the Summary Compensation Table on page 35. We refer to our CEO and these other executive officers as the “named executive officers.”
     The following discussion includes statements regarding performance targets in the limited context of our executive compensation program. These targets are not statements of management’s expectations of our future results or other guidance. Investors should not evaluate these targets in any other context.
     All references to years are references to BD’s fiscal year, which ends on September 30, unless otherwise noted.
Executive Summary
Overview of 2009 operating performance
     2009 was a challenging year for most of our industry and for BD as well. As is more fully described in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our 2009 Annual Report on Form 10-K, the global recession weakened the growth in demand for our products, and the significant strengthening of the U.S. dollar against other world currencies adversely affected our reported results. Despite this very difficult environment, BD delivered strong operating performance in 2009. Highlights of BD’s performance include:
•	Revenues — Despite adverse changes in foreign currency exchange rates and weakened customer demand, we were able to increase our reported revenues 1% from 2008 (which reflects a 4% unfavorable impact from foreign currency translation).

•	Earnings per share — Through productivity improvements and disciplined expense management, our reported diluted earnings per share from continuing operations increased 11%.

•	Cash Flow — We generated about $1.7 billion of net cash flow from operations, and returned about $867 million to our shareholders through dividends and share repurchases.

•	R&D — Despite the economic challenges BD faced, we continued to invest in research and development to position BD for long-term growth.
     While BD delivered strong operating performance during 2009, we expect the challenging economic environment to continue in 2010. In response, management has, among other things, put in place company-wide cost control measures. It was within the context of our 2009 performance and our outlook for 2010 that the Compensation and Benefits Committee (the “Compensation Committee”) reviewed its compensation decisions and made certain changes to our program for 2010, as discussed in more detail in this Compensation Discussion and Analysis.
Effect of 2009 performance on compensation
     Our adjusted diluted earnings per share from continuing operations for 2009 exceeded the target goal set under our Performance Incentive Plan (“PIP”), our annual cash incentive award plan. In recognition of BD management’s efforts to maintain BD’s profitability in 2009 in spite of the challenging economic environment, the Compensation Committee made a PIP award to our CEO of 117% of his target award and the PIP awards to our other named executive officers set forth on page 27. The efforts of our named executive officers were also rewarded through the equity-based compensation awards discussed later in this Compensation Discussion and Analysis.
     At the same time, the lower revenue growth BD experienced in 2009 contributed to a below-target payout of the Performance Units covering the 2007-2009 performance cycle. These Performance Units paid out at 77% of the share target.
     In sum, we believe the elements of our program designed to link pay to performance and align the interests of our executives and BD’s shareholders worked as intended. The success of our executives in maintaining BD’s profitability in 2009 resulted in the PIP and equity awards described above. Conversely, the below-target revenue results over the three-year performance cycle ending with 2009 resulted in below-target Performance Unit payouts. In addition, equity compensation awards aligned the interests of our named executive officers with our shareholders, as the decline in our stock price from September 2008 lowered the value of our executives’ unvested awards and long-term holdings.

Actions taken with respect to 2010 compensation
     The Compensation Committee reviewed our compensation program in light of the current economic climate and our company-wide cost control efforts, and also considered ways in which to increase the link between pay and performance. As part of this review, consideration was given to the continued need to attract and retain executives to lead BD’s future growth, and the importance of maintaining a degree of consistency in our compensation practices. As a result of this review, the following actions were taken for 2010:
     Base Salaries
•	Salaries for our named executive officers for calendar year 2010 have been frozen at calendar year 2009 levels.
     Changes to Performance Incentive Plan
•	We added a revenue target with a 25% weighting to the existing earnings per share target to determine funding available for awards under our PIP.

•	The threshold performance needed for the funding of PIP awards to the named executive officers was raised from 80% to 90% of target performance.

•	Performance at target will only result in funding at 60% of the individual target awards set for our named executive officers and other executive officers, subject to the Compensation Committee’s discretion to make adjustments, upward or downward, based on individual performance.

     Changes to equity compensation
•	Equity-based compensation awards to our executive officers will consist solely of stock appreciation rights (“SARs”) and Performance Units in order to increase the portion of their compensation that is performance-based.

•	The revenue target for Performance Units awarded in November 2009 was set at 7%, compared to 8.5% for the prior year’s grant, while the return on invested capital target was raised from 31% to 32%. The change to the revenue growth target more appropriately reflects the growth trends in the segments in which we operate.

     The Compensation Committee believes that these actions are responsive to current economic conditions and are consistent with the objectives of both our executive compensation program and our cost-control efforts. The Compensation Committee will continue to monitor our program to ensure that it is consistent with BD’s objectives, provides appropriate incentives to management and remains competitive with our industry.
Objectives of our executive compensation program
     An understanding of our executive compensation program begins with the objectives the program is intended to serve. These include:
     Offering competitive compensation. We seek to offer a compensation package that is competitive with the compensation offered by peer companies and helps us attract and retain our executives.
     Linking rewards to performance. We seek to implement a pay-for-performance philosophy by tying a significant portion of executive compensation to the achievement of financial and other goals of BD and an executive’s contributions to the achievement of those goals.
     Aligning the interests of our executives and shareholders. We seek to align the interests of our executives with those of our shareholders through equity-based compensation and share ownership guidelines.
The process for setting executive compensation
The role of the Compensation and Benefits Committee, its consultant and management
     The Compensation Committee oversees the compensation program for the named executive officers and our other executive officers. The Compensation Committee is assisted in fulfilling its responsibilities by its independent consultant, Towers Perrin, and BD’s senior management. Additional information about our process for setting executive compensation, including the role of Towers Perrin and management, may be found on pages 9-10.
     The Compensation Committee has established a policy whereby BD will not engage Towers Perrin to perform any services. In accordance with this policy, BD did not engage Towers Perrin to perform any services in 2009. From time-to-

time, BD purchases general “off-the-shelf” salary surveys published by Towers Perrin for certain countries outside the U.S., for which BD paid approximately $10,000 in 2009. The Compensation Committee does not believe that the purchase of these surveys is inconsistent with its policy or impairs the independence of Towers Perrin in any way.
The use of market comparison data
     The Compensation Committee uses information on the compensation practices of select peer companies in setting executive compensation. This review is done with respect to both the structure of our program and target compensation levels.
     The peer group used by the Compensation Committee consists of the publicly-traded healthcare companies listed below. This group is referred to as the “Comparison Group.” These companies were chosen by the Compensation Committee after considering the recommendations of Towers Perrin and management. The companies in this group were selected because they have significant lines of business that are similar to BD’s. The Compensation Committee believes that reference to the Comparison Group is appropriate when reviewing BD’s compensation program because it believes we compete with these companies for executive talent. Information on the pay practices of the Comparison Group is provided by Towers Perrin to the extent such information is available.

Agilent Technologies, Inc.	Hospira, Inc.
Alcon, Inc.	Medtronic, Inc.
Allergan, Inc.	PerkinElmer, Inc.
C.R. Bard, Inc.	St. Jude Medical, Inc.
Baxter International Inc.	Stryker Corporation
Beckman Coulter, Inc.	Thermo Fisher Scientific Inc.
Boston Scientific Corporation	Zimmer Holdings, Inc.
Covidien, Ltd.
     The table below sets forth revenue and market capitalization information regarding the Comparison Group:

	Revenue (in millions)	Market Capitalization
	Twelve months ended	on September 30, 2009
	September 30, 2009	(in millions)
25th Percentile	$3,826	$8,638
Median	$4,795	$15,962
75th Percentile	$9,043	$19,888

BD	$7,161	$16,536
Percentile Rank	67%	53%
     Towers Perrin conducts an annual comparison of our executive compensation structure and practices to those of the Comparison Group. Based on its review in 2009, Towers Perrin concluded that the structure of BD’s compensation program is competitive with industry practices and consistent with the program objectives described above.
     Market comparison data is also used in setting target compensation levels for each of the key elements of our program (salary, annual cash incentive award and equity compensation) and for the combined total of these elements. The Compensation Committee seeks to determine, for each key element, the prevailing competitive range of target compensation among the Comparison Group based on publicly-available information, with the intent that the mid-point of the range be the 50th percentile of the Comparison Group. The Compensation Committee then seeks to target each key element of compensation within this competitive range, assuming payout of performance-based compensation at target. An executive’s actual compensation may be more or less than the target amount set by the Compensation Committee based on the individual’s and BD’s performance, changes in our stock price and other factors.
     Setting compensation targets based on market comparison data is intended to ensure that our compensation practices remain competitive. Because each compensation element is targeted to be within a competitive range, compensation decisions made with respect to one element of compensation do not affect decisions made with respect to other elements. It is also for this reason that no specific formula is used to determine the allocation between cash and equity compensation, although it is the Compensation Committee’s intent that equity compensation represent the largest percentage of overall target compensation. In addition, because a named executive officer’s compensation target is set by reference to persons with similar duties at these other companies, the Compensation Committee does not establish any fixed relationship between the compensation of the CEO and that of any other named executive officer.

The use of “tally sheets”
     From time-to-time, the Compensation Committee reviews a summary report, or “tally sheet,” prepared by management for each named executive officer. The tally sheet includes:

•	total annual compensation, including salary, PIP award, equity-based compensation, perquisites, pension benefit accruals and other compensation;

•	current holdings of BD common stock, and the total value of unexercised or unvested equity compensation awards;

•	total accrued benefits under BD’s pension, savings and deferred compensation plans; and

•	amounts payable upon termination of employment under various circumstances, including retirement or a change of control.
     The Compensation Committee uses tally sheets to estimate the total annual compensation of the named executive officers, provide perspective on the wealth they have accumulated under our program in terms of prior equity grants and plan accruals, review the retentive value of plan benefits and prior equity awards, consider any changes to our program that may be appropriate (including the mix of compensation elements), and provide additional context for their compensation decisions.
     While the Compensation Committee considers the “wealth accumulation” of our executives, this did not affect the Compensation Committee’s compensation decisions for 2009. This reflects the Compensation Committee’s view that, consistent with the goals of our program, compensation decisions should be based primarily on the executive’s performance and the market value of his services, and post-retirement benefits should properly reflect years of service. In this regard, the Compensation Committee is mindful that reducing an executive’s compensation based on the value of past compensation or accrued benefits could weaken the competitiveness of our compensation program and make it more difficult to attract and retain executive talent. Reducing an executive’s compensation based on the value of prior equity awards, which is dependent on the creation of shareholder value, could also unfairly penalize the executive for our past performance. Moreover, the value of previously-granted equity awards is subject to fluctuation based on market conditions and may not be a true indication of the value the executive will realize.

The structure of our compensation program
The key elements of our program
     For 2009, the key elements of our executive compensation program were base salary, an annual cash incentive award under our PIP and long-term equity-based compensation. These elements are summarized in the table below:

Component	Description	Purpose

Base Salary	Fixed cash compensation based on the executive’s performance, scope of responsibilities and experience, and competitive pay practices.	Provide a fixed, baseline level of compensation that is not contingent upon performance.

Annual incentive award	Cash payment tied to performance during the fiscal year.	Reward BD’s achieving or exceeding annual performance objectives and individual contributions to BD’s performance.

Long-Term Equity Compensation:

• Stock Appreciation Rights (“SARs”)	Right to receive, upon exercise, shares equal in value to the difference between exercise price and current market price.

• Performance Units	Performance-based restricted stock units. Amount of payout is tied to BD’s performance over three-year performance period.	Increase executive ownership, promote executive retention, align compensation with the achievement of long-term performance objectives and reward the creation of shareholder value.

• Time-Vested Units (“TVUs”)	Restricted stock unit that vests three years after grant (as discussed later, TVUs will be phased out in 2010).
     The Compensation Committee chose this combination of cash and equity compensation to further the objectives of our executive compensation program. Based on prevailing market practices, the Committee believes it needs to provide a mix of salary, annual cash incentive and equity compensation awards in order to provide a competitive compensation package. In addition, the Committee seeks to promote our pay-for-performance philosophy by making a significant portion of target compensation “at-risk.” The Compensation Committee believes it accomplishes this goal by linking pay levels to both our short-term performance (through PIP awards) and long-term performance (through Performance Units and SARs). Finally, a significant portion of total compensation is provided through equity compensation awards that align the interests of the named executive officers with our shareholders and promote executive retention.
Our pay-for-performance approach
     No specific formula is used to determine the allocation between performance-based and fixed compensation. However, BD’s emphasis on pay-for-performance resulted in performance-based compensation representing a significant portion of total target compensation in 2009, ranging from 61% to 70% of total target compensation of our named executive officers (excluding Mr. Elkins).
     The table below shows the portion of total target compensation (salary, PIP awards and equity compensation) that consisted of performance-based compensation (PIP awards, Performance Units and SARs) for the officers listed. The table is based on PIP award targets and the SFAS No. 123(R) value of their equity compensation awards used for financial reporting (which assumes Performance Units pay out at target). Because this table is based on target amounts and involves equity compensation, actual amounts received (and the percentage of total compensation coming from performance-based compensation) may differ based on performance and BD’s stock price. Our Chief Financial Officer, David V. Elkins, who joined BD on

December 1, 2008, is not included in the table below, since he did not receive any SARs or Performance Units during 2009, and he was guaranteed a minimum PIP award for 2009 as part of his committee-approved initial compensation plan, which is described in detail under “Other Compensation Actions” on page 29. Other than as described in that section, beginning in 2010, Mr. Elkins’ compensation will include the same performance elements as the other named executive officers.
Fiscal Year 2009

					Performance-
					Based
					Compensation
					as Percentage
	FY 2009	FY 2009	Total Target		of
	Target PIP	Performance Unit/	Performance-Based	Total Target	Total Target
Name	Award	SAR Awards	Compensation	Compensation	Compensation
Edward J. Ludwig	$1,284,000	$3,552,057	$4,836,057	$6,882,120	70%
John R. Considine	519,704	1,028,541	1,548,245	2,523,809	61%
Vincent A. Forlenza	529,158	1,235,504	1,764,662	2,726,700	65%
William A. Kozy	397,008	855,571	1,252,579	2,054,858	61%
     As is discussed later in this Compensation Discussion and Analysis, beginning in 2010, equity compensation awards to our executive officers will consist solely of SARs and Performance Units. This will increase the amount of total target compensation that is performance-based.
Our risk analysis of performance-based compensation
          While a significant portion of our executive compensation plan is performance-based, we do not believe that our program encourages excessive or unnecessary risk-taking. While risk-taking is a necessary part of growing a business, the Compensation Committee has focused on aligning BD’s compensation policies with the long-term interests of BD and avoiding short-term rewards for management decisions that could pose long-term risks to BD, as follows:
•	Limits on PIP awards. The compensation of our named executive officers is not overly-weighted toward short-term incentives. For instance, our CEO’s target PIP award in 2009 was about 19% of his total target compensation. Moreover, PIP awards are capped at 200% of an executive’s target award to protect against disproportionately large short-term incentives, and the Compensation Committee has broad discretion in determining the size of PIP awards based on those factors it deems appropriate, including whether an executive has caused BD to incur unnecessary or excessive risk.

•	Share Ownership Guidelines. Our share ownership guidelines require the named executive officers to hold a certain amount of BD stock. This ensures that each executive will have a significant amount of personal wealth tied to long-term holdings in BD stock.

•	Use of Long-Term Incentive Compensation. The largest percentage of total target compensation is equity-based long-term incentive compensation that vests over a period of years. This vesting period encourages our executives to focus on sustaining BD’s long-term performance. These grants are also made annually, so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long term.

•	Use of Performance Units. A significant portion of long-term incentive compensation consists of Performance Units. Performance Unit payouts are tied to how BD performs on specific measures over a three-year period, which focuses management on sustaining BD’s long-term performance. These awards also have overlapping performance periods, so any risks taken to increase the payout under one award could jeopardize the potential payouts under other awards. To further ensure that there is not a significant incentive for unnecessary risk-taking, we cap the payout of these awards at 200% of target.

•	Limit on SARs. SARs have value only if our stock price increases and have no limits on the amount that can be realized from the award. This arguably could encourage executives to take risks intended to result in short-term increases in our stock price. However, this risk is mitigated by limiting the portion of equity compensation, and, therefore, of total target compensation, that consists of SARs. This risk is also mitigated by our share ownership guidelines and by requiring that the named executive officers hold 75% of the net, after-tax shares received on exercise for one year. We also issue SARs along with restricted stock units, the value of which would be at-risk if decisions focused on short-term results hurt BD’s long-term performance.

•	Performance Metrics. We use a variety of performance metrics (earnings per share, revenue growth and return on invested capital) that we believe correlate to long-term creation of shareholder value and that are affected by management decisions. None of our performance metrics are tied to BD’s stock price.

     In sum, our program is structured so that a considerable amount of wealth of our executives is tied to the long-term health of BD, we avoid the type of disproportionately large short-term incentives that could encourage executives to take risks that may not be in BD’s long-term interests, and we provide incentives to manage for long-term performance. We believe this combination of factors encourages our executives to manage BD in a prudent manner.
How our PIP and equity compensation are administered
PIP
     The PIP provides an opportunity to receive an annual cash incentive award to reward the named executive officers for BD’s performance for the fiscal year and their contribution to that performance. The Compensation Committee believes that the PIP is an important part of our pay-for-performance philosophy and allows us to provide a competitive executive compensation program.
     Target awards. Target annual incentive awards for the named executive officers are set based on job responsibilities. These targets are expressed as a percentage of base salary. PIP award targets for the named executive officers are as follows:

Name	Target Award as % of Salary
Edward J. Ludwig	120%
David V. Elkins	70%
John R. Considine	75%
Vincent A. Forlenza	85%
William A. Kozy	70%
     The Compensation Committee increased Mr. Forlenza’s target award from 70% for 2008 to 85% for 2009 in connection with his election as BD’s President.
     Actual PIP awards may range from zero to 200% of the named executive officer’s target award, based on BD’s and the individual’s performance. However, it was agreed with Mr. Elkins that he would receive a minimum PIP award of at least $350,000 for 2009 in connection with his joining BD. The “Grants of Plan-Based Awards in Fiscal Year 2009” table on page 38 shows the range of possible awards under the PIP for 2009.
     Named executive officers are eligible to receive PIP awards, within the range described above, only if BD first meets a baseline performance target established by the Compensation Committee. For 2009, the performance target was based on BD’s net income. Achievement of the baseline performance target results in an allocation of the maximum PIP award that may be paid to a named executive officer (200% of target). The Compensation Committee has the discretion (and has historically exercised this discretion) to reduce the amount of the award based on such factors as the Compensation Committee deems appropriate.
     The factors the Compensation Committee considers when setting PIP awards include the funding available for awards (described below) and the named executive officer’s performance during the year. CEO performance is measured by his progress against the performance goals for the year that are established by the Board. With respect to the other named executive officers, the CEO provides an assessment to the Compensation Committee of how those executive officers performed against the performance objectives relating to the businesses or functions they oversee. In each case, the performance objectives for a named executive officer involve a combination of quantitative and qualitative goals. However, no specific formula or weighting of individual performance objectives is used to determine a named executive officer’s PIP award, nor is the achievement of any particular performance objective a condition to receiving an award. Instead, the Compensation Committee uses its business judgment to determine the appropriate PIP award to recognize BD’s performance and the executive’s contribution.
     Funding for PIP awards. For associates in our corporate functions, the amount of funding available for PIP awards is based on BD’s overall results, while funding for associates in our business units is based on both BD’s results and the results of that unit. The amount of funding available for PIP awards to the named executive officers is based solely on BD’s results. These awards are made from a pool that is funded based on a formula. The amount of available funding depends on how well BD performs during the year compared to the performance target set by the Compensation Committee. Performance that exceeds our goals for the year results in additional available funds for awards, while performance that falls short of target results in less funding. For 2009, the Compensation Committee set a diluted earnings per share from continuing operations (referred to as “EPS”) target. EPS is used since it is the primary basis on which we set our performance expectations for the year, and we believe consistent EPS growth leads to long-term shareholder value.
     In applying the funding formula, the Compensation Committee has the discretion to make adjustments when examining BD’s operating results to account for events that occurred during the year. These include, among other things, the effect of acquisitions and divestitures as well as items that are not considered part of our ordinary operations (such as losses or gains on litigation settlements). The Compensation Committee uses its discretion in this manner to ensure that management makes decisions based on what is in the best interest of BD and not the possible effects on its compensation. This discretion is also used to ensure that our executives are not unfairly harmed by, and do not unfairly benefit from, these types of events.
     The following table shows the formula for PIP funding for 2009:

Performance Level	Funding Level
Below 80% of performance target	No funding
At 80% of performance target	50% funding of target awards
Every 1% increase between 80% and 100% of performance target	An additional 2.5% of funding
At 100% of performance target	100% funding of target awards
Every 1% increase above 100% of performance target	An additional 5% of funding (to a maximum of 150%)
     Since individual PIP awards are determined in the discretion of the Compensation Committee, actual PIP awards to the named executive officers, as a percentage of their award targets, may be different than the overall funding percentage under the PIP.
     Change to performance target and funding formula for 2010. The Compensation Committee has made certain changes to the PIP funding formula for 2010. First, a revenue target was added to the existing EPS target. This revenue target will carry a 25% weighting in determining the payout pool, and the EPS target will be weighted 75%. The revenue target will be set based on BD’s business plan for the fiscal year. Revenues will be measured after eliminating the effects of foreign currency translation so that only the impact of improved performance is considered. This change emphasizes BD’s goal of increasing revenue growth.
     Certain other changes were made to the formula. These include raising the threshold performance level required for the funding of PIP awards to the named executive officers from 80% to 90% of target performance. The formula was also temporarily changed, as part of our cost control measures, so that meeting target performance will only result in funding for awards at 60% of target for our named executive officers and other executive officers (although the Compensation Committee retains the discretion to adjust such awards upward or downward based on individual performance). The Compensation Committee intends to revisit this change next year in light of the economic conditions at that time.
Equity-Based Compensation
     An integral part of our compensation program is long-term equity-based compensation. The awards made to the named executive officers in 2009 consisted of SARs, Performance Units and TVUs. A description of each type of award is on page 39.
     Changes to mix of equity-based compensation awards in 2009 and 2010. The Compensation Committee uses a mix of different equity compensation awards to promote the objectives of our program. Performance Units are intended to focus the named executive officers on sustained performance, and can provide value to the executives for the achievement of long-term goals regardless of movements in our stock price. SARs are intended to reward the executives for the creation of shareholder value over the term of the award. Because they are equity-based, Performance Units, SARs and TVUs also align the interests of our executives with our shareholders. Moreover, since they are subject to vesting over a period of years, they help promote executive retention.
     In prior years, we issued restricted stock units to our named executive officers that did not vest until one year after retirement (referred to as “Career Shares”). In 2009, the named executive officers were issued TVUs with a three-year vesting schedule in place of Career Shares. The Compensation Committee made this change after reviewing the compensation practices of the Comparison Group and determining that the use of Career Shares was not in line with prevailing practices. This change also simplified our executive compensation program by making awards granted to our named executive officers the same as those granted to the other members of the BD Leadership Team. TVUs are also assigned a higher value than Career Shares, due to their shorter vesting period. As a result, this change resulted in fewer units being awarded to provide the same award value.

     Beginning with grants made in 2010, equity compensation awards to our named executive officers and other members of senior management will consist solely of SARs and Performance Units. This change was made to increase the link of performance and the creation of shareholder value with executive compensation.
     How awards are determined. The Compensation Committee does not issue a targeted number of SARs or units to the named executive officers. Instead, the Compensation Committee sets an amount, in dollar value, to be granted to each named executive officer, based on market comparison data and individual performance. For grants made in 2009, the named executive officers were granted SARs and Performance Units, each having an estimated value on the date of grant equal to approximately 40% of the total award value, and TVUs for the remaining 20% of the award.
     Prior to the grants in 2009, we valued awards using the BD stock price on the grant date. However, there was a significant decline in the BD stock price during the beginning of 2009. As a result, the Compensation Committee determined that using the grant date stock price to value the 2009 grants would result in awards that, in absolute number, would be notably larger than in prior years.
     Accordingly, the Compensation Committee decided to use an average closing stock price (using the closing BD stock price on the grant date and the last trading day of each of the three preceding months) to estimate the value of the SARs and units granted to our CEO and other executive officers. This resulted in the Compensation Committee using a share price of $74.89 instead of the grant date closing price of $62.50. This change resulted in fewer SARs and units being granted to the named executive officers than would have been granted using the prior methodology. The closing price on the date of grant was used to value awards to associates who are not executive officers.
     For the equity compensation awards granted in 2010 (discussed on page 28), the Compensation Committee used the average closing BD stock price for the 20 trading days preceding the grant date to determine the BD stock price used to value awards. The Compensation Committee believes that this practice reduces the effects of stock price volatility on the number of awards. It also reduces the possibility of grantees being harmed by or benefiting from short-term movements in our stock price.
     The values given to equity compensation awards by the Compensation Committee are estimates only, and are not predictive of the value that will be ultimately realized from the awards. Such value will depend on a number of factors, including our operating performance and our stock price. In addition, to the extent the Compensation Committee uses a BD stock price that differs from the closing price on the grant date, the value ascribed to awards by the Compensation Committee may be different than the values used for financial reporting and shown in the tables included in this proxy statement.
     Performance Unit targets. The performance measures used for the Performance Units are revenue growth and return on invested capital (which we refer to as “ROIC”). For grants made in 2009, revenue growth is weighted 60% and ROIC is weighted 40%. For the grants made in 2010, revenue growth is weighted 70% and ROIC is weighted 30%. Revenue and ROIC targets for Performance Units are based on BD’s business plan at the time of the grant and what the Compensation Committee believes is a reasonable range of performance over the performance period, as well as growth trends in the segments in which we operate. The Compensation Committee’s goal is to set challenging but achievable goals.
     We use revenue growth as a performance metric because it is directly tied to our long-term growth strategy of focusing on products that provide greater benefits to patients, healthcare workers and researchers. Revenue growth is measured after eliminating the effect of foreign currency translation so that only the impact of improved performance is counted. ROIC is used to motivate our executives to continue BD’s returns at their recent levels and maintain our balance sheet strength. The Compensation Committee believes sustained performance in revenue growth and ROIC will lead to long-term value for our shareholders.
     Performance Unit awards are given a share target. A grid determines the actual number of shares that will be issued upon vesting, based on how BD’s performance compares to the performance targets. The number of shares issued can range anywhere from zero (if BD fails to meet the minimum performance threshold for both revenue growth and ROIC) to 200% of the share target (if BD meets the maximum payout threshold for both revenue growth and ROIC). In applying the grid, the Compensation Committee has the discretion to make adjustments when examining BD’s operating results to account for events that occur during the performance period.
     As with PIP awards, the named executive officers are eligible to receive Performance Unit payouts only if BD first meets a baseline net income target set by the Compensation Committee, which establishes a maximum award payout if the target is met. The Compensation Committee has the discretion (and has historically exercised this discretion) to reduce the amount of the award based on the revenue and ROIC grid discussed above. For purposes of this proxy statement, when discussing performance measures for Performance Units, we refer to the revenue and ROIC targets.

Compensation Actions
     Below is a discussion of compensation actions taken with respect to the named executive officers.
Salary adjustments
     The base salaries of the named executive officers are reviewed each November, and any adjustments go into effect on January 1 of the following year.
     2009 Salaries. Mr. Ludwig’s base salary for calendar year 2009 was maintained at $1,070,000, the same salary in effect for calendar year 2008, because the Compensation Committee believed Mr. Ludwig’s salary was consistent with competitive pay practices.
     In November 2008, we announced that Vincent A. Forlenza was elected as President of BD, effective January 1, 2009. In connection with his election, Mr. Forlenza’s salary was increased from $545,000 to $650,000. Salary increases were also approved for Messrs. Considine and Kozy of 4% and 5.5%, respectively, consistent with market comparison data.
     David V. Elkins became our Executive Vice President and Chief Financial Officer on December 1, 2008. In connection with his election, the Compensation Committee approved a base salary for Mr. Elkins of $500,000.
     2010 Salaries. In light of the current economic conditions and based on management’s recommendation, our named executive officers did not receive any salary increase for calendar year 2010. The Compensation Committee believes that the current salaries of the named executive officers remain within the target range of compensation, consistent with our objective of providing competitive compensation to our executives.
PIP awards
     For 2009, the performance target under the PIP was EPS of $4.82. This target is the midpoint of the EPS range we initially provided to investors as earnings guidance for 2009, adjusted for the divestiture of our home healthcare business that took place in 2009. The EPS target represents a 9% increase over our reported 2008 EPS.
     Our reported EPS for 2009 was $4.92. In reviewing BD’s performance against the target, the Compensation Committee exercised its discretion to eliminate the $0.11 charge incurred in connection with the pending settlement of certain antitrust class action suits and the $0.08 gain relating to various tax settlements. As a result, 2009 EPS was adjusted by a net $0.03 to $4.95. This represented approximately 103% of the performance target, and resulted in available PIP funding of 113% of target awards. The Compensation Committee adjusted for the litigation charge because it believed the decision to enter into the settlement was in BD’s best interests and that it was not appropriate to reduce available PIP funding because of the adverse effect of this settlement on our earnings. The gain on the tax settlements was eliminated because this is not considered part of our ordinary operations and would have resulted in an increase in PIP funding that was not related to our performance. BD’s EPS for the year also included a $0.26 gain, as compared to a budget for the year of $0.32, relating to our hedging activities, which offset, in part, unfavorable foreign currency translation. Hedging gains of this magnitude are unusual for BD, and resulted from the extraordinary volatility in exchange rates that occurred in 2009. However, because it was budgeted, the Compensation Committee did not adjust EPS for this item when calculating funding for PIP awards.
     The table below sets forth the PIP awards made to the named executive officers for 2009. These awards are also set forth in the Summary Compensation Table on page 35 under the heading “Non-Equity Incentive Plan Compensation.”

	Target Incentive	Actual Incentive	Award as
Name	Award	Award	% of Target
Edward J. Ludwig	$1,284,000	$1,500,000	117%
David V. Elkins	350,000 (1)	350,000	100%
John R. Considine	519,704	600,000	115%
Vincent A. Forlenza	529,158	625,000	118%
William A. Kozy	397,008	470,000	118%
(1)	Represents guaranteed minimum PIP award under sign-on agreement. Otherwise, Mr. Elkins’ target award would have been $289,423.

     The PIP awards made to Messrs. Ludwig, Considine, Forlenza and Kozy range between 115% and 118% and were generally in line with the available PIP funding of 113%. The award to Mr. Elkins represents his guaranteed minimum PIP award under his sign-on arrangements. The Compensation Committee believes that these awards are within the range of compensation targeted by the Compensation Committee, based on market comparison data.
     The PIP awards granted to the named executive officers recognize the collective efforts of BD’s management in responding to the challenging economic environment BD faced in 2009 and maintaining BD’s profitability without sacrificing investment in BD’s growth opportunities. In setting these awards, the Compensation Committee also noted that each of the named executive officers had met or exceeded his performance objectives for the year.
     Equity-Based Compensation Awards
     Awards made in 2009. In November 2008, the Compensation Committee made the equity compensation awards to Messrs. Ludwig, Considine, Forlenza and Kozy reflected in the “Grants of Plan-Based Awards in Fiscal Year 2009” table on page 38. These awards were made with respect to 2008 performance. However, these awards are reflected in the Summary Compensation Table and other tables for 2009, as required by the SEC proxy statement rules, since they were awarded during the 2009 fiscal year.
     The total value of the awards to Messrs. Ludwig and Kozy, based on the values used for financial reporting purposes, decreased 10% from their prior year award, while such total value of the award to Mr. Considine decreased by 16%. These decreases resulted in large part from a change in valuation methodology used by the Compensation Committee and described on page 26. In making awards, the Compensation Committee first establishes a dollar amount of value intended to be delivered to each of the named executive officers. For the 2009 grant, the Compensation Committee used an assumed value per share of BD common stock of $74.89 to determine the number of SARs and units to be awarded in order to deliver such dollar amount. The share price used by the Compensation Committee was $12.39 per share higher than the $62.50 closing price on the date of grant. This resulted in grants of fewer SARs and units than would have been granted if the awards had been valued using the BD stock price on the date of grant. Because the Compensation Committee used a price that was higher than the grant date closing price, the value ascribed to the awards by the Compensation Committee for compensatory purposes was higher than the value used for financial reporting purposes and shown in the Grant of Plan-Based Awards in Fiscal Year 2009 table on page 38. The award to Mr. Forlenza represented an increase of 30% over his prior year award, despite the change in methodology, as an adjustment was made to his award value to recognize his election as President of BD, effective January 1, 2009. The Compensation Committee believes that the values it ascribed to the grants to the named executive officers were within the target range of compensation, based on market comparison data.
     The Performance Units included in these awards cover the fiscal year 2009-2011 performance period. The following table sets forth the minimum performance thresholds, target performance and maximum payout thresholds for these awards:

	Minimum
	Performance	Target	Maximum Payout
Performance Measure	Threshold(1)	Performance	Threshold(2)
Revenue Growth	5.5%	8.5%	12.5%
ROIC	27%	31%	34%
     Awards made in 2010. In November 2009 (fiscal year 2010), the Compensation Committee made the equity compensation awards to the named executive officers reflected on page 40 with respect to fiscal year 2009 performance. The award made to Mr. Ludwig represented an increase of 30% over his fiscal year 2009 award, while the awards to Messrs. Considine and Forlenza represented increases of 36% and the award to Mr. Kozy represented an increase of 44%. As described above, the value of the awards made in fiscal year 2009 were lowered as a result of the valuation methodology used by the Compensation Committee for those awards. For the fiscal year 2010 awards, the Compensation Committee valued the awards based on the average BD closing price for the 20 trading days prior to grant. As a result, the price used to value the grants and determine the number of SARs and units to be issued was $71.08 (compared to the closing price on the grant date of $75.63). As a result, the award values used for financial reporting purposes are higher than the values ascribed to the awards by the Compensation Committee for compensatory purposes. This change in methodology contributed in part to the increase in award values described above. In addition, adjustments in equity compensation values were made in response to market comparison data and were intended to maintain the equity compensation of these individuals in the competitive range targeted by the Compensation Committee. The Compensation Committee believes that the grants made to BD’s named executive officers are within the target range of compensation.
     The Performance Units included in these awards cover the fiscal year 2010-2012 performance period. The table below shows the minimum performance thresholds, target performance and maximum payout thresholds for these awards.

	Minimum
	Performance	Target	Maximum Payout
Performance Measure	Threshold(1)	Performance	Threshold(2)
Revenue Growth	4%	7%	11%
ROIC	28%	32%	35%
     As was stated earlier, we set revenue growth and ROIC targets for Performance Units based on BD’s business plan and what the Compensation Committee considers a reasonable range of performance over the performance period. In making these awards, the Compensation Committee deemed it appropriate to lower the revenue growth target from the prior year’s grant. The Compensation Committee believes this three-year revenue target is a challenging goal for management given the current economic climate and its expected effect on BD’s near-term results. At the same time, the Compensation Committee raised the threshold performance for ROIC based on BD’s past performance with respect to this metric.

Payout of prior Performance Unit awards
     2006-2008 performance period
     In November 2008, Performance Units awarded in fiscal year 2006 vested. These awards covered the fiscal year 2006-2008 performance period. The payout of these awards is reflected in the “Option Exercises and Stock Vested in Fiscal Year 2009” table on page 43. The performance targets for these Performance Units were 7.5% average annual revenue growth (foreign currency neutral) and 30% average ROIC.
     Average annual revenue growth and average ROIC over the performance period were approximately 7.8% and 31.8%, respectively. In applying the payout grid, the Compensation Committee used its discretion to adjust reported revenue growth to take into account acquisitions and divestitures that had the net effect of increasing revenue growth. This resulted in a downward adjustment of revenue growth for the performance period from 7.8% to 7.3%. The Compensation Committee also adjusted ROIC for the period to eliminate the effects of the income resulting from an insurance settlement, the non-cash in-process research and development charges incurred in connection with our acquisitions of GeneOhm Sciences, Inc., TriPath Imaging, Inc. and Plasso Technology, Ltd., and the costs associated with the exit from our blood glucose monitoring business. However, these items offset each other and resulted in no adjustment to ROIC for the period. The Committee adjusted ROIC for the insurance settlement because it was not considered part of our ordinary operations and would have, standing alone, resulted in an increase in ROIC that was not related to the performance of our business. The adverse effect on ROIC resulting from the charges relating to our acquisitions and blood glucose monitoring business was eliminated because these actions were taken in support of our long-term strategy, and the Compensation Committee did not believe it was appropriate to reduce the Performance Unit payouts as a result of these actions. Based on the adjustment to revenue growth, the share payout of the awards was adjusted downward from 122% to 115% of the share target.
     2007-2009 performance period
     In November 2009, Performance Units covering the fiscal year 2007-2009 performance period vested. The performance targets for these Performance Units were 9% average annual revenue growth (foreign currency neutral) and 30% average ROIC.
     Average annual revenue growth and average ROIC over the performance period were approximately 6.4% and 31.8%, respectively. In applying the payout grid, the Compensation Committee used its discretion to adjust reported revenue growth to take into account acquisitions and divestitures (including the divestiture of our home healthcare business) that had the net effect of increasing revenue growth for the period. This resulted in a downward adjustment of revenue growth for the performance period from 6.4% to 6.1%. The Compensation Committee also adjusted ROIC for the period to eliminate the effects of the in-process research and development charges incurred in connection with the TriPath and Plasso acquisitions for the reasons discussed earlier. ROIC was further adjusted to eliminate the effect of the charge relating to the pending settlement of certain antitrust cases. The Compensation Committee thought it appropriate to adjust for this settlement since it was determined that the settlement was in BD’s best interests, and the Compensation Committee did not believe it was appropriate for the Performance Unit payouts to be reduced as a result. These adjustments increased ROIC for the period from 31.1% to 31.7%. Based on the adjustments to revenue growth and ROIC, the share payout of the awards was adjusted upward from 74% to 77% of the share target.
     Other Compensation Actions
     In connection with his election as Executive Vice President and Chief Financial Officer, effective December 1, 2008, David V. Elkins received a sign-on payment of $220,000 and sign-on award of 5,285 TVUs. Mr. Elkins was also given a salary of $500,000, and was guaranteed a minimum $350,000 PIP award for 2009. We also provide Mr. Elkins financial assistance with his relocation to New Jersey, and will compensate him for any taxes payable as a result of such assistance. Mr. Elkins will also receive an additional $250,000 payment in January 2010 to compensate for the forfeiture of equity awards he had previously received from his former employer. In order to attract and retain qualified executives, sign-on packages are sometimes needed to compensate candidates for any compensation they may lose by leaving their current employer, and to mitigate the risk associated with a job change, particularly for persons at senior level positions. These terms were the result of negotiations between BD and Mr. Elkins in connection with his recruitment, and were approved by the Compensation Committee as a reasonable inducement for Mr. Elkins to join BD.

Other benefits under our executive compensation program
     Company transportation
     The Compensation Committee encourages Mr. Ludwig to use BD aircraft for his personal and business travel, in order to make more efficient use of his travel time and mitigate business continuity risk. BD and Mr. Ludwig have entered into a time-sharing arrangement, under which Mr. Ludwig makes payments to BD for his personal use of BD aircraft. For 2009, Mr. Ludwig’s time-share payments totaled $208,933. These payments covered all of the incremental costs relating to Mr. Ludwig’s personal flights. Additional information on the time-sharing arrangement is set forth in the notes to the Summary Compensation Table on page 35.
     Deferred compensation
     Our Deferred Compensation and Retirement Benefit Restoration Plan is an unfunded, nonqualified plan that, among other things, allows the named executive officers and other eligible associates to defer receipt of cash compensation and shares issuable under certain equity compensation awards. This gives eligible associates the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under our tax-qualified 401(k) plan. The table on page 46 shows activity in the deferral accounts of the named executive officers during 2009. We do not provide any guaranteed earnings on amounts deferred by the named executive officers. Earnings on these accounts are based on their individual investment selections. The plan is offered to our eligible associates as part of a competitive compensation program.
     BD provides matching contributions on deferred cash compensation under the plan. BD matches 75% of the first 6% of salary and PIP award deferred by a participant under the plan and our 401(k) plan combined. These matching contributions are made to the extent the total salary and PIP award from which a participant makes contributions to both plans do not exceed three times the limit for qualified plans (which was $735,000 in calendar year 2009).
     Pension benefits
     We offer retirement benefits for all of our associates. Because the Internal Revenue Code limits the maximum annual benefit that may be paid to an individual under our qualified Retirement Plan, we provide additional benefits through our non-qualified Deferred Compensation and Retirement Benefit Restoration Plan. Together, these plans are designed to provide a market-competitive level of income replacement for our retirement-eligible associates, reduce associate turnover and contribute towards providing a competitive compensation package. A more complete description of our pension benefits begins on page 43. The named executive officers participate in these plans on the same basis as all eligible associates.
     Change of control agreements
     We have an agreement with each of the named executive officers relating to their employment following a change of control. This agreement provides the executive with continued employment for a period of two years following a change of control of BD. It also provides certain benefits to the executive in the event his employment is terminated during this period. Generally, these benefits include a severance payment equal to two times (in the case of Mr. Elkins) or three times (in the case of the other named executive officers) the executive’s salary and PIP award, certain pension benefits, continued welfare plan benefits and outplacement services. More complete descriptions of the terms and potential payouts of our change of control agreements are found beginning on page 47.
     General purpose. Our change of control agreements are intended to retain the executives and provide continuity of management in the event of an actual or threatened change of control of BD. These change of control benefits are reviewed from time-to-time by the Compensation Committee to ensure that they are consistent with our compensation objectives and policies. Based on information provided by Towers Perrin, change of control arrangements are used by a substantial majority of the companies in the Comparison Group, and the terms of our agreements, including the severance multiple, are intended to be consistent with the prevailing practices at those companies. The Compensation Committee believes the benefits provided under these agreements are appropriate and are consistent with our objective of attracting and retaining highly-qualified executives.
     In setting the potential payments under these agreements, the Compensation Committee does not consider the wealth accumulation of the named executive officers, because the Compensation Committee believes these agreements are important in protecting shareholder interests in the event of an actual or threatened change of control. In addition, while salary and PIP decisions affect the potential payouts under these agreements, this did not affect the Compensation Committee’s decision-making. The Compensation Committee does not believe it is appropriate to base salary and PIP decisions on the potential effect they may have under change of control agreements that may never be triggered.
     Triggering events. Our agreements contain what is known as a “double trigger” — that is, there must be a change of control of BD and a termination of the executive’s employment in order for any payments to be made. The termination can be either an actual termination or a “constructive” termination. A “constructive” termination occurs when a named executive officer’s duties are materially reduced, the executive is required to relocate beyond a certain distance, or the executive’s compensation is reduced. We opted for a “double-trigger,” rather than providing for severance payments solely on the basis of a change of control, since this is more consistent with the purpose of encouraging the continued employment of the executive in the event of a change of control.
     “Gross-up” payments. As is discussed on page 48, if the payments made to a named executive officer on account of his termination exceed certain amounts, BD may not be able to deduct the payments for federal income tax purposes and the named executive officer could be subject to a 20% excise tax on such payments. The excise tax is in addition to the executive’s regular payroll and income taxes. To offset the effect of the excise tax, we will make a “gross-up” payment to a named executive officer to reimburse him for the excise tax. In this way, the executive retains the same amount that he would have retained had the excise tax not been imposed. We provide for these payments because they allow an executive to recognize the full intended economic benefit of his agreement and eliminate unintended disparities between executives that the excise tax can arbitrarily impose, owing to the particular structure of this tax provision.
     Other change of control provisions
     Upon a change of control, all equity compensation awards issued under our plans will immediately vest. This accelerated vesting occurs for all employees, not just the named executive officers. Unlike the “double trigger” under the change of control agreements discussed above, no termination of employment is required for the accelerated vesting of the awards. This “single-trigger” vesting provides our employees with the same opportunity as our shareholders to realize the value created by the transaction. Based on information provided by Towers Perrin, the Compensation Committee believes that these accelerated vesting provisions are consistent with market practices.
Significant policies and additional information regarding executive compensation
     Recovery of prior compensation
     The Board of Directors has adopted a policy that gives the Board the discretion to require a member of the BD Leadership Team to reimburse BD for any PIP award or Performance Unit payout that was based on financial results that were subsequently restated as a result of such member’s misconduct. The Board also has the discretion to cancel any equity compensation awards (or recover payouts under such awards) that were granted to such person with respect to the restated period, and require the person to reimburse BD for any profits realized on any sale of BD stock occurring after the public issuance of the financial statements that were subsequently restated. The BD Leadership Team consists of 43 members of senior management, and includes the named executive officers.
     The policy also gives the Board the authority to require those members of the BD Leadership Team who were not involved in the misconduct to reimburse BD in the amount by which their PIP award or Performance Unit payouts exceeded the amount they would have received based on the restated results.
     The terms of the policy have been incorporated into the PIP and the terms of our equity compensation awards. The policy is available on BD’s website at www.bd.com/investors/corporate_governance/.
     Share retention and ownership guidelines
     In order to increase executive share ownership and promote a long-term perspective toward managing our business, we have adopted share retention and ownership guidelines for the named executive officers and other members of the BD Leadership Team. Under the guidelines, these associates are expected to retain, in shares of BD stock, 75% of the net, after-tax gain or the net, after-tax shares realized under equity compensation awards granted after the adoption of the guidelines in July 2004, until the person achieves and maintains a significant ownership position, which is expressed as a multiple of salary as follows:

Chief Executive Officer	5 times salary
President	5 times salary
Other Executive Officers (9 persons)	3 times salary
Other BD Leadership Team Members (32 persons)	1 times salary
     The Compensation Committee annually reviews the shareholdings of the persons subject to these guidelines. Shares held directly, shares held indirectly through our benefit plans (including our 401(k) plan and Deferred Compensation and Retirement Benefit Restoration Plan), Career Shares and TVUs are included in determining a person’s share ownership. Stock options and SARs (whether vested or unvested) and unvested Performance Units are not included. Each of the named executive officers has holdings in BD stock in excess of his ownership requirement, other than Mr. Elkins, who only joined BD in December 2008.

     The named executive officers are required to hold 75% of the net, after-tax shares received upon exercise of their SARs for a period of one year following exercise. This is in addition to any requirements they may have under our share retention and ownership guidelines.
     Our insider trading policy expressly prohibits our associates from engaging in options, puts, calls or other transactions that are intended to hedge against the economic risk of owning BD shares. This policy is available on BD’s website at www.bd.com/investors/corporate_governance/.
     Timing of equity awards
     The Compensation Committee has adopted a policy on the granting of equity compensation awards (which can be found on BD’s website at www.bd.com/investors/corporate_governance/). The policy prohibits the backdating of any equity grant, and requires our annual equity compensation awards and any “off-cycle” awards approved by our CEO to be made on fixed dates. The policy also prohibits manipulating the timing of either the public release of information or the grant of an award in order to increase the value of the award. Under the policy, the exercise price of any stock option or SAR award will be the closing price of BD stock on the grant date.
     Tax and accounting considerations
     Section 162(m) of the Internal Revenue Code precludes BD from taking a federal income tax deduction for compensation paid in excess of $1 million to a named executive officer (other than our Chief Financial Officer). This limitation does not apply, however, to “performance-based” compensation, including SARs, stock options, Performance Units and PIP awards. Salary and TVUs do not constitute “performance-based” compensation and are subject to the limitations of Section 162(m).
     While the Compensation Committee generally attempts to preserve the deductibility of compensation paid to the named executive officers, the Compensation Committee believes the primary purpose of our compensation program is to support BD’s strategy and the long-term interests of our shareholders. Therefore, the Compensation Committee maintains the flexibility to award compensation that may be subject to the limits of Section 162(m) if doing so furthers the objectives of our executive compensation program. In recognition of the limits under Section 162(m), the TVUs granted to the named executive officers in 2009 contain a provision that gives the Compensation Committee the authority to require the deferral of any shares issuable under a TVU if the deduction for such shares would be limited under Section 162(m). In addition, the Compensation Committee used its authority under the terms of the November 2003 Performance Unit grant to require Mr. Ludwig to defer the receipt of shares that were otherwise payable to him under this grant in November 2008. These shares are required to be deferred until such time as the deduction for the payment of the shares will not be limited under Section 162(m).
     We account for stock-based compensation in accordance with SFAS No. 123(R). SFAS No. 123(R) requires us to recognize compensation expense relating to share-based payments (such as SARs and restricted stock units) in our financial statements. The adoption of SFAS No. 123(R) and the recognition of this expense have not caused us to limit or significantly alter the equity compensation element of our program. This is because we believe equity compensation is needed to provide a competitive executive compensation program and fulfills important program objectives. We did, however, switch from issuing stock options to stock-settled SARs following the adoption of SFAS No. 123(R), since both types of awards result in the recognition of compensation expense and we believed that stock-settled SARs would result in less shareholder dilution. We would consider the effect under SFAS No. 123(R) of any proposed change to the equity compensation element of our program.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
     The primary objective of the BD compensation program is to fully support the strategic business goal of delivering superior long-term shareholder returns through sustained revenue growth, EPS growth and return on capital. As such, we intend to ensure a high degree of alignment between pay and the long-term value and financial soundness of BD. The Compensation and Benefits Committee of the Board of Directors (the “Committee”) has established the following compensation principles to meet this objective:
•	Linking rewards to performance
•	We maintain a pay-for-performance philosophy based on actual performance as against clear, measurable company performance targets, particularly those metrics which support the creation of long-term shareholder value.
•	Delivering superior business and financial results
•	Performance targets are set to reward executives for achieving outstanding short and long-term results in line with our objective of enhancing long-term shareholder value. In setting short-term goals and in rewarding performance, we will take care to ensure that we do not create incentives to take inappropriate risks.
•	Offering a competitive compensation structure

•	We have established and intend to maintain a competitive structure that supports the recruitment and retention of high-performance executives, essential to driving the business results required to execute our strategy and create long-term value for shareholders. This structure is determined by evaluating peer group data which is provided and analyzed by the Committee’s independent consultant, Towers Perrin.

•	Aligning the interests of executives and shareholders
•	Through equity-based compensation and equity ownership guidelines for executives, we seek to align the interests of executives with those of the company’s shareholders. This represents the largest portion of our compensation structure.
•	Maintaining a transparent compensation structure
•	The Committee strives to provide absolute transparency to executives, employees and shareholders of all aspects of BD’s compensation and benefits structure. This includes disclosure of performance targets, payout formulas and details of other earned benefits.
•	Maintaining Committee independence
•	The Committee is made up exclusively of independent directors and utilizes an independent compensation consultant, Towers Perrin, which, by Committee policy, is prohibited from performing any services for BD or its management without the Committee’s prior approval.
•	Retaining prerogative to adjust programs
•	The Committee retains the prerogative to change or modify compensation and benefit programs to reflect prevailing economic, market or company financial conditions.

     The Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in BD’s Annual Report on Form 10-K for the year ended September 30, 2009 and in this proxy statement.
COMPENSATION AND BENEFITS COMMITTEE
Edward F. DeGraan — Chair
Basil L. Anderson
Marshall O. Larsen
James F. Orr
Willard J. Overlock, Jr.
Bertram L. Scott

COMPENSATION OF NAMED EXECUTIVE OFFICERS
     The following table shows the compensation provided by BD to each of the named executive officers in fiscal year 2009.
2009 SUMMARY COMPENSATION TABLE

								Change in
								Pension Value
								and Nonqualified
							Non-Equity	Deferred	All
Name and					Stock	Option	Incentive Plan	Compensation	Other
Principal Position	Year	Salary(1)	Bonus		Awards(2)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Edward J. Ludwig	2009	$1,070,000	0		$1,999,501	$1,599,932	$1,500,000	$2,918,894	$33,055	$9,121,382
Chairman and Chief	2008	1,059,846	0		2,995,948	1,918,861	1,526,179	0	14,280	7,515,114
Executive Officer	2007	1,030,000	0		2,961,445	2,192,651	1,400,000	448,171	19,160	8,051,427

David V. Elkins Executive Vice President and Chief Financial Officer (6)	2009	413,462	$220,000	(7)	91,014	—	350,000	13,697	78,381	1,166,554

John R. Considine	2009	692,939	0		597,319	463,291	600,000	595,256	32,464	2,981,269
Vice Chairman	2008	667,162	0		955,656	599,476	675,000	223,992	11,061	3,132,347
	2007	643,951	0		1,025,692	745,676	670,000	159,518	7,313	3,252,150

Vincent A. Forlenza	2009	622,538	0		627,889	556,504	625,000	1,108,180	36,202	3,576,313
President	2008	538,654	0		975,762	838,634	625,000	0	39,587	3,017,637
	2007	510,170	0		847,415	589,719	585,000	203,258	7,299	2,742,861

William A. Kozy	2009	567,154	0		479,190	385,383	470,000	1,213,906	35,446	3,151,079
Executive Vice President	2008	538,654	0		725,842	465,383	470,000	0	14,040	2,213,919
	2007	509,162	0		855,536	666,355	425,000	201,468	7,520	2,665,041

(1)	Salary. BD’s fiscal year ends September 30. The amounts shown in the “Salary” column reflect three months of salary at one calendar year rate and nine months at the following calendar year rate.

(2)	Stock Awards and Option Awards. The amounts shown in the “Stock Awards” and “Option Awards” columns reflect the amounts expensed for the fiscal year under SFAS No. 123(R) for all outstanding stock awards (restricted stock units) and option awards (stock options and stock appreciation rights) held by the named executive officer (disregarding estimated forfeitures), including awards made in prior fiscal years. For a description of the methodology and assumptions used by us in arriving at the amounts reflected in these columns, see the notes to the consolidated financial statements contained in our Annual Reports on Form 10-K for the years ended September 30, 2009, 2008, 2007, 2006 and 2005, respectively.

(3)	Non-Equity Incentive Plan Compensation. Includes the cash amounts earned under BD’s Performance Incentive Plan. These amounts are paid in January of the fiscal year following the fiscal year in which they are earned, unless deferred at the election of the named executive officer.

(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings.
     Pension—Amounts shown are the aggregate changes in the actuarial present value of accumulated benefits under our defined benefit pension plans (including our restoration plan). These amounts represent the difference between the present value of accumulated pension benefits at normal retirement age at the beginning and end of the fiscal year. A decrease in present value is shown in the above table as “0.” Information regarding the named executive officers’ accumulated benefits under our pension plans is on page 44.

     Deferred Compensation—Earnings on nonqualified deferred compensation are not included in this column, since no named executive officer earned above-market or preferential earnings on nonqualified deferred compensation during the fiscal years shown. Information on the named executive officers’ deferred compensation accounts is on page 46.
(5)	All Other Compensation. Amounts shown for fiscal year 2009 include the following:

	Edward J. Ludwig	David V. Elkins	John R. Considine	Vincent A. Forlenza	William A. Kozy
Matching contributions under plans	$31,725	$10,385	$31,725	$31,725	$31,725
Use of corporate transportation	200	—	—	—	—
Tax reimbursements	—	—	—	3,791	3,114
Relocation Benefits	—	67,996	—	—	—
Term life insurance	1,130	—	739	686	607

Total	$33,055	$78,381	$32,464	$36,202	$35,446
     The following is a description of these benefits:
•	Matching Contributions Under Plans — The amounts shown reflect matching contributions made by BD pursuant to our 401(k) plan and deferred compensation plan.

•	Use of Corporate Transportation — The amount shown for Mr. Ludwig is the value attributed to his personal use of corporate transportation. Pursuant to a policy adopted by the Board of Directors, Mr. Ludwig is encouraged to use BD aircraft for his personal and business travel. The value of Mr. Ludwig’s personal use of BD aircraft is equal to the incremental variable costs incurred by BD in connection with his flights that are not reimbursed by Mr. Ludwig. These variable costs include fuel, trip-related maintenance, crew travel expenses, on-board catering and landing and parking fees. Since BD aircraft are used predominantly for business purposes, we do not include fixed costs that do not change in amount based on usage, such as depreciation and pilot salaries.

BD and Mr. Ludwig have entered into a time-sharing arrangement under which Mr. Ludwig makes time-share payments to BD for his personal use of BD aircraft. The payments are for the maximum amount permitted by Federal Aviation Administration regulations without subjecting BD to regulation as a charter carrier. Mr. Ludwig made total payments of $208,933 under this arrangement for personal flights taken in fiscal year 2009, which more than covered all of the variable costs incurred by BD in connection with these flights. Accordingly, no value has been attributed to his use of corporate aircraft in the Summary Compensation Table.

BD also makes available a driver and BD-leased car to Mr. Ludwig on occasion for commuting to and from work. The incremental costs incurred by BD in connection with this transportation are fuel charges and any other variable costs related to such use. Since BD-leased cars are used predominantly for business purposes, we have not included fixed costs, such as driver salaries, which do not change based on usage.

Mr. Ludwig is responsible for the payment of any tax on any income imputed to him as a result of his use of corporate transportation.

•	Tax Reimbursements — Mr. Kozy, a resident of New Jersey, spent a portion of his time in California in connection with his oversight of our BD Biosciences business segment. As a result, part of Mr. Kozy’s income may be treated as being earned in California for California state tax purposes. BD reimburses Mr. Kozy for any incremental state tax liability incurred by him as a result of being subject to California taxation. The same arrangement is in effect for Mr. Forlenza with respect to the period that he served as President of BD Biosciences.

•	Relocation Benefits — In connection with his election as an executive officer, we extended certain relocation benefits to Mr. Elkins. These include a monthly housing allowance and reimbursement for travel and other costs. BD also pays any related taxes that may be payable by Mr. Elkins on his relocation benefits. For 2009, tax reimbursements paid to Mr. Elkins were $27,046.

•	Term Life Insurance — BD provides incremental term life insurance benefits to the named executive officers beyond those provided to BD associates generally. The amounts shown reflect the dollar value of the insurance premiums paid by BD for this incremental insurance.
(6)	Mr. Elkins was elected to his position effective December 1, 2008.

(7)	Represents amount paid as a sign-on bonus at the commencement of Mr. Elkins’ employment.

INFORMATION REGARDING PLAN AWARDS IN FISCAL YEAR 2009
     Set forth below is information regarding awards provided to the named executive officers in fiscal year 2009. The non-equity incentive awards were made under the BD Performance Incentive Plan. The equity-based awards were made under BD’s 2004 Employee and Director Equity-Based Compensation Plan.
Grants of Plan-Based Awards in Fiscal Year 2009

									All Other	All Other
									Stock	Option	Exercise	Grant
			Estimated Possible Payouts			Estimated Future Payouts			Awards:	Awards:	or Base	Date Fair
			Under Non-Equity Incentive			Under Equity Incentive			Number	Number of	Price of	Value of
			Plan Awards(2)			Plan Awards(3)			of Shares	Securities	Option	Stock and
	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Underlying	Awards	Option
Name	Type(1)	Date	($)	($)	($)	(#)	(#)	(#)	or Units (4)	Options	($/Sh) (5)	Awards (6)
Edward J. Ludwig	PIP	N/A	$642,000	$1,284,000	$2,568,000
	PU	11/25/08				312	31,234	62,468				$3,904,250
	TVU	11/25/08							15,617			976,063
	SAR	11/25/08								99,313	$62.50	1,599,932

David V. Elkins	PIP	N/A	N/A(7)	350,000	578,847
	TVU	12/01/08							5,285			327,829

John R. Considine	PIP	N/A	259,852	519,704	1,039,408
	PU	11/25/08				90	9,044	18,088				1,130,500
	TVU	11/25/08							4,522			282,625
	SAR	11/25/08								28,758	$62.50	463,291

Vincent A. Forlenza	PIP	N/A	264,579	529,158	1,058,316
	PU	11/25/08				109	10,864	21,728				1,358,000
	TVU	11/25/08							5,432			339,500
	SAR	11/25/08								34,544	$62.50	556,504

William A. Kozy	PIP	N/A	198,504	397,008	794,016
	PU	11/25/08				75	7,523	15,046				940,375
	TVU	11/25/08							3,762			235,125
	SAR	11/25/08								23,922	$62.50	385,383

(1)	Award Type:

PIP = Performance Incentive Plan PU = Performance Unit TVU = Time-Vested Unit SAR = Stock Appreciation Right

(2)	The amounts shown represent the range of possible dollar payouts the named executive officers could have earned under the BD Performance Incentive Plan for fiscal year 2009. Actual payments under the Performance Incentive Plan for fiscal year 2009 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 35. The amount in the “Threshold” column assumes BD achieved the minimum performance level, resulting in

Performance Incentive Plan funding of 50% of target, and that the named executive officer received an award equal to 50% of his award target. With respect to Mr. Elkins, please see note 7 below.

(3)	The amounts shown represent the range of potential payouts, expressed in number of shares, under the Performance Unit awards. The amount in the “Threshold” column shows the number of shares that will be paid out assuming BD achieves the minimum performance level that would result in a payment of shares. The payout amounts shown in the above table do not reflect shares that may be issued pursuant to dividend equivalent rights.

(4)	The amounts shown do not reflect shares that may be issued pursuant to dividend equivalent rights.

(5)	The exercise price is the closing price of BD common stock on the date of grant, as reported on the New York Stock Exchange.

(6)	The amounts shown in this column reflect the grant date fair value of the awards under SFAS No. 123(R) used by BD for financial statement reporting purposes (disregarding estimated forfeitures), assuming the Performance Units pay out at their maximum payout. (Values shown for Performance Units in the last year’s proxy statement assumed pay out at target.) For a discussion of the assumptions made by us in arriving at the grant date fair value of these awards, see note 15 to the consolidated financial statements that are included in our Annual Report on Form 10-K for the year ended September 30, 2009.

(7)	As part of his agreement to join BD, it was agreed that Mr. Elkins would receive a minimum PIP award for fiscal year 2009 of at least $350,000.

Description of Awards
     The following is a description of the awards listed in the above table.
Performance Incentive Plan
     The BD Performance Incentive Plan (“PIP”) provides an opportunity for annual cash incentive payments to the named executive officers and other eligible associates. A more detailed discussion of the PIP and the performance objectives established under the PIP for fiscal year 2009 appears in the Compensation Discussion and Analysis section of this proxy statement. Total awards to BD’s executive officers may not, in the absence of special circumstances, exceed 3% of our reported after-tax net income for the fiscal year.
Equity-Based Compensation Awards
     Performance Units. Performance Units are performance-based restricted stock units that vest three years after grant. The potential payouts under these awards range anywhere from zero to 200% of the award’s share target. The actual payout is based on BD’s performance against the performance targets over the three-year performance period covering fiscal years 2009-2011. The performance targets include 8.5% average annual revenue growth (after excluding the effects of foreign currency translation) and average return on invested capital of 31% over the performance period. Performance Units are issued in tandem with dividend equivalent rights (see below).
     Time Vested Units. A Time-Vested Unit (“TVU”) is a restricted stock unit that represents the right to receive one share of BD common stock upon vesting. TVUs vest three years after grant. TVUs are issued in tandem with dividend equivalent rights (see below).
     Stock Appreciation Rights (SARs). A SAR represents the right to receive, upon exercise, shares of BD common stock equal in value to the difference between the market price of BD common stock at the time of exercise and the exercise price. These grants have a ten-year term, and become exercisable in four equal annual installments, beginning one year following the grant date. The named executive officers are required to hold 75% of the net, after-tax shares received upon exercise of the SARs for a period of one year following exercise.
     Dividend Equivalent Rights. Performance Units and TVUs are issued in tandem with dividend equivalent rights. Under these rights, the holder is credited with additional restricted stock units each time BD pays a dividend. Dividend equivalents accrue on these awards at the same rate as dividends are paid on outstanding shares of BD stock. The accrued units are paid only if the underlying award vests. The value of the dividend equivalent rights is included in the amount shown in the above table and the “Stock Awards” column of the Summary Compensation Table.
     Change of Control. Performance Units, TVUs and SARs fully vest upon a change of control (see “Accelerated Vesting of Equity-Based Compensation Awards Upon a Change of Control” on page 49).

INFORMATION REGARDING EQUITY-BASED COMPENSATION
AWARDS IN FISCAL YEAR 2010
     The applicable rules of the SEC require us to provide information regarding equity-based compensation paid in fiscal year 2009. We are supplementally providing the information below regarding equity-based compensation provided to the named executive officers in November 2009 (fiscal year 2010) under the 2004 Employee and Director Equity-Based Compensation Plan. The value of these awards is not reflected in the Summary Compensation Table on page 35, the Grants of Plan-Based Awards in Fiscal Year 2009 table on page 38 or the Outstanding Equity Awards at 2009 Fiscal Year-End table on page 41, because they were granted following the end of fiscal year 2009.

						All Other
						Option
			Estimated Future Payouts			Awards:	Exercise or
			Under Equity			Number of	Base Price of	Grant Date
			Incentive Plan Awards(2)			Securities	Option	Fair Value of
	Award	Grant	Threshold	Target	Maximum	Underlying	Awards	Stock and
Name	Type(1)	Date	(#)	(#)	(#)	Options(3)	($/Sh)(4)	Option Awards(5)
Edward J. Ludwig	PU	11/24/09	387	38,689	77,378			$5,852,098
	SAR	11/24/09				150,540	$75.63	2,965,638
David V. Elkins	PU SAR	11/24/09 11/24/09	84	8,441	16,882	32,845	$75.63	1,276,786 647,047
John R. Considine	PU	11/24/09	117	11,712	23,424			1,771,557
	SAR	11/24/09				45,573	$75.63	897,788
Vincent A. Forlenza	PU	11/24/09	141	14,069	28,138			2,128,076
	SAR	11/24/09				54,742	$75.63	1,078,417
William A. Kozy	PU	11/24/09	103	10,340	20,680			1,564,028
	SAR	11/24/09				40,235	$75.63	792,630

(1)	Award Type:

PU = Performance Unit SAR = Stock Appreciation Right

(2)	The amounts shown represent the range of potential payouts, expressed in number of shares, to the named executive officers under the Performance Unit awards. The amounts shown do not reflect the shares that may be issued pursuant to dividend equivalent rights.

(3)	The amounts shown do not reflect the shares that may be issued pursuant to dividend equivalent rights.

(4)	The exercise price is the closing price of BD common stock on the date of grant, as reported on the New York Stock Exchange.

(5)	The amounts shown in this column reflect the grant date fair value of the awards used by BD for financial statement reporting purposes. These amounts assume that the Performance Units will be paid at their maximum payout. The fair value of these awards was determined using the same methodology used to determine the fair value of the awards granted in fiscal year 2009. To determine the fair value of the SARs listed above, the following assumptions were used: dividend yield: 1.96%; volatility: 28%; risk-free rate of return: 2.60%; and expected life: 6.5 years.

     The performance targets under the Performance Units include 7% average annual revenue growth (after excluding the effects of foreign currency translation) and average return on invested capital of 32%, over the three-year period covering fiscal years 2010-2012. The maximum payout of these awards is 200% of share target.
     As is discussed on page 28, the Compensation Committee used a different methodology in determining the number of SARs and Performance Units for the 2010 grant than was used for the 2009 grant.

OUTSTANDING EQUITY AWARDS
     The following table sets forth the outstanding equity awards held by the named executive officers at the end of fiscal year 2009.
Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards					Stock Awards
								Equity	Equity
								Incentive Plan	Incentive Plan
								Awards:	Awards:
							Market	Number of	Market or
		Number of	Number of			Number of	Value of	Unearned	Payout Value
		Securities	Securities			Shares or	Shares or	Shares, Units	of Unearned
		Underlying	Underlying	Option		Units of	Units of	or Other	Shares, Units
		Unexercised	Unexercised	Exercise	Option	Stock That	Stock That	Rights That	or Other Rights
	Grant	Options	Options	Price	Expiration	Have Not	Have Not	Have Not	That Have Not
Name	Date	Exercisable(1)	Unexercisable(1)	($/Sh)	Date	Vested(2)	Vested(3)	Vested(4)	Vested(3)
Edward J. Ludwig	11/27/2001	65,000	0	$32.49	11/27/2011
	11/25/2002	220,000	0	$29.99	11/25/2012
	11/24/2003	98,961	0	$38.78	11/24/2013
	11/23/2004	76,409	0	$54.41	11/23/2014
	11/21/2005	65,112	21,707	$59.16	11/21/2015
	11/21/2006	39,290	39,290	$71.72	11/21/2016
	11/20/2007	18,757	56,272	$84.33	11/20/2017
	11/25/2008	0	99,313	$62.50	11/25/2018
	Various					111,008	$7,742,808	75,384	$5,258,034

David V. Elkins	12/1/2008					5,387	375,743

John R. Considine	11/24/2003	40,000	0	$38.78	11/24/2013
	11/23/2004	30,564	0	$54.41	11/23/2014
	11/21/2005	21,117	7,040	$59.16	11/21/2015
	11/21/2006	12,768	12,771	$71.72	11/21/2016
	11/20/2007	5,814	17,445	$84.33	11/20/2017
	11/25/2008	0	28,758	$62.50	11/25/2018
	Various					34,950	2,437,763	23,013	1,605,157

Vincent A. Forlenza	11/27/2001	58,000	0	$32.49	11/27/2011
	11/25/2002	45,000	0	$29.99	11/25/2012
	11/24/2003	26,000	0	$38.78	11/24/2013
	11/23/2004	22,923	0	$54.41	11/23/2014
	11/21/2005	15,837	5,281	$59.16	11/21/2015
	11/21/2006	9,036	9,037	$71.72	11/21/2016
	11/20/2007	4,539	13,618	$84.33	11/20/2017
	11/25/2008	0	34,544	$62.50	11/25/2018
	Various					32,268	2,250,693	21,377	1,491,046

William A. Kozy	11/25/2002	41,666	0	$29.99	11/25/2012
	11/24/2003	26,000	0	$38.78	11/24/2013
	11/23/2004	22,923	0	$54.41	11/23/2014
	11/21/2005	15,837	5,281	$59.16	11/21/2015
	11/21/2006	9,036	9,037	$71.72	11/21/2016
	11/20/2007	4,539	13,618	$84.33	11/20/2017
	11/25/2008	0	23,922	$62.50	11/25/2018
	Various					35,022	2,442,785	17,972	1,253,547

(1)	Stock options and SARs are included in these columns. Stock options and SARs become exercisable in four equal annual installments, beginning one year following the date of grant.

Set forth below is the value of the unexercised vested options and SARs held by named executive officers at the end of fiscal year 2009. The value represents the difference between $69.75, the closing price of BD common stock on September 30, 2009, and the exercise price of each unexercised vested option or SAR held by the named executive officer. These values may not reflect the value actually realized by the named executive officers.

Name	Value of Vested Options and SARs
Edward J. Ludwig	$16,096,393
John R. Considine	1,931,586
Vincent A. Forlenza	5,275,062
William A. Kozy	2,981,422

(2)	The amounts shown in this column represent grants of TVUs granted in fiscal year 2009 and other previous restricted stock unit awards that are not performance-based. The TVUs vest three years after grant. The other awards vest at, or one year following, the retirement of the named executive officer.

(3)	Market value has been calculated by multiplying the number of unvested units by $69.75, the closing price of BD common stock on September 30, 2009. These values may not reflect the value actually realized by the named executive officers.

(4)	The amounts in this column represent the Performance Unit awards shown below. The amounts shown for the Performance Units that vested in November 2009 are actual payout amounts (including shares accumulating under dividend equivalent rights). All other amounts shown reflect the target shares issuable under the awards plus accumulated dividend rights. The actual number of shares issued will be based on BD’s performance over the applicable performance period.

          For Mr. Ludwig:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/21/2006	19,645	Fiscal years 2007-2009	11/21/2009
11/20/2007	23,907	Fiscal years 2008-2010	11/20/2010
11/25/2008	31,832	Fiscal years 2009-2011	11/25/2011
          For Mr. Considine:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/21/2006	6,385	Fiscal years 2007-2009	11/21/2009
11/20/2007	7,411	Fiscal years 2008-2010	11/20/2010
11/25/2008	9,217	Fiscal years 2009-2011	11/25/2011

          For Mr. Forlenza:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/21/2006	4,519	Fiscal years 2007-2009	11/21/2009
11/20/2007	5,786	Fiscal years 2008-2010	11/20/2010
11/25/2008	11,072	Fiscal years 2009-2011	11/25/2011
          For Mr.Kozy:

Grant Date	Number of Shares Issuable	Performance Period	Vesting Date
11/21/2006	4,519	Fiscal years 2007-2009	11/21/2009
11/20/2007	5,786	Fiscal years 2008-2010	11/20/2010
11/25/2008	7,667	Fiscal years 2009-2011	11/25/2011
STOCK OPTION EXERCISES AND VESTING OF STOCK UNITS
     The following table contains information relating to the exercise of stock options and vesting of Performance Units during fiscal year 2009.
Option Exercises and Stock Vested in Fiscal Year 2009

	Option Awards		Stock Awards
	Number of	Value	Number of
	Shares Acquired	Realized on	Shares Acquired	Value Realized
Name	on Exercise	Exercise(1)	on Vesting(2)	on Vesting(3)
Edward J. Ludwig	0	0	32,729	$2,000,724
John R. Considine	90,000	$3,953,700	10,616	648,956
Vincent A. Forlenza	0	0	7,962	486,717
William A. Kozy	0	0	7,962	486,717

(1)	Represents the difference between the exercise price of the stock options and the fair market value of BD common stock at exercise.

(2)	Shows the shares (including dividend equivalent rights) distributed in November 2008 under Performance Units that covered the fiscal year 2006-2008 performance period.

(3)	Based on the closing price of BD stock of $61.13 on the vesting date.
OTHER COMPENSATION
Retirement Plan
     General. BD’s Retirement Plan is a non-contributory defined benefit plan that provides for normal retirement at age 65 and permits earlier retirement in certain cases. The Retirement Plan is generally available to all active full-time and part-time BD associates.
     The Retirement Plan provides benefits on either a “final average pay” basis or on a “cash balance” basis. Under final average pay, benefits are based upon an associate’s years of service and compensation for the five consecutive calendar years that produce the highest average annual compensation. The covered compensation includes salary, commissions and PIP awards. Under cash balance, an associate is provided an account that is increased by pay credits based on compensation, age and service, and interest credits based on the rate prescribed by the plan. The benefits for all associates joining BD after April 1, 2007 are calculated in accordance with the cash balance provisions of the Retirement Plan. Messrs. Ludwig, Considine, Forlenza and Kozy participate under the final average pay provisions of the plan, while Mr. Elkins participates under the cash balance provisions.
     Under the final average pay provisions, the Retirement Plan is integrated with Social Security, which means that BD provides a higher pension benefit with respect to an associate’s compensation that exceeds the Social Security wage base than on compensation that is subject to the Social Security tax. This feature of the Retirement Plan accounts for the fact that Social Security benefits will not be paid to the associate with respect to compensation that exceeds the Social Security wage base.

     Deferred Compensation and Retirement Benefit Restoration Plan. The Internal Revenue Code limits the maximum annual benefit that may be paid to any individual under the Retirement Plan and the amount of compensation that may be recognized in calculating these benefits. BD makes supplemental payments to its Deferred Compensation and Retirement Benefit Restoration Plan to offset any reductions in benefits that result from these limitations. BD’s obligations to pay retirement benefits under the Deferred Compensation and Retirement Benefit Restoration Plan are funded through a trust. The trust is currently secured by a letter of credit. The trustee is required to draw on the letter of credit, up to specified limits, following a change of control of BD (as defined in the trust agreement).
     Supplemental Agreement. Mr. Considine has a supplemental agreement with BD under which he is entitled to receive an annual supplemental pension benefit (payable as a single life annuity) based on his age at termination, ranging from $116,109 (for termination at age 59) to $300,958 (for termination at age 70). Under a separate agreement, Mr. Considine is entitled to participate in the BD retiree medical plan following termination of his employment for any reason. Mr. Considine retired from BD, effective December 18, 2009.
     Estimated Benefits. The following table shows the lump sum actuarial present value of accumulated retirement benefits payable under our plans at normal retirement age, assuming benefits payable as a single life annuity. For a description of the other assumptions used in calculating the present value of these benefits, see Note 6 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended September 30, 2009.
PENSION BENEFITS AT 2009 FISCAL YEAR-END

		Number of years	Present value of
Name	Plan name	credited service	accumulated benefit
Edward J. Ludwig	Retirement Plan	30	$654,034
	Restoration Plan	30	7,160,015
David V. Elkins	Retirement Plan	1	9,124
	Restoration Plan	1	4,573
John R. Considine	Retirement Plan	9	227,024
	Restoration Plan	9	1,079,313
	Supplemental	N/A	891,972
Vincent A. Forlenza	Retirement Plan	29	589,935
	Restoration Plan	29	2,075,308
William A. Kozy	Retirement Plan	35	763,713
	Restoration Plan	35	2,445,261
     Amounts shown are not subject to any further deduction for Social Security benefits or other offsets. Associates may elect to receive a lifetime pension or the actuarial value of their retirement benefits in a lump sum, as described below.
     Calculation of Benefits
     Final Average Pay Provisions. The monthly pension benefit payable in cases of retirement at normal retirement age under the final average pay provisions of the Retirement Plan is calculated using the following formula:
(1% of average final covered compensation, plus 1.5% of average final excess compensation)
multiplied by years and months of credited service
     For purposes of the formula, “average final covered compensation” is generally the portion of an associate’s covered compensation subject to Social Security tax, and “average final excess compensation” is the portion that is not subject to such tax.
     Cash Balance Provisions. Each month, an associate’s cash balance account is credited in an amount equal to a percentage of the associate’s total compensation for the month (generally, salary and other forms of regular compensation, including commissions and PIP awards). Such percentage is calculated as follows:

Age plus years of Credited Service
as of the upcoming December 31	Credit Percentage
Less than 40	3%
40-49	4%
50-59	5%
60-69	6%
70 or more	7%

     In addition, each month the associate’s account is credited with interest. The rate used during the year is determined based on the 30-year U.S. Treasury rates in effect during the prior September.
     Early Retirement. Early retirement is available for an associate who has reached age 55 and has at least 10 years of vesting service. Messrs. Ludwig, Forlenza and Kozy are currently eligible for early retirement under the plans. As a result of his supplemental agreement, Mr. Considine was eligible for early retirement under the Deferred Compensation and Retirement Benefit Restoration Plan.
     Under the final average pay provisions of the Retirement Plan, an associate’s pension benefit is reduced by 4/10 of 1% (0.004) for each month that the associate receives benefits before the earlier of (i) age 65 or (ii) the date the associate’s age plus years of credited service would have equaled 85 had his or her employment continued. For example, if an associate were to retire at age 63 with 22 years of service, the associate’s benefit would not be reduced, because the sum of the associate’s age and service equals 85.
     Under the cash balance provisions, the amount of the associate’s benefit will be the associate’s account balance on the early retirement date. The associate may elect to begin payment of the account balance on the early retirement date or delay payment until the normal retirement date.
     Form of Benefit. Participants may elect to receive their benefits in various forms. Participants may select a single life annuity, in which pension payments will be payable only during the associate’s lifetime. Associates may also elect to receive their benefits in a single lump sum payment. Under the final average pay provision, this lump sum is actuarially equivalent to the benefit payable under the single life annuity option. Under the cash balance provisions, the lump sum is equal to the associate’s account balance.
     Married participants may select a joint and survivor annuity option. Under this option, the associate receives a reduced benefit during his or her lifetime and upon death, the associate’s spouse will receive monthly payments for the remainder of the spouse’s lifetime. The associate can choose a continuation benefit of 50%, 75% or 100% of the amount that was paid to the associate. The degree to which the pension benefit is reduced depends upon the age difference of the associate and the spouse, and on the percentage of the continuation benefit that is selected.
     Associates may also select a guaranteed payment option. This option allows an associate to receive monthly income for life. The associate chooses a designated number of guaranteed monthly payments (either a 60-month minimum guarantee or a 120-month minimum guarantee). If the associate dies before receiving all of the minimum payments, the associate’s beneficiary will receive the balance of the payments. If this option is selected, the single life annuity otherwise payable is reduced to cover the cost of the guarantee. The amount of the reduction is 3% if the 60-month option is chosen, and 7% if the 120-month option is chosen.
Deferred Compensation
     Cash Deferrals. The BD Deferred Compensation and Retirement Benefit Restoration Plan is a nonqualified plan that allows an associate with an annual salary of $100,000 or more to defer receipt of up to 75% of salary and/or up to 100% of the associate’s PIP award until the date or dates elected by the associate. The amounts deferred are invested in shares of BD common stock or in accounts that mirror the gains and/or losses of several different publicly-available investment funds, based on the investment selections of the participants. The investment risk is borne solely by the participant. Participants are entitled to change their investment elections at any time with respect to prior deferrals, future deferrals or both. The plan does not offer any above-market or preferential rates of return to the named executive officers. The investment options available to participants may be changed by BD at any time.
     Deferral of Equity Awards. The plan also allows associates to defer receipt of up to 100% of the shares issuable under their restricted stock unit awards. These deferred shares are allocated to the participant’s BD stock account and must stay in such account until they are distributed.
     Withdrawals and Distributions. A participant may elect to receive deferred amounts either while they are still employed at BD or following termination of employment. A participant may elect to receive distributions in installments or in a lump sum. Except in the case of an unforeseen emergency, a participant may not withdraw deferred funds prior to their scheduled distribution date.
     Matching Contributions. BD provides matching contribution credits on cash amounts deferred under the plan. These credits are made in the first calender quarter following the calender year in which the compensation was deferred. BD matches 75% of the first 6% of salary and PIP award deferred by a participant under the plan and our 401(k) plan combined. Matching contributions are made to the extent the total cash compensation from which a participant makes contributions to both plans does not exceed three times the limit for qualified plans ($735,000 in calendar year 2009).
     Unfunded Liability. The plan is not funded by BD, and BD is not required to make any contributions to the plan. BD has unrestricted use of any amounts deferred by participants. Participants have an unsecured contractual commitment from BD to pay the amounts due under the plan. When such payments are due, the cash and/or stock will be distributed from BD’s general assets. BD has purchased corporate-owned life insurance that mirrors the returns on funds contributed to the plan to substantially offset this liability.
     Account Information. The following table sets forth information regarding activity during fiscal year 2009 in the plan accounts maintained by the named executive officers.
NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2009

	Executive contributions	Registrant contributions	Aggregate gains (losses)	Aggregate balance
Name(1)	in last fiscal year(2)	in last fiscal year	in last fiscal year	at last fiscal year-end
Edward J. Ludwig	$1,078,098	$20,700	($852,908)	$9,888,221
John R. Considine	525,651	20,700	(766,261)	7,530,358
Vincent A. Forlenza	79,820	20,700	24,004	506,836
William A. Kozy	84,915	20,700	30,812	568,314

(1)	David V. Elkins did not participate in the plan during fiscal year 2009.

(2)	The following amounts are reported as compensation in the fiscal year 2009 “Salary” column of the Summary Compensation Table appearing on page 35: Mr. Ludwig — $74,077; Mr. Considine - $204,775; Mr. Forlenza — $42,320; and Mr. Kozy — $56,715. The remaining contributions shown for the named executive officers relate to the deferral of fiscal year 2008 PIP awards and/or shares of BD stock distributable under Performance Unit awards that vested in fiscal year 2007 and were paid in installments through fiscal year 2009.

Additional Arrangements
     All associates of BD, including the named executive officers, are eligible to participate in BD’s Matching Gift Program, pursuant to which BD matches up to $5,000 of contributions that are made to qualifying nonprofit organizations in a calendar year.

PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL
Payments Upon Termination of Employment
     The table below sets forth estimated payments and benefits that would be paid by BD to each named executive officer as a result of the named executive officer’s termination of employment under various scenarios. The amounts shown assume termination of employment on September 30, 2009. However, the actual amounts that would be paid to the named executive officers under each scenario can only be determined at the time of termination.

	Termination	Termination		Termination
	following a	due to	Termination	due to	Termination
Name	change of control(1)	retirement(2)	without cause(3)	disability(4)	due to death(5)
Edward J. Ludwig	$25,347,760	$26,860,647	$27,464,493	$27,247,201	$28,071,386
David V. Elkins	2,242,000	—	633,281	375,743	1,375,743
John R. Considine	9,244,738	6,914,717	7,261,179	7,040,337	8,164,794
Vincent A. Forlenza	10,802,312	9,411,139	10,014,524	9,500,001	9,450,845
William A. Kozy	10,584,441	9,938,650	10,544,804	10,027,511	9,613,035

(1)	Includes amounts under change of control employment agreements (which are described below). Does not include the accelerated vesting of equity-based compensation awards that occurs upon a change of control (see table below). Because Messrs. Ludwig, Considine, Forlenza and Kozy were retirement-eligible on September 30, 2009, also included for them are early retirement benefits under our pension plans, assuming payout as a lump sum, in the following amounts: Mr. Ludwig - $15,237,915; Mr. Considine — $3,278,680; Mr. Forlenza — $6,095,170; and Mr. Kozy — $6,573,581.

(2)	Includes early retirement benefits under our pension plans, assuming payout as a lump sum. A description of the payout options under our pension plans is on page 45. Also includes the accelerated vesting of equity-based compensation awards upon retirement, including Career Shares held by the named executive officers, even though the Career Shares do not vest and settle until the first anniversary of retirement. The amounts shown reflect the pro rata amount of Performance Units earned as of September 30, 2009. The amount included for the Performance Units reflect the awards that vested in November 2009 at their actual payout and all other Performance Units at their target payout. Mr. Elkins is not currently eligible for retirement under our plans.

(3)	Includes the accelerated vesting of equity-based compensation awards, including the pro rata amount of Performance Units earned as of September 30, 2009, with Performance Units that vested in November 2009 shown at their actual payout and all other Performance Units at their target payout. Also includes outplacement services (with an assumed maximum cost of $100,000), health and welfare benefits and severance benefits. U.S. associates are entitled to severance equal to two weeks’ salary for each year of service (assuming the associate grants a general release to BD), subject to a maximum payment limit (which was $490,000 in 2009). Since Messrs. Ludwig, Considine, Forlenza and Kozy are retirement-eligible, also included for them are early retirement benefits under our pension plans, assuming payout as a lump sum.

(4)	Includes the accelerated vesting of equity-based compensation awards upon termination of employment due to disability. Since Messrs. Ludwig, Considine, Forlenza and Kozy are retirement-eligible, also included for them are early retirement benefits under our pension plans, assuming payout as a lump sum.

(5)	Includes the accelerated vesting of equity-based compensation awards upon death, life insurance benefits equal to two times base salary, and, for Messrs. Ludwig, Considine, Forlenza and Kozy, the lump sum payment of benefits under the Deferred Compensation and Retirement Benefit Restoration Plan. Benefits for these persons under our Retirement Plan would be paid out as a joint and survivor annuity and are not included in the amounts shown.

     The amounts shown in the above table do not include deferred compensation to which the named executive officers would be entitled upon termination, which is shown on page 46. The amounts shown also do not include the value of vested stock options and SARs held by the named executive officers as of September 30, 2009. The value of these vested options and SARs appears on page 42.
Payments Upon Termination Following a Change of Control
     BD has an agreement with each of the named executive officers that provides for the continued employment of the executive for a period of two years following a change of control of BD. These agreements are designed to retain the named executive officers and provide continuity of management in the event of an actual or threatened change of control of BD. The following is a summary of the key terms of the agreements, and is not intended to be a complete description of their terms.

          The agreement provides that BD will continue to employ the named executive officer for two years following a “change of control,” and that, during this period, the executive’s position and responsibilities at BD will be the same in all material respects with those prior to the change of control. The agreement also provides for minimum salary, PIP payment and other benefits during this two-year period. “Change of control” is defined under the agreement generally as:
•	the acquisition by any person or group of 25% or more of the outstanding BD common stock;

•	the incumbent members of the Board ceasing to constitute at least a majority of the Board;

•	certain business combinations; and

•	shareholder approval of the liquidation or dissolution of BD.
The agreement also provides that in the event the named executive officer is terminated without “cause,” or the executive terminates his employment for “good reason,” during the two years following a change of control, the executive would receive:
•	a pro rata PIP award for the year of termination based on the higher of (i) the executive’s average cash incentive payment for the last three fiscal years prior to termination, and (ii) his target cash incentive payment for the year in which the termination occurs (the greater of the two being referred to herein as the “Highest Incentive Payment”);

•	a lump sum severance payment equal to three times (or two times in the case of Mr. Elkins) the sum of the executive’s annual salary and the Highest Incentive Payment;

•	a lump sum payment equal to the present value of the increased pension benefits the executive would have received had he remained employed for an additional three years (or two years in the case of Mr. Elkins) following termination;

•	continuation of the executive’s welfare benefits (reduced to the extent provided by any subsequent employer) for a period of three years (or two years in the case of Mr. Elkins); and

•	outplacement services, subject to a limit on the cost to BD of $100,000.
     “Cause” is generally defined as the willful and continued failure of the executive to substantially perform his duties, or illegal conduct or gross misconduct that is materially injurious to BD. “Good reason” is generally defined to include (i) any significant change in the executive’s position or responsibilities, (ii) the failure of BD to pay any compensation called for by the agreement, or (iii) certain relocations of the executive.
     Under the agreement, if any payments or distributions made by BD to the named executive officer as a result of a change of control would be subject to the excise tax imposed by the Internal Revenue Code, BD will make an additional “gross-up” payment to the executive. As a result of this “gross-up,” the named executive officer would retain the same amount, net of all taxes, that he would have retained had the excise tax not been triggered. This gross-up provision applies to any payments or distributions resulting from the change of control, including the accelerated vesting of equity awards discussed below. However, if such payments and distributions do not exceed 110% of the level that triggers the excise tax, the payments will be reduced to the extent necessary in order to avoid the need for any gross-up payment.
     The following table sets forth the estimated benefits each named executive officer would receive under his agreement in the event he was terminated without “cause” or terminated his employment for “good reason” following a change of control. The table assumes a termination date of September 30, 2009. These estimates are based on salary rates in effect as of September 30, 2009, and use the average cash incentive payment of the named executive officers for the last three fiscal years as the Highest Incentive Payment. No gross-up payment would have been required under the agreements.

	Highest		Additional
	Incentive	Severance	Retirement	Welfare	Outplacement
Name	Payment	Payment	Benefits	Benefits	Services	Total
Edward J. Ludwig	$1,358,726	$7,286,178	$1,328,941	$36,000	$100,000	$10,109,845
David V. Elkins	350,000	1,700,000	68,000	24,000	100,000	2,242,000
John R. Considine	615,000	3,945,000	1,270,058	36,000	100,000	5,966,058
Vincent A. Forlenza	516,667	3,500,001	554,474	36,000	100,000	4,707,142
William A. Kozy	411,667	2,960,001	503,192	36,000	100,000	4,010,860

Accelerated Vesting of Equity-Based Compensation Awards Upon a Change of Control
     Upon a change of control, as defined in our equity-based compensation plans, all unvested options and SARs will become fully vested and exercisable, and all restricted stock units, including Career Shares and Performance Units, will become fully vested and payable (with Performance Units being payable at their target amount). This accelerated vesting occurs with respect to all equity-based compensation awards granted by BD, and not just those granted to the named executive officers. In addition, no termination of employment is required to trigger this acceleration.
     The following table sets forth the value to the named executive officers of the accelerated vesting of their unvested equity-based compensation awards, assuming a change of control of BD on September 30, 2009. The BD common stock closing price of $69.75 on September 30, 2009 is used for purposes of these calculations.

	Restricted stock
	units that are not	Performance
Name	performance-based	Units	Options/SARs	Total
Edward J. Ludwig	$7,742,808	$5,667,257	$950,005	$14,360,070
David V. Elkins	375,743	—	—	375,743
John R. Considine	2,437,763	1,738,170	283,084	4,459,017
Vincent A. Forlenza	2,250,693	1,585,139	306,396	4,142,228
William A. Kozy	2,442,785	1,347,640	229,387	4,019,812
     The value of unvested restricted stock units is calculated by multiplying the shares distributable by $69.75. The value of unvested options and SARs equals the difference between the exercise price of each option or SAR and $69.75.
Equity-Based Compensation Upon Termination
     Upon a named executive officer’s retirement:
•	all unvested options and SARs held by the named executive officer would become fully exercisable for their remaining term;

•	all Career Shares, TVUs and other time-vested units held by the named executive officer would vest at, or on the first anniversary of, retirement; and

•	all Performance Units held by the named executive officer would vest pro rata based on the amount of the vesting period that had elapsed. The payments would be made after the end of the applicable performance periods and would be based on BD’s actual performance for those periods, rather than award targets.
     Upon a named executive officer’s termination due to involuntary termination without cause:
•	the named executive officer would be entitled to exercise the stock options and SARs held by him for three months following termination, but only to the extent they were vested at the time of termination;

•	all Career Shares, TVUs and other time-vested units held by the named executive officer would fully vest; and

•	all Performance Units held by the named executive officer would vest pro rata based on the amount of the vesting period that had elapsed. The payments would be made after the end of the applicable performance periods and would be based on BD’s actual performance for those periods, rather than award targets.
     Upon a named executive officer’s termination due to death or disability:
•	all unvested options and SARs held by the named executive officer would become fully exercisable for their remaining term;

•	all Career Shares, TVUs and other time-vested units held by the named executive officer would fully vest; and

•	all Performance Units held by the named executive officer would vest pro rata based on the amount of the vesting period that had elapsed. The payment would be based on award targets.

Proposal 2.                           RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          Ernst & Young LLP (“E&Y”) has been selected by the Audit Committee of the Board to audit the accounts of BD and its subsidiaries for the fiscal year ending September 30, 2010. A representative of E&Y will attend the 2010 Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement.
          Listed below are the fees billed to BD by E&Y for services rendered during fiscal years 2009 and 2008:

	2009	2008
Audit Fees	$7,491,000	$7,680,000
“Audit Fees” include fees associated with the annual audit of BD’s consolidated financial statements, reviews of BD’s quarterly reports on Form 10-Q, registration statements filed with foreign regulatory bodies, and statutory audits required internationally.

Audit Related Fees	$1,039,000	132,000
“Audit Related Fees” consist of assurance and related services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under Audit Fees. The services for fees disclosed in this category include benefit plan audits and other audit services requested by management, which are in addition to the scope of the financial statement audit.

Tax Fees	$209,000	317,000	“Tax Fees” includes tax compliance, assistance with tax audits, tax advice and tax planning.

All Other Fees	$15,000	6,000	“All Other Fees” includes various miscellaneous services.

Total	$8,754,000	$8,135,000
          A substantial portion of the professional services fees for the years ended September 30, 2009 and 2008 are denominated in a currency other than U.S. dollars. The increase in fees is due primarily to inflation in combination with the foreign exchange impact of the weakening U.S. dollar.
Pre-Approval of Audit and Non-Audit Services
          The Audit Committee is responsible for appointing BD’s independent registered public accounting firm (the “independent auditors”) and approving the terms of the independent auditors’ services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditors, as described below.
          Audit Services. Under the policy, the Audit Committee will appoint BD’s independent auditors each fiscal year and pre-approve the engagement of the independent auditors for the audit services to be provided.
          Non-Audit Services. In accordance with the policy, the Audit Committee has established detailed pre-approved categories of non-audit services that may be performed by the independent auditors during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve additional non-audit services to be performed by the independent auditors, subject to certain dollar limitations, and that the full Audit Committee is informed of each service. All other non-audit services are required to be pre-approved by the entire Audit Committee.
          The Audit Committee believes that the provision of the non-audit services described above by E&Y is consistent with maintaining the independence of E&Y.
          The Board of Directors recommends a vote FOR Proposal 2. If ratification is withheld, the Audit Committee will reconsider its selection.

REPORT OF THE AUDIT COMMITTEE
          The Audit Committee reviews BD’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee monitors these processes.
          In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
          In addition, the Committee discussed with the independent auditors the auditors’ independence from BD and its management, and the independent auditors provided to the Committee the written disclosures and the letter pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence. The Committee discussed with BD’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of BD’s internal controls, and the overall quality of BD’s financial reporting. Management has also reviewed with the Audit Committee its report on the effectiveness of BD’s internal control over financial reporting. The Audit Committee also received the report from the independent auditors on BD’s internal control over financial reporting.
          Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
Basil L. Anderson, Chair
Marshall O. Larsen
Gary A. Mecklenburg
Cathy E. Minehan
James F. Orr
Bertram L. Scott

Proposal 3.    APPROVAL OF AN AMENDMENT TO BD’S BY-LAWS REGARDING SPECIAL SHAREHOLDER MEETINGS
          The Board of Directors recommends approval of an amendment to Article II, Section 2.C of BD’s By-Laws that would allow holders of at least 25% of the voting power of BD’s outstanding capital stock to call a special meeting of shareholders. Currently, only the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may call a special meeting of BD’s shareholders. Last year, BD’s shareholders approved a shareholder proposal that requested BD to amend its By-Laws to allow holders of 10% to call such meetings. The Board is now asking shareholders to consider adopting a 25% threshold instead, for the reasons discussed below.
          The Board believes that establishing an ownership threshold of 25% in order to request a special meeting strikes a reasonable balance between enhancing shareholder rights and protecting against the risk of a small minority of shareholders calling an unlimited number of special meetings that would be disruptive to our business and impose unnecessary costs and expense on BD. The 25% threshold is also consistent with thresholds adopted by other large public companies incorporated in New Jersey. In addition, if the holders of less than 25% of BD’s common stock believe a special meeting should be called, under the New Jersey corporation law, the holders of 10% or more of BD’s common stock have the right to have a court call a special shareholders meeting upon a showing of good cause.
          The proposed amended text of Article II, Section 2.C of BD’s By-Laws, including the requirements and procedures for calling a special meeting of shareholders, is attached to this proxy statement as Appendix A.
          To be approved, Proposal 3 must receive “For” votes from at least a majority of the votes cast on the proposal. The amendment would be effective upon approval by BD’s shareholders.
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

Proposal 4. AMENDMENT TO THE 2004 EMPLOYEE AND DIRECTOR EQUITY-BASED COMPENSATION PLAN
          Our 2004 Employee and Director Equity-Based Compensation Plan (the “Plan”) is used for awards of equity-based compensation. As is described elsewhere in this proxy statement, equity-based compensation is a significant element of our overall compensation program. Equity-based compensation serves to align the interests of our executives and other employees with those of BD’s shareholders, to encourage the achievement of important performance goals, and to attract, reward and retain individuals at all levels of BD’s organization that are important to BD’s future.
Proposed Amendment
     As of November 30, 2009, 1,332,148 shares remained available for the issuance of awards under the Plan. We do not believe these remaining shares are sufficient to continue using equity-based compensation as an element of our compensation program. Accordingly, the Board of Directors has approved an amendment to Section 5 of the Plan to increase the shares available for awards by 8,800,000 shares, from 18,000,000  to 26,800,000, subject to shareholder approval of the amendment. The amendment also provides that, following shareholder approval, only 4,840,000 of the shares available under the Plan may be used for full-value awards. “Full value” awards are any type of awards other than stock options and stock appreciation rights (“SARs”). This would include, for instance, Performance Units and Time-Vested Units.
     To the extent any outstanding award granted under the Plan is canceled or expires, the shares subject to the award will become available again for issuance. Also, shares underlying awards issued in assumption of, or substitution for, awards issued by a company acquired by BD (referred to as “Substitute Awards”) will not reduce the number of shares remaining available for issuance under the Plan.
     If this amendment is not approved, the proposed additional shares will not become available for issuance under the Plan, but the Plan will otherwise remain in effect.
Material Terms of the Plan
     The following is a summary of the material features of the Plan. A copy of the Plan as proposed to be amended is attached to this proxy statement as Appendix B.
     Eligibility and Participation
     Any employee of BD, including any officer or employee-director, is eligible to receive awards under the Plan. Additionally, any holder of an outstanding equity-based award issued by a company acquired by BD may be granted a Substitute Award under the Plan. BD had approximately 29,000 employees as of September 30, 2009. Non-management directors of BD are also eligible to participate in the Plan. There are currently 12 non-management members of the Board of Directors. No participant may receive stock options and SARs under the Plan in any calendar year relating to more than 250,000 shares of BD common stock, subject to adjustment as discussed below.
     Administration of the Plan
     The Plan is administered by the Compensation and Benefits Committee of the BD Board of Directors (referred to herein as the “Compensation Committee”). The Compensation Committee has, among other powers, the authority to interpret and construe any provision of the Plan, to adopt rules and regulations for administering the Plan, and to perform other acts relating to the Plan. The Compensation Committee also has the discretion to delegate any administrative responsibilities under the Plan. Decisions of the Compensation Committee are final and binding on all parties. The Compensation Committee has the sole discretion to grant to eligible participants one or more equity awards and to determine the type, number or amount of any award to be granted.
     Awards
     General. Awards are granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise, the holder will receive cash, stock, other securities, other awards, other property or any combination thereof. Shares of stock deliverable under the plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. No awards may be granted under the Plan after February 11, 2014.
     Exercise Price. Except in the case of Substitute Awards, the exercise price of any stock option or SAR, and the purchase price of any security that may be purchased under any other award, will not be less than 100% of the fair market value of the stock or other security on the date of grant. The Compensation Committee may not amend an award to reduce its exercise, grant or purchase price (a “repricing”), or cancel an outstanding stock option or SAR and replace it with a new award with a lower exercise price, except for adjustments in connection with stock splits and other events, as described below. The closing price of BD common stock on December 1, 2009 was $76.00.
     Exercise of Award; Form of Consideration. The Compensation Committee determines the times at which options and other purchase rights may be exercised, and the methods by which payment of the purchase price may be made. No loans are extended by BD to any participant in connection with the exercise of an award (although BD is permitted to maintain or establish broker-assisted “cashless exercise” programs for stock options).
     Stock Options and Stock Appreciation Rights. The duration of stock options and SARs granted under the Plan is established by the Compensation Committee, but may not exceed ten years. The Compensation Committee may impose a vesting schedule on stock options and SARs. Unless otherwise provided by the Compensation Committee, employee stock options and SARs:
•	are exercisable following termination of employment without cause for three months, to the extent such awards were exercisable at the time of termination;

•	become fully vested upon retirement, death and disability, and otherwise remain in effect in accordance with their terms; and

•	otherwise lapse upon termination of employment.
     Stock options granted under the Plan may be “incentive stock options” (“ISOs”), which afford certain favorable tax treatment for the holder, or “nonqualified stock options” (“NQSOs”). See “Tax Matters” below.
     Restricted Stock and Restricted Stock Units. The Compensation Committee may impose restrictions on restricted stock and restricted stock units, in its discretion. Upon death, disability, retirement or termination without cause, all restrictions on restricted stock and restricted stock units will no longer apply. In all other cases of termination of employment during the restriction period, all restricted stock and restricted stock units will be forfeited.
     Performance Units. Performance units vest upon the attainment of performance goals established by the Compensation Committee. The Compensation Committee establishes the performance criteria, the length of the performance period and the form and time of payment of the award. Upon retirement, certain disabilities or involuntary termination without cause during the performance period, a holder of performance units will receive a pro rata portion of the amount otherwise payable under the award. In other cases of termination of employment during the performance period, the rights of the holder will be as determined by the Compensation Committee. In the event of voluntary termination or termination for cause, performance units will be forfeited.
     Other Stock-Based Awards. The Compensation Committee may establish the terms and conditions of other stock-based awards, such as dividend equivalent rights.
     Performance-Based Compensation Awards. Awards (other than stock options and SARs) to certain senior executives will, if the Compensation Committee intends any such award to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Compensation Committee: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee, (vii) Market Share, (viii) Return on Invested Capital or (ix) Net Income (each as defined in the plan). Such targets may relate to BD as a whole, or to one or more units of BD, and may be measured over such periods, as the Compensation Committee determines. The maximum number of shares that may be earned by an executive pursuant to any such performance-based award is 150,000 shares.
     Certain Adjustments. If a recapitalization, stock split or other event described in Section 5(e) of the Plan affects the BD common stock in a way that an adjustment is required to preserve the value of outstanding awards and prevent dilution or enlargement of the benefits intended to be made available under the Plan, the Compensation Committee will adjust, as it determines equitable: (i) the number and type of shares (or other securities or property) available for awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award. The Compensation Committee may not take any other action to reduce the exercise, grant or purchase price of any award as established at the time of grant.
     Transferability. Awards granted under the Plan are not transferable other than by will or the laws of descent and distribution, except as otherwise provided by the Compensation Committee. However, in no event may an award be transferred by a participant for value. Except to the extent a transfer is permitted, an award is exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

     Deferral
     Recipients of certain awards have the right to defer the receipt of any or all of the shares deliverable upon settlement of an award in accordance with the terms and conditions of BD’s deferral plans described previously in this proxy statement.
     Change in Control
     Unless otherwise specified by the Compensation Committee, upon a change in control (as defined in the Plan), all awards issued under the Plan will become fully vested and exercisable, and any restrictions applicable to any award will lapse.
     Amendment and Termination
     The Board of Directors may amend, discontinue or terminate the Plan or any portion of the Plan at any time. Shareholder approval may also be required by New York Stock Exchange, tax or regulatory requirements for certain amendments.
     New Plan Benefits
     The issuance of any awards under the Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. The table below sets forth the awards that were provided under the Plan during the 2009 fiscal year. For information regarding grants made to date in fiscal year 2010 to the named executive officers, please refer to page 40.
Becton, Dickinson and Company
2004 Employee and Director Equity-Based Compensation Plan

	Stock
	Appreciation	Performance	Restricted
Name and Position	Rights	Units	Stock Units(1)
Edward J. Ludwig, Chairman and Chief Executive Officer	99,313	31,234	15,617
David V. Elkins, Executive Vice President and Chief Financial Officer	0	0	5,285
John R. Considine, Vice Chairman	28,758	9,044	4,522
Vincent A. Forlenza, President	34,544	10,864	5,432
William A. Kozy, Executive Vice President	23,922	7,523	3,762
All executive officers as a group	272,464	85,689	48,131
All non-employee directors as a group	0	0	24,036
BD employees other than executive officers, as a group	1,748,342	550,010	546,512
     Tax Matters
     The following is a brief summary of the principal income tax consequences under current federal income tax laws relating to awards under the plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or foreign income and other tax consequences.
     Non-Qualified Stock Options and Stock Appreciation Rights. An optionee or SAR recipient will not recognize any taxable income upon the grant of an NQSO or SAR and BD will not be entitled to a tax deduction with respect to the grant of an NQSO or SAR. Upon exercise of an NQSO or SAR, the excess of the fair market value of the underlying shares of BD common stock on the exercise date over the exercise price will be taxable as compensation income to the grantee and will be subject to applicable withholding taxes. BD will generally be entitled to a tax deduction at such time in the amount of such compensation income. The grantee’s tax basis for the shares received pursuant to the exercise of an NQSO or SAR will equal the sum of the compensation income recognized and the exercise price. In the event of a sale of shares received upon the exercise of an NQSO or SAR, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.
     Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or exercise of an ISO while an employee (or within three months after termination of employment), and BD will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to BD, if the ISO is not exercised while the optionee is employed by BD or within three months after termination of employment, or if the optionee subsequently engages in a “disqualifying disposition,”

as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax. A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares, over (ii) the option exercise price of such shares, will be ordinary income to the optionee, and BD will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by BD.
     Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If restricted stock for which a Section 83(b) election has been made is subsequently forfeited, the holder will not be able to recover any taxes that were paid as a result of such election. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, BD generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.
     Restricted Stock Units and Performance Units. The grant of an Award of restricted stock units or performance units will not result in income for the grantee or in a tax deduction for BD. Upon the settlement of such an Award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and BD generally will be entitled to a tax deduction in the same amount.
Equity Compensation Plan Information
     The following table provides certain information as of September 30, 2009 regarding BD’s equity compensation plans.

	(a)	(b)	(c)
			Number of securities
			remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of	outstanding	plans
	outstanding options,	options, warrants	(excluding securities
Plan Category	warrants and rights	and rights(1)	reflected in column (a))
Equity compensation plans approved by security holders	17,954,206 (2)	$50.20	4,507,886 (3)
Equity compensation plans not approved by security holders	2,102,977 (4)	$32.85	0 (5)
Total	20,057,183	$50.15	4,507,886

(1)	Shares issuable pursuant to outstanding awards of Performance Units and other restricted stock units under the Plan and the BD Stock Award Plan, as well as shares issuable under BD’s 1996 Directors’ Deferral Plan, Deferred Compensation and Retirement Benefit Restoration Plan and Global Share Investment Program (“GSIP”), are not included in the calculation of weighted-average exercise price, as there is no exercise price for these shares.

(2)	Includes (i) 14,761,738 shares issuable under outstanding stock options and stock appreciation rights and (ii) 3,192,468 shares distributable under Performance Unit awards and other restricted stock unit awards granted under the 2004 Plan and Stock Award Plan (with Performance Unit awards listed at target payout amounts).

(3)	Includes 4,295,402 shares available for issuance under the Plan, and 212,484 shares available for issuance under the 1994 Restricted Stock Plan for Non-Employee Directors.

(4)	Includes 45,254 shares issuable pursuant to outstanding stock options granted under BD’s Non-Employee Directors 2000 Stock Option Plan. Also includes 86,643 shares issuable under BD’s 1996 Directors’ Deferral Plan, 557,235 shares issuable under BD’s Deferred Compensation and Retirement Benefit Restoration Plan, and 1,413,845 shares issuable under the GSIP, based on participant account balances as of September 30, 2009.

(5)	Does not include shares issuable under the 1996 Directors’ Deferral Plan, the Deferred Compensation and Retirement Benefit Restoration Plan or the GSIP. There are no limits on the number of shares issuable under these plans, and the number of shares that may become issuable will depend on future elections made by plan participants.

     Deferred Compensation and Retirement Benefit Restoration Plan. Information regarding the Deferred Compensation and Retirement Benefit Restoration Plan can be found on page 44 of this proxy statement. The shares held in the plan as of September 30, 2009 include 196,518 shares acquired by participants through cash deferrals and 360,717 shares deferred under participants’ equity-based compensation awards. In the event a participant elects to have cash compensation deferred in a BD common stock account, the participant’s account is credited with a number of shares based on the prevailing market price of the BD common stock. The cash deferred by the participant is used to purchase the shares of BD common stock on the open market, which are then held in a trust.
     Global Share Investment Program. BD maintains a Global Share Investment Program (“GSIP”) for its non-U.S. employees in certain jurisdictions outside of the U.S. The purpose of the GSIP is to provide non-U.S. employees with a means of saving on a regular and long-term basis and acquiring a beneficial interest in BD common stock. Participants may contribute a portion of their base pay, through payroll deductions, to the GSIP for their account. BD provides matching funds of up to 3% of the participant’s base pay through contributions to the participant’s plan account. Contributions to the GSIP are used to purchase shares of BD common stock on the open market, which are then held in a trust.
     A participant may withdraw the vested portion of the participant’s account, although such withdrawals must be in the form of a cash payment if the participant is employed by BD at the time of withdrawal. Following termination of service, withdrawals will be paid in either cash or shares, at the election of the participant.
     Non-Employee Directors 2000 Stock Option Plan. Directors formerly received grants of non-qualified stock options under the Non-Employee Directors 2000 Stock Option Plan (the “Directors Stock Option Plan”), which provided for the granting of non-qualified stock options at each Annual Meeting to each non-employee director elected at or continuing to serve after such meeting. Options are no longer granted under the Directors Stock Option Plan. The exercise price of stock options granted under the Directors Stock Option Plan was the fair market value of the BD common stock on the date of grant. Each option granted under the Directors Stock Option Plan has a term of 10 years from its date of grant. The options granted under the Directors Stock Option Plan have vesting periods of three to four years, depending on the year of grant. In the event of a tender offer for more than 25% of the outstanding common stock, or a “change in control” of BD (as defined in the plan), all outstanding options under the Directors Stock Option Plan become immediately vested and exercisable.
     1996 Directors’ Deferral Plan. The 1996 Directors’ Deferral Plan (the “Directors’ Deferral Plan”) allows non-management directors to defer receipt, in an unfunded cash account or a BD common stock account, of all or part of their annual retainer and other cash fees. In the event a director elects to have fees deferred in a BD common stock account, the director’s account is credited with a number of shares based on the prevailing market price of the BD common stock on the due date of such payment. The cash fees deferred by the director are used to purchase the shares of BD common stock on the open market, which are then held in a trust. Directors may also defer receipt of restricted stock units under the plan. The number of shares credited to the BD common stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the common stock. Participants may elect to have amounts held in a cash account converted into a BD common stock account. The Directors’ Deferral Plan is not qualified, and participants have an unsecured contractual commitment of BD to pay the amounts due under the Directors’ Deferral Plan. When such payments are due, the cash and/or common stock will be distributed from BD’s general assets.
     Set forth below is additional information regarding the shares of BD common stock that may be issued under certain of our plans as of November 30, 2009:
•	The number of shares of our common stock to be issued upon exercise of outstanding options and SARs was 16,242,420.
•	The weighted average exercise price of all outstanding options and SARs was $53.66.
•	The weighted average remaining term for all outstanding options and SARs was 5.67 years.
•	The total number of unvested full value awards under the Plan (which, for this purpose, includes Performance Units and other restricted stock units) was 5,075,926.
•	There were 212,484 shares available for issuance under the 1994 Restricted Stock Plan for Non-Employee Directors.
•	There were 595,674 shares issuable under the Deferred Compensation and Retirement Benefit Restoration Plan.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.
Proposal 5.                               APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS
          BD is seeking shareholder approval of the material terms of performance goals under the Performance Incentive Plan (referred to as the “PIP”). Shareholder approval of such terms would preserve BD’s ability to deduct compensation associated with future awards made under the plan to certain executives.
Background
          Section 162(m) of the Internal Revenue Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than the chief financial officer) (these officers are generally referred to as the “covered employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. Awards under the PIP (referred to as “Awards”) qualify as performance-based compensation since the payment of the Award is subject to the achievement during a performance period of the performance goals selected by the Compensation and Benefits Committee (referred to herein as the “Compensation Committee”). The Compensation Committee retains the discretion to set the level of performance for a given performance measure under the PIP. For Awards to qualify as performance-based compensation, the shareholders must approve the material terms of the performance goals every five years.

          At the 2005 Annual Meeting held on February 1, 2005, shareholders approved the PIP, including the material terms of performance goals to be used by the Compensation Committee for awarding payments. The Board is again requesting shareholder approval of the material terms of performance goals under the plan to enable BD to continue to make Awards that will qualify as performance-based compensation for which it may receive income tax deductions.
Employees affected
          The BD associates whose compensation would be subject to the performance goals are the members of the BD Leadership Team. The BD Leadership Team consists of 43 members of senior management, and includes the named executive officers listed in the Summary Compensation Table on page 35. Although federal tax laws only limit deductibility for compensation paid to the covered employees mentioned above, we may apply the performance goals to all members of the BD Leadership Team so that, in the event any of them becomes a covered employee during the year, such Award will be deductible as performance-based compensation.
Performance goals
          Awards will, if the Compensation Committee intends any such Award to qualify as performance-based compensation under Section 162(m), become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Compensation Committee: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee, (vii) Market Share, (viii) Return on Invested Capital, or (ix) Net Income. Each of these performance measures is defined below.
          “Return On Net Assets” for a period means net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.
          “Revenue Growth” means the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.
          “Return On Common Equity” for a period means net income less preferred stock dividends divided by total shareholders’ equity, less amounts, if any, attributable to preferred stock.
          “Total Shareholder Return” means the sum of the appreciation in BD’s stock price and dividends paid on the common stock of BD over a given period of time.
          “Earnings Per Share” means earnings per share calculated in accordance with U.S. Generally Accepted Accounting Principles.
          “Net Revenue Per Employee” in a period means net revenue divided by the average number of employees of BD, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.
          “Market Share” means the percent of sales of the total available market in an industry, product line or product attained by BD or one of its business units during a time period.
          “Return on Invested Capital” for a period means earnings before interest, taxes, depreciation and amortization divided by the difference of total assets less non-interest bearing current liabilities.
          “Net Income” means net income calculated in accordance with U.S. Generally Accepted Accounting Principles.
Maximum award amounts
          The maximum Award that may be earned by and payable to a member of the BD Leadership Team pursuant to the PIP with respect to a fiscal year is $3,000,000.
Other material terms of the PIP
          Types of Awards. The PIP authorizes the payment of lump sum cash incentive payments to eligible employees of BD and its subsidiaries.
          Eligibility. Exempt employees of BD and its subsidiaries at certain management levels or with certain responsibilities (referred to herein as “Eligible Employees”) are eligible to participate in the PIP. Persons promoted or newly hired to an eligible position may be considered for a pro rata Award. Non-management directors are not eligible to participate in the PIP.
          Awards to the Chief Executive Officer are approved by the Board of Directors. Awards to BD’s other executive officers are approved by the Compensation Committee. All other Awards are made under the PIP at the discretion of the Performance Incentive Committee (discussed below). In addition, the total Awards paid to BD’s executive officers for any fiscal year may not, barring special circumstances, as determined by the Compensation Committee, exceed 3% of BD’s reported after-tax net income for such fiscal year. As of September 30, 2009, approximately 3,650 persons were eligible to participate in the PIP.
          Administration. In general, the PIP is administered by the Performance Incentive Committee, which consists of at least three BD associates, including the Chief Executive Officer and other senior executives designated by the Chief Executive Officer. With respect to participation in the PIP by executive officers, however, the PIP is also administered by the Compensation Committee.
          Terms of Awards. Awards under the PIP are expressed as a percentage of an Eligible Employee’s base salary. Target award amounts range from 10% to 120% of an Eligible Employee’s base salary. Awards become payable following the close of the fiscal year for which they are awarded.
          Awards are tied to BD’s overall performance, as well as the performance of the Eligible Employee and, for certain associates, of his or her business unit, region or country, or function. Accordingly, an Eligible Employee may receive less or more than the Eligible Employee’s target incentive payment. Each fiscal year, the Compensation Committee establishes performance objectives for BD under the PIP, while the Performance Incentive Committee sets certain financial and operational objectives for each business unit, region or country, and function. Awards are made from a pool that is funded based in part on BD’s performance against the BD performance target or targets established by the Compensation Committee.
          After the funding level for the Award pool has been established, the Performance Incentive Committee determines performance ratings for each business unit, region or country, and function. These performance ratings determine the amount of the overall Award pool that will be allocated for the payment of Awards to Eligible Employees within those units, regions, countries or functions.
          Termination of Employment. Upon termination of employment due to death, disability or retirement during a fiscal year, an Eligible Employee will be eligible to receive an Award with respect to the portion of the fiscal year that the person was employed with BD.
          Term of the PIP. The PIP has no termination date, and will remain in effect until terminated by the Board of Directors.
          Withholding. All payments of cash under the PIP will be subject to withholding of all applicable federal, state, local or other taxes, as determined by BD.
          Amendment or Termination. The PIP may be amended or terminated by the Board of Directors at any time, without a vote of security holders. Such amendments may increase the cost of the PIP to BD or alter the allocation of the benefits under the PIP as between the Eligible Employees. No such amendment, however, may increase the amount of an award to a senior executive that is intended to qualify as qualified performance-based compensation.
          New PIP Benefits. Future grants of Awards that may be made to Eligible Employees are subject to the discretion of the Performance Incentive Committee and the Compensation Committee, as described above, and, therefore, are not determinable at this time.
          The following table reflects the Awards that were granted under the PIP for fiscal 2009.

Name and Position	Award
Edward J. Ludwig, Chairman and Chief Executive Officer	$1,500,000
David V. Elkins, Executive Vice President and Chief Financial Officer	350,000
John R. Considine, Vice Chairman	600,000
Vincent A. Forlenza, President	625,000
William A. Kozy, Executive Vice President	470,000
All executive officers as a group	5,200,000
BD employees other than executive officers, as a group	80,800,000

          The following table reflects the Award targets that have been established with respect to Awards to be granted under the PIP for fiscal 2010.

Name and Position (1)	% of Base Salary
Edward J. Ludwig, Chairman and Chief Executive Officer	120%
David V. Elkins, Executive Vice President and Chief Financial Officer	70%
Vincent A. Forlenza, President	85%
William A. Kozy, Executive Vice President	70%
All executive officers as a group	45-120%
BD employees other than executive officers, as a group	10%-45%

(1)	John R. Considine retired from BD, effective December 18, 2009.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.
Proposal 6.                               SHAREHOLDER PROPOSAL ON MAJORITY VOTING
          Mr. Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, owner of 35.413909 shares of BD common stock, has informed BD that he plans to introduce the following proposal at the meeting:
RESOLUTION
          That the shareholders of BECTON, DICKINSON AND COMPANY, request its Board of Directors to adopt a amendment to our company bylaws, specifying that the election of our directors shall be decided by a majority of the votes cast, with a plurality vote standard to be used in those director elections where the number of nominees exceeds the number of directors to be elected.
STATEMENT
          It is noted that the Securities and Exchange Commission has stated there is a substantive distinction between a bylaw and a policy and, this proposal seeks a specific bylaw provision.
          In order to provide shareholders a meaningful role in director elections, our company’s director election vote standard should be changed to a majority-vote standard. A majority-vote standard would require that a nominee receive a majority of the votes cast in order to be elected to our board.
          This standard is particularly well-suited for the vast majority of director elections in which only board of directors nominated candidates are on the ballot. This standard in board elections could establish a challenging vote standard for board nominees and improve the performance of the individuals as well as the entire board. Currently, director nominees could be elected, or re-elected, with only a plurality and the proponent of this proposal believes that a majority vote requirement would create a greater demand for improved performance and accountability.
          The Council of Institutional Investors www.cii.org, whose members had $3,000,000,000,000 invested, recommended adoption of this topic. The Council sent letters asking the 1,500 largest U.S. corporations to comply with the Council’s policy and adopt this topic. Leading proxy advisory firms also recommended voting in favor of this proposed topic.
          If you agree, please join me in voting FOR this proposal. Thank you.
* * *

BOARD OF DIRECTORS’ RESPONSE
The Board of Directors recommends a vote AGAINST Proposal 6 for the following reasons:
          The Board has been following this issue and recognizes that majority voting in director elections continues to receive considerable attention and has been the subject of significant public debate. While a number of companies have adopted this standard in uncontested director elections, the Board believes it would not be in the best interests of BD or its shareholders at this time to amend BD’s By-Laws to provide for the election of directors in uncontested director elections by a majority of votes cast. The issues raised by majority voting are significant and would introduce risks into BD’s effective corporate governance structure while not necessarily improving the Board’s performance or its accountability to BD’s shareholders, as suggested by the proponent. In the Board’s view, before this standard can be further considered, these issues need to be more fully addressed and clarified.
          In addition, it would be imprudent to consider moving to a majority vote standard without having fully assessed the impact of the New York Stock Exchange’s (“NYSE”) recently-adopted broker discretionary voting rule, which will prohibit brokers from voting shareholder customers’ shares in a director election when the shareholder customers have provided no direction to the broker. Since this will be the first election cycle in which this new NYSE rule will be in effect, it is difficult to predict the consequences for companies that have adopted a majority vote standard for uncontested director elections, although it is expected that the likely result will be a reduction in the total number of shares voted for directors. By posing the risk of significantly reducing the number of votes cast, this new NYSE rule may allow a minority of shares or a single-issue activist to defeat the election of a director or group of directors, resulting in an outcome that may be unfair to the majority of shareholders or inconsistent with BD’s long-term goals.
          The Board believes that BD’s current plurality vote standard, coupled with its resignation policy for a director who receives a majority “withhold” vote (the “Director Resignation Policy”), which is contained in BD’s Corporate Governance Principles (which are located at www.bd.com/investors/corporate_governance/), continues to promote the best interests of BD’s shareholders and effectively addresses the concerns expressed in this proposal. Like many other public companies, BD uses the plurality vote standard to elect directors. Under this standard, which is authorized under New Jersey law, nominees who receive the most affirmative votes are elected to the Board. Plurality voting ensures that all open positions are filled at each election. Under majority voting, a “failed election” may occur in an uncontested election where a board nominee does not receive a majority of the votes cast. As a result, the Board could be faced with a potentially large number of vacancies at one time. In addition to losing experienced and knowledgeable directors, such a result could adversely affect BD’s ability to comply with applicable NYSE or Securities and Exchange Commission (“SEC”) requirements regarding the number of independent directors and financial experts.
          In contrast, BD’s current plurality vote standard and corporate governance structure, under which shareholders may express dissatisfaction with the Board by withholding votes for certain directors or by proposing nominees to the Board, accomplishes the primary objective of this proposal, and allows BD to maintain a stable Board of experienced and knowledgeable directors while evaluating an appropriate response to shareholder dissatisfaction. Consideration of all relevant factors on a case-by-case basis pursuant to the Director Resignation Policy, rather than the uncertainty that could result from the implementation of a majority vote standard, gives the Board flexibility and enables it to avoid such undesirable and disruptive governance consequences. Pursuant to the Director Resignation Policy, any director nominee in an uncontested election who receives a greater number of votes “withheld” than votes “for” his or her election shall offer to submit his or her resignation from the Board, and the Corporate Governance and Nominating Committee will consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.
          Implementation of this proposal also could significantly increase the influence of special interest shareholder groups whose interests and agendas may differ from those of BD’s shareholders generally. It could enable such shareholder groups to promote “vote no” campaigns against one or more of the Board’s director nominees, forcing BD to incur additional solicitation costs (in terms of both financial expense and management and Board focus) for routine elections, which, in the Board’s view, is not the best utilization of BD’s resources. Further, a “vote no” campaign would need to mobilize only a minority of BD’s shareholders to achieve “against” votes from a majority of the votes cast. Consequently, a minority of BD’s shares outstanding effectively could act to defeat a director’s election. The Board believes that such factors do not reinforce a longer-term focus among directors that is in the best interests of BD’s shareholders.
          The proponent also suggests this proposal is necessary to make the directors more accountable to BD’s shareholders. The Board is committed to accountability to BD’s shareholders and believes the current plurality vote system maintains such accountability, as is evidenced by the rigorous process by which the Corporate Governance and Nominating Committee identifies and recommends director nominees to the Board (which includes affording shareholders an opportunity to suggest candidates), and BD’s strong corporate governance practices are calculated to increase the transparency and accountability of BD’s leadership to its shareholders. These include:

•	The designation of a Lead Director;

•	Evaluations of the Chief Executive Officer and the Board;

•	Conflicts of interest and ethics compliance;

•	The expiration without renewal or replacement of BD’s shareholder rights plan (“poison pill”);

•	The Director Resignation Policy; and

•	Approval by the shareholders at the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) of a Board proposal to amend BD’s Restated Certificate of Incorporation whereby all directors standing for election from and after the 2009 Annual Meeting would be elected to one-year terms.
          The Board is fully committed to strong corporate governance and it is the Board’s fiduciary duty to act in the best interests of BD’s shareholders. However, in the Board’s view, this proposal would not necessarily enhance the ability of shareholders to impact the outcome of director elections, nor would it influence director accountability. The Board therefore does not believe that this proposal is in the best interests of BD or its shareholders at this time.
          The Board will continue to follow the debate about majority voting and monitor developments, and, if appropriate and in the best interests of BD’s shareholders, will take further action to maintain its commitment to high standards of corporate governance. At the present time, however, the Board believes it would be unwise to alter its plurality-based director election process, which the Board believes has served BD well to date, until the concerns about majority voting have been more fully addressed, thereby allowing a more balanced assessment of this standard.
          ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 6.
Proposal 7.                               SHAREHOLDER PROPOSAL ON CUMULATIVE VOTING
          Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, DC 20037, owner of 800 shares of BD common stock, has informed BD that she plans to introduce the following proposal at the meeting:
          RESOLVED: “That the stockholders of Becton Dickinson, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”
          REASONS: “Many states have mandatory cumulative voting, so do National Banks.”
          “In addition, many corporations have adopted cumulative voting.”
          “Last year the owners of 80,170,748 shares, representing approximately 43.1% of shares voting, voted FOR this proposal.”
          “If you AGREE, please mark your proxy FOR this resolution.”
* * *
BOARD OF DIRECTORS’ RESPONSE
The Board of Directors recommends a vote AGAINST Proposal 7 for the following reasons:
          This proposal has been submitted at the past 13 annual meetings and has been rejected by our shareholders each time.
          The Board, like most S&P 500 companies, continues to believe that directors should be elected through a system that assures that directors will represent the interests of all shareholders, not just those of particular groups. Cumulative voting could enable individual shareholders or groups of shareholders with less than a majority of the shares to pool their votes to elect directors concerned with advancing the positions of the group responsible for their election, rather than the positions that are in the best interests of BD and of all of our shareholders. In addition, the support by directors of the special interests of the constituencies that elected them could create partisanship and divisiveness among Board members and impair the Board’s ability to operate effectively as a governing body, to the detriment of all BD shareholders. For these reasons, cumulative voting also may interfere with the Corporate Governance and Nominating Committee’s ongoing efforts to develop and maintain a Board possessing the wide range of skills, characteristics and experience, and a team-oriented ethic, necessary to best serve all shareholders’ interests.
          The Board believes that BD’s current system of electing directors, with each share entitled to one vote for each nominee, will continue to work successfully in the future, as it has in the past. The Board consists predominantly of independent, non-management directors, and the Board committee responsible for identifying and recommending qualified individuals for director consists solely of independent, non-management directors. This ensures that the Board will continue to exercise independent judgment and remain accountable to all BD shareholders, rather than to a particular group.
          The Board also believes that cumulative voting is unnecessary in light of BD’s strong corporate governance practices that help ensure that the Board will maintain an independent perspective. BD’s Corporate Governance Principles demonstrate the many ways in which the Board and BD are responsive and accountable to all of BD’s shareholders on an ongoing basis. These provisions cover a wide array of subject areas, including: the designation of a Lead Director; evaluations of the Chief Executive Officer and the Board; procedures to address situations where director nominees fail to receive a majority affirmative vote in an uncontested election; conflicts of interest and ethics compliance; the expiration without renewal or replacement of BD’s shareholder rights plan (“poison pill”); and certain disclosure practices. In addition, at the 2009 Annual Meeting, the shareholders approved an amendment to BD’s Restated Certificate of Incorporation, pursuant to which all directors standing for election from and after the 2009 Annual Meeting would be elected to one-year terms.
          ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 7.
SHAREHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2011 ANNUAL MEETING
          Any proposal that a shareholder wishes to submit for inclusion in BD’s proxy materials for the 2011 Annual Meeting pursuant to SEC Rule 14a-8 must be received by BD not later than August 24, 2010. Notice of any other proposal or director nomination that a shareholder wishes to propose for consideration at the 2011 Annual Meeting pursuant to BD’s By-Laws must be delivered to BD not earlier than October 5, 2010, and not later than November 4, 2010. Such other proposal or director nomination also must satisfy the information and other requirements specified in BD’s By-Laws, which are available on BD’s website at www.bd.com/investors/corporate_governance/. Any shareholder proposal or director nomination submitted to BD in connection with the 2011 Annual Meeting should be addressed to: Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

APPENDIX A
PROPOSED AMENDMENT TO BD’S BY-LAWS
C. SPECIAL MEETINGS. (a) Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board or by the Chief Executive Officer or by the President, and shall be called by the Chairman of the Board or by the Chief Executive Officer or by the President upon written request of a majority of the Directors then in office, which request shall state the time, place and purpose of the meeting. Subject to the other provisions of this Section 2.C, a special meeting of shareholders shall be called by the Secretary at the written request (a “Special Meeting Request”) of holders of record of at least 25% of the voting power of the outstanding capital stock of the Company entitled to vote on the matter or matters to be brought before the proposed special meeting. Such Special Meeting Request must be made in proper written form as specified in subsection (b) of this Section 2.C. This Section 2.C is the exclusive means by which a shareholder may nominate persons for election to the Board of Directors and/or present other business at a special meeting of shareholders.
          (b) A Special Meeting Request to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company, and shall be signed by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting. To be in proper written form, a Special Meeting Request must set forth (i) all the information required under subsection (c)(i) and/or (ii) of Article II, Section 2.D of these By-Laws, as applicable, with respect to the nominations or other business proposed to be brought before such special meeting; (ii) all of the information required to be set forth in a shareholder’s notice under subsections (c)(iii) through (ix) of Article II, Section 2.D of these By-Laws with respect to each shareholder requesting such meeting; (iii) all information relating to each such shareholder that would be required to be disclosed in connection with the shareholder’s solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), and all information, whether or not relating to such shareholder, that would otherwise be required in connection with the shareholder’s solicitation of proxies with respect to the matters proposed to be acted upon at the meeting, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (iv) an acknowledgment by such shareholder that any disposition of shares of common stock of the Company held of record by such shareholder as of the date of delivery of the Special Meeting Request and prior to the record date for the special meeting of shareholders requested by such shareholder shall constitute a revocation of such request with respect to such shares.
          (c) The Secretary shall (as promptly as practicable but in no event more than ten days following delivery of a Special Meeting Request that complies with subsection (b) of this Section 2.C) determine whether the request has been made by shareholders owning and holding, in the aggregate, the number of shares necessary to request a special meeting pursuant to this Section 2.C. Upon the Secretary’s finding that holders of the requisite number of shares have made the request, the Board shall determine (as promptly as practicable but in no event more than ten days following the date of the Secretary’s finding), with the advice of counsel, whether the request is valid under the criteria set forth in subsection (d) of this Section 2.C, and if the request is determined to be valid shall proceed to fix a date, time and place for the meeting, which date shall be not more than 90 days after the receipt of the Special Meeting Request. Subject to the preceding sentence, in fixing a date and time for a special meeting pursuant to a Special Meeting Request, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting, and nothing herein will limit the power of the Board of Directors or the chair appointed for any annual or special meeting in respect of the conduct of any such meeting.
          (d) Notwithstanding the foregoing provisions of this Section 2.C, a special meeting requested by shareholders shall not be held if: (i) an annual or special meeting of shareholders that included an identical or substantially similar item of business (“Similar Business”) (as determined in good faith by the Board of Directors) was held not more than 120 days before the Special Meeting Request was received by the Secretary; (ii) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within 90 days after the Special Meeting Request is received by the Secretary and the Board of Directors determines in good faith that the business to be conducted at such meeting includes the Similar Business. For purposes of this Section 2.C, the election of directors shall be deemed to be Similar Business with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors; or (iii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law.
          (e) A shareholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary, and if, following such revocation, there are outstanding un-revoked requests from shareholders holding less than the requisite number of shares of common stock entitling such shareholders to request the calling of a special meeting in accordance with this Section 2.C, the Board of Directors may, in its discretion, cancel the special meeting. If none of the shareholders who submitted the Special Meeting Request appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the Company need not present such business for a vote at such special meeting.
          (f) Business conducted at a special meeting requested by shareholders shall be limited to the matters described in the applicable Special Meeting Request and set forth in the applicable notice of meeting, provided that nothing herein shall prohibit the Board of Directors from submitting additional matters to the shareholders at any such special meeting requested by shareholders.

A-1

APPENDIX B
BECTON, DICKINSON AND COMPANY
2004 EMPLOYEE AND DIRECTOR EQUITY-BASED
COMPENSATION PLAN
As amended and restated as of November 24, 2009
     Section 1. Purpose.
     The purpose of the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan is to provide an incentive to employees of the Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees and directors of outstanding ability and to closely align their interests with those of shareholders.
     Section 2. Definition.
     As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
     (b) “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.
     (c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
     (d) “Board” shall mean the board of directors of the Company.
     (e) “Cause” shall mean (i) the willful and continued failure of a Participant to perform substantially the Participant’s duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without the reasonable belief that the Participant’s action or omission was in the best interest of the Company.
     (f) “Change in Control” means
     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Section 2(f)(iii)(A), Section 2(f)(iii)(B) and Section 2(f)(iii)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof;
     (ii) individuals who, as of the day after the effective time of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such time whose election, or nomination for election as a director by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board;
     (iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or subsequently all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
     (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     (g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (h) “Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board.
     (i) “Company” shall mean Becton, Dickinson and Company.
     (j) “Disability” shall mean a Participant’s disability as determined in accordance with a disability insurance program maintained by the Company.
     (j) “409A Disability” shall mean a Disability that qualifies as a total disability as defined below and determined in a manner consistent with Code Section 409A and the regulations thereunder:
     The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
     A Participant will be deemed to have suffered a 409A Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a 409A Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company, provided that the definition of disability applied under such disability insurance program complies with the requirements of Code Section 409A and the regulations thereunder.
     (k) “Earnings Per Share” shall mean earnings per share calculated in accordance with U.S. Generally Accepted Accounting Principles.
     (l) “Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 for that taxable year.
     (m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
     (n) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.
     (o) “Market Share” shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.
     (p) “Net Income” shall mean net income calculated in accordance with U.S. Generally Accepted Accounting Principles.
     (q) “Net Revenue Per Employee” in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.
     (r) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

     (s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
     (t) “Other Stock-Based Award” shall mean any right granted under Section 9.
     (u) “Participant” shall mean an individual granted an Award under the Plan.
     (v) “Performance Unit” shall mean any right granted under Section 8.
     (w) “Restricted Stock” shall mean any Share granted under Section 7.
     (x) “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.
     (y) “Retirement” shall mean a Separation from Service after attainment of retirement as specified in the applicable terms of an Award.
     (z) “Return On Common Equity” for a period shall mean net income less preferred stock dividends divided by total shareholders’ equity, less amounts, if any, attributable to preferred stock.
     (aa) “Return on Invested Capital” for a period shall mean earnings before interest, taxes, depreciation and amortization divided by the difference of total assets less non-interest bearing current liabilities.
     (bb) “Return On Net Assets” for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.
     (cc) “Revenue Growth” shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.
     (dd) “Plan” shall mean this Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan.
     (ee) “Separation from Service” shall mean a termination of employment or other separation from service from the Company, as described in Code Section 409A and the regulations thereunder, including, but not limited to a termination by reason of Retirement or involuntary termination without Cause, but excluding any such termination where there is a simultaneous re-employment by the Company.
     (ff) “Shares” shall mean shares of the common stock of the Company, $1.00 par value.
     (gg) “Specified Employee” shall mean a Participant who is deemed to be a specified employee in accordance with procedures adopted by the Company that reflect the requirements of Code Section 409A(2)(B)(i) and the guidance thereunder.
     (hh) “Stock Appreciation Right” shall mean a right to receive a payment, in cash and/or Shares, as determined by the Committee, equal in value to the excess of the Fair Market Value of a Share at the time the Stock Appreciation Right is exercised over the exercise price of the Stock Appreciation Right.

     (ii) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
     (jj) “Total Shareholder Return” shall mean the sum of the appreciation in the Company’s stock price and dividends paid on the common stock of the Company over a given period of time.
     Section 3. Eligibility.
     (a) Any individual who is employed by (including any officer), or who serves as a member of the board of directors of, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.
     (b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.
     (c) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.
     Section 4. Administration.
     (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum.
     (b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, the Plan will be interpreted and administered by the Committee in a manner that is consistent with the requirements of Code Section 409A to allow for tax deferral thereunder, and the Committee shall take no action hereunder that would result in a violation of Code Section 409A.
     (c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.
     Section 5. Shares Available For Awards.
     (a) The number of Shares available for issuance under the Plan is 26,800,000 shares, subject to adjustment as provided below. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), (i) no Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year that relate to more than 250,000 Shares, (ii) the maximum number of Shares with respect to which unrestricted Awards (either as to vesting, performance or otherwise) may be made to employees under the Plan is 450,000 Shares, and (iii) the maximum number of Shares that may be issued with respect to any Awards granted on or after February 2, 2010 that are not Awards of Options or Stock Appreciation Rights shall be 4,840,000.
     (b) If, after the effective date of the Plan, any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan, except as otherwise provided in Section 5(f).
     (c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing, this Section 5(c) will not apply to any such surrender or withholding of Shares occurring on or after November 21, 2006.
     (d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
     (e) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is required in order to preserve the value of issued and outstanding Awards and to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
     (f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.
     (g) Upon the exercise of any Stock Appreciation Rights, the greater of (i) the number of shares subject to the Stock Appreciation Rights so exercised, and (ii) the number of Shares, if any, that are issued in connection with such exercise, shall be deducted from the number of Shares available for issuance under the Plan.
     Section 6. Options and Stock Appreciation Rights.
     The Committee is hereby authorized to grant Options and Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
     (a) The exercise price per Share under an Option or Stock Appreciation Right shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right. The exercise price of a Substitute Award may be less than the Fair Market Value of a Share on the date of grant to the extent necessary for the value of Substitute Award to be substantially equivalent to the value of the award with respect to which the Substitute Award is issued, as determined by the Committee.
     (b) The term of each Option and Stock Appreciation Right shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.
     (c) The Committee shall determine the time or times at which an Option or Stock Appreciation Right may be exercised in whole or in part, and, with respect to Options, the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
     (d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.
     (e) Section 10 sets forth certain additional provisions that shall apply to Options and Stock Appreciation Rights.
     Section 7. Restricted Stock And Restricted Stock Units.
     (a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.
     (b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, that if the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units to an

employee of the Company relate exclusively to the passage of time and continued employment, such time period shall consist of not less than thirty-six (36) months. In the event the vesting of any Award of Restricted Stock is subject to the achievement of performance goals, the performance period relating to such Award shall be at least twelve (12) months. Any Award of Restricted Stock Units for which vesting is conditioned upon the achievement of performance goals shall be considered an award of Performance Units under Section 8.
     (c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
     (d) Upon a Participant’s (i) Separation from Service on account of Retirement, death, Disability or involuntary termination without Cause, any and all remaining restrictions with respect to Shares of Restricted Stock granted to the Participant shall lapse, and (ii) voluntary termination or involuntary termination with Cause, all Shares of Restricted Stock held by the Participant shall be forfeited as of the date of termination.
     (e) Notwithstanding anything contained herein to the contrary, upon a Participant’s:
     (i) Separation from Service on account of Retirement, involuntary termination without Cause, or Disability any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter (or at such later distribution date as may be set by the Committee at the time of the Award or in any amendment thereto), except that, for amounts subject to Code Section 409A, in the case of a Participant who is a Specified Employee, the payment of such amounts that are made on account of the Specified Employee’s Separation from Service shall not be made prior to the earlier of (A) the first day of the seventh month following the Participant’s Separation from Service (without regard to whether the Participant is reemployed on that date) or (B) death;
     (ii) death, any and all remaining restrictions with respect to Restricted Stock Units granted to the Participant shall lapse and the Participant’s beneficiary shall receive any amounts otherwise payable with respect to such Restricted Stock Units as soon as administratively practicable thereafter; and
     (iii) voluntary termination or involuntary termination with Cause, all Restricted Stock Units held by the Participant shall be forfeited as of the date of termination.
     Section 8. Performance Units.
     (a) The Committee is hereby authorized to grant Performance Units to Participants.
     (b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee; provided, that the performance period relating to any Award of Performance Units shall be at least twelve (12) months.
     (c) Notwithstanding anything contained herein to the contrary, upon a Participant’s:
     (i) Separation from Service on account of Retirement or involuntary termination without Cause prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a pro-rata portion of any amounts otherwise payable with respect to, or a pro-rata right to exercise, the Performance Unit;
     (ii) death or 409A Disability prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant or the Participant’s beneficiary shall receive upon such event a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion;
     (iii) Separation from Service on account of Disability (other than a 409A Disability) prior to the expiration for any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive, following the expiration of such performance period, a partial payment with respect to, or a partial right to exercise, such Performance Unit as determined by the Committee in its discretion; and
     (iv) voluntary termination or involuntary termination with Cause, all Performance Units held by the Participant shall be canceled as of the date of termination.
     Section 9. Other Stock-Based Awards.
     The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan (provided that no rights to dividends and dividend equivalents shall be granted in tandem with an Award of Options or Stock Appreciation Rights). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. Additional terms applicable to certain Other Stock-Based Awards are set forth in Section 10. To the extent that any Other Stock-Based Awards granted by the Committee are subject to Code Section 409A as nonqualified deferred compensation, such Other Stock-Based Awards shall be subject to terms and conditions that comply with the requirements of Code Section 409A to avoid adverse tax consequences under Code Section 409A.

     Section 10. Effect Of Termination On Certain Awards.
     Except as otherwise provided by the Committee at the time an Option or Stock Appreciation Right is granted or in any amendment thereto, if a Participant ceases to be employed by, or serve as a non-employee director of, the Company or any Affiliate, then:
     (a) if termination is for Cause, all Options and Stock Appreciation Rights held by the Participant shall be canceled as of the date of termination;
     (b) if termination is voluntary or involuntary without Cause, the Participant may exercise each Option or Stock Appreciation Right held by the Participant within three months after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within three months after such termination, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise by reason of the Participant’s death, at any time within a period of one year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination;
     (c) if termination is (i) by reason of Retirement (or alternatively, in the case of a non-employee director, at a time when the Participant has served for five full years or more and has attained the age of sixty), or (ii) by reason of a Disability, each Option or Stock Appreciation Right held by the Participant shall, at the date or Retirement or Disability, become exercisable to the extent of the total number of shares subject to the Option or Stock Appreciation Right, irrespective of the extent to which such Award would otherwise have been exercisable pursuant to the terms of the Award at the date of Retirement or Disability, and shall otherwise remain in full force and effect in accordance with its terms;
     (d) if termination is by reason of the death of the Participant, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise such Award by reason of the Participant’s death, to the extent of the total number of shares subject to the Award, irrespective of the extent to which such Award would have otherwise been exercisable pursuant to the terms of the Award at the date of death, and such Award shall otherwise remain in full force and effect in accordance with its terms.
     Section 11. General Provisions Applicable To Awards.
     (a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
     (b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
     (c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments. Notwithstanding the foregoing, in no event shall the Company extend any loan to any Participant in connection with the exercise of an Award; provided, however, that nothing contained herein shall prohibit the Company from maintaining or establishing any broker-assisted cashless exercise program.
     (d) Unless the Committee shall otherwise determine, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. In no event may an Award be transferred by a Participant for value. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
     (e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (f) Every Award (other than an Option or Stock Appreciation Right) to a member of the Executive Group shall, if the Committee intends that such Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee (vii) Market Share, (viii) Return on Invested Capital, or (ix) Net Income. For any Award subject to any such pre-established formula, no more than 150,000 Shares can be paid in satisfaction of such Award to any Participant, subject to adjustment as provided in Section 5(e). Notwithstanding any provision of this Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 11(f) applies upon attainment of such pre-established formula.
     (g) Unless specifically provided to the contrary in any Award Agreement, upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse. Notwithstanding the foregoing, any Awards that are otherwise subject to Code Section 409A shall not be distributed or payable upon a Change in Control unless the Change in Control otherwise meets the requirements for a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A and the regulations and other guidance promulgated thereunder; instead such Awards shall be distributed or payable in accordance with the Award’s applicable terms.
     (h) Non-employee Directors of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the

1996 Directors’ Deferral Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.
     (i) Employees of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the Deferred Compensation and Retirement Benefit Restoration Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.
     Section 12. Amendments And Termination.
     (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (A) if the effect thereof is to increase the number of Shares available for issuance under the Plan or to expand the class of persons eligible to participate in the Plan or (B) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. In all events, no termination or amendment shall be made in a manner that is inconsistent with the requirements under Code Section 409A to allow for tax deferral.
     (b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price, grant price or purchase price of any Award established at the time of grant thereof and provided further, that the Committee’s authority under this Section 12(b) is limited in the case of Awards subject to Section 11(f), as set forth in Section 11(f) and provided further, that the Committee may not act under this Section 12(b) in a way that is inconsistent with the requirements under Code Section 409A to allow for tax deferral. In no event shall an outstanding Option or Stock Appreciation Right be cancelled and replaced with a new Option or Stock Appreciation Right with a lower exercise price, without approval of the Company’s shareholders, except as provided in Section 5(e).
     (c) Except as noted in Section 11(f), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, in connection with a Business Combination, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.
     (e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect or to otherwise comply with the requirements of Code Section 409A so as to avoid adverse tax consequences under Code Section 409A.
     Section 13. Miscellaneous.
     (a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
     (b) The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any delegation to management shall conform with the requirements of the corporate law of New Jersey and with the requirements, if any, of the New York Stock Exchange, in either case as in effect from time to time.
     (c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
     (d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
     (e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.
     (f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
     (g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
     (h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     Section 14. Effective Date Of Plan.
     The Plan shall be effective as of the date of its approval by the stockholders of the Company.
     Section 15. Term Of The Plan.
     No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

DIRECTIONS TO
THE HILTON SHORT HILLS
FROM MANHATTAN
Lincoln or Holland Tunnel to NJ Tpk to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *
FROM BROOKLYN
Take Rte. 278/Belt Pkwy West to Verrazano Narrows Bridge. Continue to the Goethals Bridge to the NJ Tpk. North. Take Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *
FROM NEWARK AIRPORT
Take Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *
FROM THE NJ TURNPIKE
Take to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *
FROM NORTH EASTERN
LONG ISLAND
Take Throgs Neck or Whitestone Bridge off the Cross Island Pkwy. After toll, take GW Bridge to Rte. 80 West to the Garden State Pkwy South, to Exit 142 to Rte. 78 West. OR Take GW Bridge to the NJ Tpk South to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *
FROM TAPPAN ZEE BRIDGE
Follow signs to NY Thruway; continue to Garden State Pkwy South. Take Exit 142 to Rte. 78 West. Continue to Exit 48, Rte. 24 West. Take Exit 7C...* *
FROM THE GARDEN STATE PARKWAY SOUTHBOUND
Take Exit 142 to Rte. 78 West, Continue to Exit 48, Rte. 24 West. Take Exit 7C...* *
FROM THE GARDEN STATE PARKWAY NORTHBOUND
Take Exit 142 to Rte. 78 West. Take first Exit, marked “Hillside/Rte. 78 West”. Take Rte. 78 West and continue to Exit 48, Rte. 24 West. Take Exit 7C...* *
* * FROM EXIT 7C, JFK PARKWAY, LIVINGSTON/CALDWELL -
THE MALL AT SHORT HILLS WILL BE ON YOUR RIGHT. MAKE A LEFT AT THE SECOND TRAFFIC LIGHT THEN MAKE AN IMMEDIATE LEFT INTO HOTEL DRIVEWAY.
FROM ROUTE 287 SOUTHBOUND
Take Exit 37, Rte. 24 East; continue to Exit 7, “Summit/Livingston” and follow signs for JFK Parkway and Mall at Short Hills; make a left at second traffic light, then make an immediate left into the Hotel driveway.
FROM ROUTE 280 WESTBOUND
Take Exit 5A, “Livingston Avenue/Roseland”. Continue on Livingston Avenue approx. 4 miles through Livingston; cross South Orange Avenue, name will change to JFK Parkway. Continue on JFK Parkway; Hotel is approx. 1.5 miles down on right, opposite Mall at Short Hills.

BD

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Electronic Voting Instructions

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

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1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Henry P. Becton, Jr.	☐	☐	02 - Edward F. DeGraan	☐	☐	03 - Claire M. Fraser-Liggett	☐	☐
04 - Edward J. Ludwig	☐	☐	05 - Adel A.F. Mahmoud	☐	☐	06 - James F. Orr	☐	☐
07 - Willard J. Overlock, Jr.	☐	☐	08 - Bertram L. Scott	☐	☐			

	For	Against	Abstain		For	Against	Abstain
2. Ratification of selection of independent registered public accounting firm.	☐	☐	☐	3. Approval of a By-Law amendment regarding special shareholder meetings.	☐	☐	☐
4. Approval of an amendment to the 2004 Employee and Director Equity- Based Compensation Plan.	☐	☐	☐	5. Approval of material terms of performance goals.	☐	☐	☐
6. Majority Voting.	☐	☐	☐	7. Cumulative voting.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. (for record holders only.) ☐

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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<STOCK#> 01482A

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Voting instructions submitted by GSIP participants must be received by 12:00 p.m., EST, on January 28, 2010. Voting instructions submitted by all other BD plan participants must be received by 12:00 p.m., EST, on January 29, 2010. All proxies submitted must be received by 11:00 a.m., EST, on February 2, 2010. Vote by Internet Log on to the Internet and go to www.investorvote.com/BDX Follow the steps outlined on the secured website. Vote by telephone Within the USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call. Outside the USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply. Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas Annual Meeting Proxy Card YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Proposals The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposals 6 and 7 Election of Directors: For Withhold For Withhold For Withhold 01 — Henry P. Becton, Jr. 04 — Edward J. Ludwig 02 — Edward F. DeGraan 03 - Claire M. Fraser-Liggett 1. Election of Directors: For Withhold For Withhold For Withhold 6. Majority Voting. 7. Cumulative voting. 07 — Willard J. Overlock, Jr. 05 — Adel A.F. Mahmoud 06 - James F. Orr 08 — Bertram L. Scott Non-Voting Items A Proposals The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposals 6 and 7. For Against Abstain 2. Ratification of selection of independent registered public accounting firm. 4. Amendment to the 2004 Employee and Director Equity- Based Compensation Plan. For Against Abstain 3. Approval of an amendment to BD’s By-Laws to permit holders of at least 25% of the voting power of the outstanding voting securities to call a special meeting of shareholders. 5. Approval of material terms of performance goals. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures This section must be completed for your vote to be counted. Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian, or other representative capacity, please give full title. Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box.

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting on February 2, 2010 The undersigned hereby appoints Edward J. Ludwig, David V. Elkins, Jeffrey S. Sherman and Dean J. Paranicas, and any of them, with full power of substitution, proxies to attend the Annual Meeting of Shareholders of the Company to be held at 1:00 p.m. EST on Tuesday, February 2, 2010 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey, and any adjournment thereof, and to vote all shares of the common stock of the Company which the undersigned is entitled to vote upon each of the matters referred to in this proxy and, in their discretion, upon such other matters as may properly come before the meeting. This card constitutes voting instructions to the respective trustees for any shares of common stock allocated to the undersigned under the Company’s 1996 Directors’ Deferral Plan (“DDP”), the Company’s Deferred Compensation and Retirement Benefit Restoration Plan (“DCP”), The Med-Safe Systems, Inc. Savings Incentive Plan (the “Med-Safe Plan”) and, when so provided, under the Company’s Global Share Investment Program (“GSIP”), and also constitutes voting instructions to the trustees for a proportionate number of shares of common stock in the DDP, DCP, the Med-Safe Plan and GSIP for which voting instructions have not been received. This card also constitutes voting instructions to the trustee for any shares of common stock allocated to the undersigned under the Company’s Savings Incentive Plan (“SIP”). Shares for which no voting instructions have been received by the SIP trustee will be voted in the same proportion as those for which timely instructions have been received. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If you do not vote by telephone or over the internet, please sign and return this card using the enclosed envelope. (Items to be voted appear on reverse side.) Proxy / Voting Instruction Card BECTON, DICKINSON AND COMPANY Dear Shareholder: Becton, Dickinson and Company (BD) encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. If you choose to vote your shares by telephone or through the Internet, there is no need to mail back your proxy/voting instruction card. To vote your shares electronically, please have this voting form in hand and follow the instructions outlined on the reverse side. Your telephone or internet vote authorizes the proxies named on the below proxy/voting instruction card in the same manner as if you marked, signed, dated and returned the proxy/voting instruction card. Again, if you choose to vote telephonically or through the Internet, there is no need to mail back your proxy/voting instruction card. Your vote is important. Thank you for voting. IF YOU DO NOT VOTE VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Dean J. Paranicas
Vice President, Corporate Secretary and Public Policy
One Becton Drive
Franklin Lakes, NJ 07417
(201) 847-7102 (telephone)
(201) 847-5305 (fax)
dean_j_paranicas@bd.com
December 23, 2009
VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Becton, Dickinson and Company File No. 1-4802 Definitive proxy materials
Ladies and Gentlemen:
     Pursuant to Rule 14a-6(d), definitive copies of the Chairman’s letter, notice of meeting, proxy statement and form of proxy to be sent to shareholders of Becton, Dickinson and Company (“BD”) in connection with its 2010 Annual Meeting are being electronically transmitted herewith. BD intends to commence the distribution of its definitive proxy materials on or about December 23, 2009.
     Proposal 4 in the proxy statement relates to an amendment to our existing equity plan that would increase the number of shares available for issuance under the plan. If this amendment is approved by BD’s shareholders, we intend to register these additional shares under the Securities Act of 1933 as soon as practicable.
Sincerely,
/s/ Dean J. Paranicas
Dean J. Paranicas
Vice President, Corporate Secretary and Public Policy
Becton, Dickinson and Company